UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RALPH LAUREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2016 Annual Meeting Of Stockholders

Purpose of the Meeting

The 2016 Annual Meeting of Stockholders of Ralph Lauren Corporation, a Delaware corporation, will be held at the St. Regis Hotel, 20th Floor, 2 East 55th Street, New York, New York, on Thursday, August 11, 2016, at 9:30 a.m., local time, for the following purposes:

1.	To elect eleven directors to serve until the 2017 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 1, 2017;

3.	To approve, on an advisory basis, the compensation of our named executive officers and our compensation philosophy, policies and practices as described herein;

4.

To (i) approve an amendment and restatement of our 2010 Long-Term Stock Incentive Plan, as amended (the “2010 Stock Incentive Plan”), to increase the maximum number of shares of the Company’s Class A Common Stock available for award grants under the 2010 Stock Incentive Plan from 6,062,518 shares to 6,972,518 shares and (ii) re-approve the material terms of the performance goals under the 2010 Stock Incentive Plan to extend the five-year period for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

5.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are described more fully in the accompanying Proxy Statement. Only holders of record of the Company’s Class A and/or Class B Common Stock at the close of business on June 13, 2016 are entitled to notice of, and to vote at, the 2016 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Notice Regarding the Availability of Proxy Materials

We will be using the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or about June 29, 2016, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended April 2, 2016 and Notice of Annual Meeting are available at: http://investor.ralphlauren.com.

Your Vote is Important

Please vote promptly by signing, dating and returning the enclosed proxy card or voting by telephone or on the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. In the event that a stockholder decides to attend the meeting, it, he or she may, if so desired, revoke the proxy by voting the shares in person at the meeting.

By Order of the Board of Directors,

AVERY S. FISCHER

Corporate Senior Vice President, General Counsel and Secretary

New York, New York

June 29, 2016

PROXY STATEMENT TABLE OF CONTENTS

i

ii

iii

Proxy Statement

for the

Annual Meeting Of Stockholders

General Information Regarding the Annual Meeting of Stockholders and Proxy Materials

This Proxy Statement is furnished to the stockholders of Ralph Lauren Corporation, a Delaware corporation, in connection with the solicitation by its Board of Directors (the “Board”) of proxies for its 2016 Annual Meeting of Stockholders to be held at the St. Regis Hotel, 20th Floor, 2 East 55th Street, New York, New York on Thursday, August 11, 2016, at 9:30 a.m., local time, and at any adjournments or postponements thereof. A proxy delivered pursuant to this solicitation may be revoked by the person executing the proxy at any time before it is voted by giving written notice to our Secretary, by delivering a later dated proxy, or by voting in person at the 2016 Annual Meeting of Stockholders. The address of our principal executive offices is 650 Madison Avenue, New York, New York 10022.

This Proxy Statement, the Annual Report on Form 10-K (“Annual Report on Form 10-K”) for the fiscal year ending April 2, 2016 and the Notice of Annual Meeting will be made available to our stockholders on our website, http://investor.ralphlauren.com, on or about June 29, 2016.

In this Proxy Statement, we refer to Ralph Lauren Corporation as the “Company,” “we” or “us.” Our fiscal year ends on the Saturday closest to March 31. All references to “Fiscal 2020” represent the fiscal year ending March 28, 2020. All references to “Fiscal 2019” represent the fiscal year ending March 30, 2019. All references to “Fiscal 2018” represent the fiscal year ending March 31, 2018. All references to “Fiscal 2017” represent the fiscal year ending April 1, 2017. All references to “Fiscal 2016” represent the fiscal year ended April 2, 2016. All references to “Fiscal 2015” represent the fiscal year ended March 28, 2015. All references to “Fiscal 2014” represent the fiscal year ended March 29, 2014. All references to “Fiscal 2013” represent the fiscal year ended March 30, 2013. All references to “Fiscal 2012” represent the fiscal year ended March 31, 2012.

Questions and Answers About the Annual Meeting and Voting

Why did I receive these proxy materials?

You received these proxy materials because you were a stockholder of the Company on June 13, 2016, the record date for the 2016 Annual Meeting of Stockholders (the “Record Date”). At the 2016 Annual Meeting of Stockholders, stockholders will be asked to vote on several items of business. Since it is not practical or convenient for all stockholders to attend the meeting in person, our Board is seeking your proxy to vote on these matters.

How do I attend the Company’s 2016 Annual Meeting of Stockholders?

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you are a stockholder whose shares are registered in your name, please bring photo identification. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend the meeting, please bring photo identification and a letter from your bank or broker that confirms that you are the beneficial owner of those shares or a copy of your account statement reflecting your ownership as of June 13, 2016.

What is the “Notice and Access” model and why did the Company elect to use it?

We are making the proxy materials available to stockholders on the Internet under the Securities and Exchange Commission’s (“SEC”) Notice and Access model. On or about June 29, 2016, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of mailing a full printed set of the proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on our website, http://investor.ralphlauren.com, on or about June 29, 2016. The Notice of Internet Availability includes instructions for accessing the proxy materials and voting by telephone or on the Internet. You will also find instructions for requesting a full printed set of the proxy materials in the Notice of Internet Availability.

We believe the electronic method of delivery under the Notice of Internet Availability model will decrease postage and printing expenses, expedite delivery of proxy materials to you and reduce our environmental impact, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice of Internet Availability but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice of Internet Availability for requesting such materials.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions for viewing our proxy materials for the 2016 Annual Meeting of Stockholders on the Internet and requesting that we send proxy materials to you by email. The proxy materials are also available on our website at http://investor.ralphlauren.com.

Who is entitled to vote?

Only holders of record of shares of our Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the 2016 Annual Meeting of Stockholders and adjournments or postponements thereof. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the 2016 Annual Meeting of Stockholders.

On June 13, 2016, there were 57,260,482 outstanding shares of Class A Common Stock and 25,881,276 outstanding shares of Class B Common Stock. Except for the election of directors, the Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented for the consideration of our stockholders. The Class A Common Stock is publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “RL;” the Class B Common Stock is owned by Mr. Ralph Lauren and entities owned by, or established for the benefit of, Mr. R. Lauren, or members of his family. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share.

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name”?

If you hold shares of the Company directly in your name with our transfer agent, Computershare, you are a “stockholder of record” or “registered stockholder.” The Notice of Internet Availability has been sent directly to you by the Company or by our representative.

If you own your shares indirectly through a broker, bank or other financial institution, your shares are said to be held in “street name.” Technically, your bank or broker will vote those shares. In this case, the Notice of Internet Availability has been forwarded to you by your broker, bank, other financial institution, or other designated representative. Through this process, your bank or broker collects voting instructions from all of its customers who hold shares of the Company and then submits those votes to us.

What are broker discretionary voting and broker non-votes?

For shares held in “street name,” when a broker or bank does not receive voting instructions from its customers, the question arises whether the broker or bank nonetheless has the discretion to vote those shares.

For routine matters, the NYSE gives brokers and banks the discretion to vote, even if they have not received voting instructions from their customers or the “beneficial owners” of such shares. In this Proxy Statement, only the ratification of our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), (Proposal 2) is a matter considered routine by the NYSE.

For non-routine matters, the NYSE prohibits brokers and banks from casting votes on behalf of the beneficial owners if they have not received voting instructions. When the bank or broker is unable to vote under these rules, it reports the number of unvoted shares to us as “broker non-votes.” In this Proxy Statement, the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the approval of our amended and restated 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”) (Proposal 4) are matters considered non-routine by the NYSE. As a result, on each of these items, if you hold your shares in street name, your shares will be voted only if you give instructions to your bank or broker.

What are my voting options and what vote is needed to pass the proposals included in this Proxy Statement?

Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. You have the right to vote “FOR” or “AGAINST” each of the other proposals, or to “ABSTAIN” from voting. The following table summarizes each proposal, the Board’s recommendation, the affirmative vote required for approval and whether broker discretionary voting is allowed.

Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed
1

Election of Directors:

Three directors (the “Class A Directors”) will be elected by a plurality vote of the shares of Class A Common Stock present in person or by proxy at the 2016 Annual Meeting of Stockholders and eligible to vote.

Eight directors (the “Class B Directors”) will be elected by a plurality vote of the shares of Class B Common Stock present in person or by proxy at the 2016 Annual Meeting of Stockholders and eligible to vote.

		FOR each nominee	Plurality vote	No
2	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for Fiscal 2017.	FOR	Majority of votes cast	Yes
3	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices.	FOR	Majority of votes cast	No
4	Approval of an amendment and restatement of our 2010 Stock Incentive Plan to increase the maximum number of shares of the Company’s Class A Common Stock available for award grants under the 2010 Stock Incentive Plan from 6,062,518 shares to 6,972,518 shares and re-approval of the material terms of the performance goals under the 2010 Stock Incentive Plan to extend the five-year period for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).	FOR	Majority of the votes cast	No

How will broker non-votes and abstentions be counted?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes cast in connection with each proposal. Therefore, broker non-votes and abstentions will not be counted as a vote “FOR” the election of directors in Proposal 1 and will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposals 2, 3 and 4.

(PROPOSAL 1)

ELECTION OF DIRECTORS

Our Third Amended and Restated By-laws provide that our Board may fix the number of directors constituting the entire Board between six and twenty. The Board has currently fixed the number of directors constituting the entire Board at eleven. Our Board is presently divided into two classes, with all directors being elected annually. Pursuant to our Amended and Restated Certificate of Incorporation, the three Class A Directors will be elected by the holders of Class A Common Stock and the eight Class B Directors will be elected by the holders of Class B Common Stock, each to serve until the 2017 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

Eleven of our current directors have been nominated for re-election at the 2016 Annual Meeting of Stockholders. Joel L. Fleishman, Frank A. Bennack, Jr. and Hubert Joly have been nominated for election as Class A Directors. Ralph Lauren, Stefan Larsson, David Lauren, John R. Alchin, Arnold H. Aronson, Joyce F. Brown, Judith A. McHale and Robert C. Wright have been nominated for election as Class B Directors. We know of no reason why any nominee would be unable or unwilling to serve. If any nominee becomes unable or unwilling to serve for any reason, our Board, based on the recommendation of the Nominating & Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees.

OUR BOARD RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2017 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES THAT AUTHORITY IS WITHHELD AS TO ONE OR MORE NOMINEES.

Class A Director Nominees for Election

Frank A. Bennack, Jr.	Age 83

Mr. Bennack has been a director of the Company since January 1998. He is Executive Vice Chairman of The Hearst Corporation (“Hearst”) and served as Hearst’s Chief Executive Officer from 1979 to 2002 and then again from June 2008 to June 2013. Mr. Bennack has been the Chairman of the executive committee and Executive Vice Chairman of the board of directors of Hearst since 2002. He serves on the board of Lincoln Center for the Performing Arts, and is also Chairman of the New York-Presbyterian Hospital and The Paley Center for Media, and a Managing Director of the Metropolitan Opera. He has previously served on the boards of Hearst-Argyle Television, Inc., Wyeth Corporation and JPMorgan Chase & Co. The Board has determined that Mr. Bennack is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Bennack brings to our Board a distinguished career and extensive business experience as Executive Vice Chairman of Hearst, one of the nation’s largest private companies engaged in a broad range of publishing, broadcasting, cable networking and diversified communications activities. His current position as Hearst’s Executive Vice Chairman and previous position as Chief Executive Officer gives him critical insights into the operational issues facing a large corporation and provides our Board with valuable experience in the areas of finance, financial reporting and strategic planning. As a result of his current and past service as a member of the boards of other various public companies and non-profit organizations, he provides our Board with perspective with respect to governance and other important matters that come before our Board. Mr. Bennack has been a member of our Board since 1998, and therefore, his extensive knowledge of our business is a valuable aspect of his service on our Board.

Joel L. Fleishman	Age 82

Mr. Fleishman, a director of the Company since January 1999, has been Professor of Law and Public Policy at the Sanford School of Public Policy at Duke University since 1971 and the Director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions at Duke University since 1991. He is also the Director of the Center for Strategic Philanthropy and Civil Society. He is a founding member of the board of trustees of the Partnership for Public Service, on which he continues to serve, and also serves on the board of The Hunt Institute. Mr. Fleishman also previously served on the boards of Boston Scientific Corporation and the Urban Institute, including serving as Chairman of the Urban Institute’s board of trustees from 2004 to 2014. He continues to serve as a Life Trustee of the Urban Institute.

Experience, Qualifications, Attributes and Skills

Mr. Fleishman brings strong leadership and extensive public policy and legal experience to our Board. He also brings a unique perspective to the Board from his long tenure in the academic world. Mr. Fleishman’s long-standing scholarly work and public service and extensive experience as a professor of law and public policy provides our Board with valuable insight into a variety of legal and ethical issues relevant to us. He also previously served as a board member of Boston Scientific Corporation and, as a result of this service, he has a broad understanding of the operational, financial and strategic issues facing a public company. He has been a member of our Board since 1999 and accordingly, his knowledge of our business is an important aspect of his service on our Board.

Hubert Joly	Age 56

Mr. Joly has been a director of the Company since June 2009. He has served as the President and Chief Executive Officer of Best Buy Co., Inc. (“Best Buy”) since September 2012. Mr. Joly also serves as a member of Best Buy’s board of directors and has been its Chairman since June 2015. Previously, he served as President and Chief Executive Officer of Carlson from 2008 to 2012, after he joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. He also previously served as Executive Vice President, American Assets at Vivendi Universal from 2002 to 2004 and in various other positions at Vivendi Universal since 1999. Mr. Joly is currently a member of the executive committee of the Minnesota Business Partnership, the board of directors of the Retail Industry Leaders Association, and the board of trustees of the Minneapolis Institute of Art. He previously served on the boards of Carlson, The Rezidor Hotel Group, Carlson Wagonlit Travel and the World Travel and Tourism Council. The Board has determined that Mr. Joly is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Joly brings to our Board extensive management and leadership experience obtained through his current roles as Chairman, President and Chief Executive Officer of Best Buy and formerly as President and Chief Executive Officer of Carlson. His current position as President and Chief Executive Officer, as well as Chairman of the board of directors, of Best Buy gives him critical insights into the operational issues facing a large international corporation, as well as unique perspective on issues and opportunities facing a large multi-channel retailer. In his current position at Best Buy and as a former executive at Carlson, Vivendi Universal and Electronic Data Systems, Mr. Joly possesses a deep understanding of international issues affecting us and he provides our Board with valuable insight in the areas of finance, financial reporting and strategic planning.

Class B Director Nominees For Election

Ralph Lauren	Age 76

Mr. Ralph Lauren founded our business in 1967 and, for nearly five decades, has cultivated the iconography of America into a global lifestyle brand. He is currently our Executive Chairman and Chief Creative Officer and has been a director of the Company since prior to our initial public offering in 1997. He had previously been our Chairman and Chief Executive Officer since prior to our initial public offering in 1997 until November 2015. In addition, he was previously a member of our Advisory Board or the Board of Directors of our predecessors since their organization.

Experience, Qualifications, Attributes and Skills

Mr. R. Lauren is an internationally recognized fashion designer. His unique role as our founder and Chief Creative Officer, as well as his experience as our previous Chief Executive Officer, provides our Board with valuable leadership, including in the areas of design, brand management and marketing. Mr. R. Lauren’s contributions to us since the founding of our business have been instrumental in defining our image and direction. As one of the world’s most innovative design leaders and a fashion icon, his career has spanned nearly five decades that have resulted in numerous unique tributes for his role within the fashion industry. He is uniquely qualified to bring strategic insight, experience and in-depth knowledge of our business and the fashion industry to the Board.

Stefan Larsson	Age 41

Mr. Larsson has been our President and Chief Executive Officer and a director of the Company since November 2015. He was the Global President of Old Navy, Inc., a division of The Gap, Inc., from October 2012 to October 2015. Previously, Mr. Larsson held various leadership positions at H&M Hennes & Mauritz AB (“H&M”), serving as Head of Global Sales from 2010 to 2012; Head of Global Expansion from 2009 to 2010; Head of Operations, Global Expansion from 2007 to 2009; and Regional Manager, U.S. West Coast from 2005 to 2007. Prior to that, he served in numerous global roles at H&M with responsibility for products, including merchandising, planning and production.

Experience, Qualifications, Attributes and Skills

Mr. Larsson brings substantial leadership and business experience to our Board. His 18 years of experience in the fashion and apparel industry provide him with a deep understanding of building brands, product assortment and creation, marketing, global distribution, and supply chain and manufacturing operations. His position as our President and Chief Executive Officer provides our Board with critical perspective into the global issues and opportunities facing our business. Mr. Larsson’s extensive experience in managing global, diversified retail businesses, along with his in-depth knowledge of the fashion and apparel industry, provides our Board with valuable strategic insights into our business.

David Lauren	Age 44

Mr. D. Lauren is the Company’s Executive Vice President of Global Advertising, Marketing and Communications. He has been a director of the Company since August 2013. Mr. D. Lauren oversees the Company’s global print and digital advertising campaigns, corporate and fashion communications, strategic marketing partnerships, social media platforms and key philanthropic and citizenship initiatives. Mr. D. Lauren has been instrumental in growing the Company’s global e-commerce business and building the Company’s global fashion image as it has expanded internationally. He serves on the board of trustees of the Ralph Lauren Center for Cancer Care and Prevention and the board of directors of The National Museum of American History. Mr. D. Lauren is also the President of The Polo Ralph Lauren Foundation. Before joining the Company in 2000, he was Editor-In-Chief and President of Swing, a general interest publication for Generation X. Mr. D. Lauren is the son of Mr. R. Lauren.

Experience, Qualifications, Attributes and Skills

Mr. D. Lauren brings strong leadership and business experience to our Board. He has been instrumental in the development of the Company’s global communications, marketing and advertising campaigns, and brand awareness, and was responsible for growing the Company’s e-commerce business. Mr. D. Lauren has been recognized as a leader on the use of new technologies in retail marketing and on using digital platforms to market luxury brands. His in-depth knowledge of these areas and his current position as our Executive Vice President of Global Advertising, Marketing and Communications provides our Board with valuable insight and perspective into our global brand, marketing, communication and media initiatives.

John R. Alchin	Age 68

Mr. Alchin has been a director of the Company since February 2007. He served as Executive Vice President and Co-Chief Financial Officer and Treasurer of Comcast Corporation, a broadband cable provider offering a variety of consumer entertainment and communication products and services, from November 2002 to December 2007. Prior to that, he served as Executive Vice President and Treasurer of Comcast Corporation from January 2000 to November 2002. Mr. Alchin joined Comcast Corporation in 1990 as Senior Vice President and Treasurer. He is currently a member of the board of trustees of BNY Mellon Funds Trust, the board of trustees of the Philadelphia Museum of Art (“PMA”), the board of directors of Xplornet Communications Inc. (“Xplornet”), and the advisory group of Catalyst Investors. Mr. Alchin also serves on the audit committee of BNY Mellon Funds Trust, as Chairman of the PMA finance committee and Chairman of the audit and finance committee of Xplornet. Prior to serving on the board of trustees of BNY Mellon Funds Trust, he served as a member of the board of directors and on the audit committee of BNY Hamilton Funds, Inc. The Board has determined that Mr. Alchin is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Alchin brings to the Board substantial business and financial experience. His experience as a Co-Chief Financial Officer and Treasurer of Comcast Corporation, a major broadband cable operator and content and programming supplier, provides our Board with valuable insight in the areas of corporate finance and capital formation, financial reporting, investor relations and treasury functions. Mr. Alchin’s financial expertise offers our Board a deep understanding of accounting and audit-related matters. In addition, his service as a member of the boards of various financial institutions provides our Board with perspective in the areas of corporate finance and governance matters.

Arnold H. Aronson	Age 81

Mr. Aronson has been a director of the Company since November 2001. He has been a Managing Director, Retail Strategies at Kurt Salmon, a global management consulting firm specializing in services to retail and consumer products companies, since 1997. In his career, he served as Chairman and Chief Executive Officer of Saks Fifth Avenue, Inc., The Batus Retail Group (the then parent entity of, among others, Saks Fifth Avenue, Marshall Fields and Kohl’s) and subsequently, Woodward & Lothrop/John Wanamaker. Mr. Aronson currently serves as a member of the board of trustees, and its executive committee, of The New School University and is a member of the board of governors and former Chairman of its Parsons School of Design.

Experience, Qualifications, Attributes and Skills

Mr. Aronson has substantial business and retail industry experience. His experiences as a consultant in a global management consulting firm specializing in retail and consumer products companies and as a chief executive officer of major retail companies provide our Board with valuable insight into operational and strategic issues related to the retail industry. As a former chief executive officer of several major retail entities, including Saks Fifth Avenue, Inc., Mr. Aronson has intimate knowledge in the areas of marketing, financial reporting and merchandising. In addition, his service on the boards of academic institutions provides our Board with valuable understanding of governance matters.

Dr. Joyce F. Brown	Age 69

Dr. Brown has been a director of the Company since May 2001. She has been the President of the Fashion Institute of Technology (“FIT”) and Chief Executive Officer of the FIT Foundation since 1998. From 1983 to 1992, Dr. Brown served as Vice Chancellor, as well as the University Dean of the City University of New York and Acting President of Baruch College. From 1993 to 1994, she served as the Deputy Mayor of Public and Community Affairs for the City of New York. From 1994 to 1998, she was a Professor of Clinical Psychology at the Graduate School and University Center of the City University of New York, where she is now Professor Emerita. Dr. Brown has previously served on the boards of USEC Inc., PAXAR Corporation and Linens ‘n Things, Inc.

Experience, Qualifications, Attributes and Skills

Dr. Brown brings to our Board extensive leadership and insight into the fashion industry through her roles as President of FIT, a complex, multi-faceted college that focuses on educating and preparing the next generation of leaders in the fashion industry, and Chief Executive Officer of the FIT Foundation. Dr. Brown’s professional training as a former psychologist enables her to examine complex interpersonal behaviors that impact the business environment. In addition, Dr. Brown’s prior government service provides our Board with unique perspectives into regulatory issues and processes. She also possesses public company experience as demonstrated by her past service on the boards of Linens ‘n Things, Inc., USEC Inc. and PAXAR Corporation.

Judith A. McHale	Age 69

Ms. McHale was appointed a director of the Company in November 2011 and also served as a director of the Company from 2001 to 2009. She has served as the President and Chief Executive Officer of Cane Investments, LLC since 2011. Ms. McHale previously served as the Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State from 2009 to 2011. In 2006, Ms. McHale worked in partnership with the Global Environment Fund, a private equity firm, to launch the GEF/Africa Growth Fund, an investment vehicle intending to focus on supplying expansion capital to small and medium-sized enterprises that provide consumer goods and services in emerging African markets. From June 2004 to December 2006, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications, Inc., the parent company of Discovery Channel, and served as its President and Chief Operating Officer from 1995 to 2004. She currently serves on the boards of SeaWorld Entertainment, Inc., Hilton Worldwide Holdings Inc. and Yellow Pages Group. She has previously served on the boards of directors of Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc. and Potomac Electric Power Company.

Experience, Qualifications, Attributes and Skills

Ms. McHale brings to the Board extensive business and management experience. Through her roles as President and Chief Executive Officer and as Chief Operating Officer of Discovery Communications, Inc., Ms. McHale had broad-based responsibilities with respect to financial reporting, marketing, sales and the creation of product development for a public company which provides the Board with valuable insight into operational and strategic issues facing us. She also possesses public company experience as demonstrated by her current experience on the boards of SeaWorld Entertainment, Inc. and Hilton Worldwide Holdings Inc., as well as her prior experience on the boards of Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc. and Potomac Electric Power Company. In addition, Ms. McHale’s prior government service provides the Board with unique perspectives on governmental matters, regulatory issues and processes.

Robert C. Wright	Age 73

Mr. Wright has been a director of the Company since May 2007. He is a Co-Founder of Autism Speaks and has been a Senior Advisor at Lee Equity Partners, LLC, an investment firm, since May 2008 and Chief Executive Officer of the Palm Beach Civic Association since April 2010. He served as the Vice Chairman of the board of directors of General Electric Company (“GE”) and as an Executive Officer and a member of the Corporate Executive Office of GE from 2000 to May 2008. Mr. Wright joined NBC as President and Chief Executive Officer in 1986, and was made Chairman and Chief Executive Officer of the network in 2001. He then served as Chairman and Chief Executive Officer of NBC Universal from 2004 to 2007. Prior to his association with NBC and NBC Universal, Mr. Wright served as President of General Electric Financial Services and, before that, as President of Cox Cable Communications. Mr. Wright serves on the board of directors of AMC Networks Inc. and the board of trustees of the New York-Presbyterian Hospital. He has previously served on the board of directors of GE, NBC Universal and EMI Group Global Inc. and the board of trustees for RAND Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Wright brings to the Board extensive business leadership and management experience. Mr. Wright’s roles as Vice Chairman of GE’s board of directors and President and Chief Executive Officer of NBC Universal give him knowledge and insight into the complex issues facing us, in particular on the operational, financial, strategic planning and corporate governance fronts. These experiences provide him with a thorough understanding of, and appreciation for, the role of the Board. He also possesses public company experience as demonstrated by his experience on the board of AMC Networks Inc. In addition, Mr. Wright’s service as a member of the boards of non-profit organizations provides our Board with an added perspective in the area of social and corporate responsibility.

CORPORATE GOVERNANCE

Overview of Corporate Governance

The Board and management are committed to sound corporate governance. We have in place a comprehensive corporate governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. Consistent with our commitment to corporate governance, we do not rely on the exceptions from certain of the NYSE’s corporate governance listing requirements available to majority controlled companies. Our corporate governance practices include:

Board Composition, Policies and Practices	• Separate Chairman and Chief Executive Officer roles* • Majority of Board is independent
Board Policies and Practices	• Regular executive sessions of independent directors • Over 75% Board and Committee meeting attendance
Board Committees	• Board Committees are independent • Majority of Audit Committee consists of financial experts
Stockholder Engagement

•     All directors are elected annually

•     Stockholder advisory vote on executive compensation is held annually

•     Continued engagement with the Company’s investors to solicit feedback on a variety of corporate governance topics

* Effective as of November 2, 2015, the Company appointed Mr. Stefan Larsson as President and Chief Executive Officer. Mr. Ralph Lauren, who had been the Chairman of the Board and Chief Executive Officer of our Company until Mr. Larsson’s appointment, continues to serve the Company in his new role as Executive Chairman and Chief Creative Officer.

In addition, the key components of our corporate governance framework are set forth in the following documents:

•	our Amended and Restated Certificate of Incorporation;

•	our Third Amended and Restated By-Laws;

•	our Corporate Governance Policies;

•	our Audit Committee Charter;

•	our Nominating & Governance Committee Charter;

•	our Compensation & Organizational Development Committee (the “Compensation Committee”) Charter;

•	our Code of Business Conduct and Ethics; and

•	our Code of Ethics for Principal Executive Officers and Senior Financial Officers.

Each of the above documents is available on our investor relations website at http://investor.ralphlauren.com by clicking on “Corporate Governance.” Copies of these documents are available to stockholders without charge upon written request to our Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Only the Board may grant a waiver under our codes of ethics to any director or executive officer, and any such waiver, or any amendments to our codes of ethics, will be promptly posted on our website.

In addition, we strive to operate our business in a manner that incorporates our guiding principles and ethics, including having global programs that protect human rights and fair labor practices, instituting supply chain initiatives that protect the environment, and participating in wide ranging community service and philanthropic efforts that assist underserved communities. Our most recently published Citizenship Report on these matters may be found on our investor relations website.

Company Leadership Structure

In Fiscal 2016, the Company appointed Stefan Larsson as President and Chief Executive Officer. Our founder and creator, Ralph Lauren, who had been the Chairman of the Board and Chief Executive Officer of our Company until Mr. Larsson’s appointment, continues to actively drive the Company’s vision and strategy in his new role as Executive Chairman and Chief Creative Officer.

The Board believes that the Company’s current leadership structure, in which Mr. R. Lauren holds the position of Executive Chairman and Chief Creative Officer and Mr. Larsson holds the position of President and Chief Executive Officer, is appropriate for the Company at this time, taking into consideration the Company’s evolving needs, corporate strategy and operating environment. Mr. R. Lauren’s service as our Executive Chairman and Chief Creative Officer allows the Company to continue to benefit from his unique aesthetic vision, which is an integral component of our success, and from his nearly five decades of experience in leading our Company and creating one of the strongest brands in the world. Mr. Larsson’s service as our President and Chief Executive Officer allows the Company to leverage his extensive leadership and business experience in the fashion and retail industry, including his deep knowledge and understanding of building brands, product creation and assortment, marketing and distribution, supply chain and sourcing on a global scale. For these reasons, the Board believes that the Company’s current leadership structure enables it to fully benefit from the leadership experience and industry background that each of Mr. R. Lauren and Mr. Larsson possesses, and serves the best interests of our stockholders. The Board also believes that appointing a lead independent director is not desirable because the Board’s size, composition and experience together make interaction among all members and communication with management engaging and relatively easy. As a result, we do not have a lead independent director.

Director Independence and Non-Management Director Meetings

Our Board believes that a majority of our directors should be independent, and has determined that the following non-management directors, which includes each of the current members of our Audit Committee, Compensation Committee and Nominating & Governance Committee, are independent: John R. Alchin, Frank A. Bennack, Jr., Dr. Joyce F. Brown, Joel L. Fleishman, Hubert Joly, Judith A. McHale and Robert C. Wright. Prior to the resignation of Steven P. Murphy from the Board in Fiscal 2016, the Board also determined that he was independent during his tenure as a non-management director. In Fiscal 2017, Arnold H. Aronson was no longer deemed to be independent under our Corporate Governance Policies and the NYSE’s corporate governance listing standards. Mr. Aronson is no longer a member of the Audit Committee or the Nominating & Governance Committee, effective as of the date he was determined to be non-independent.

In considering the independence of our independent directors, we considered, among other factors, commercial transactions made, from time to time, in the ordinary course of business between us and certain entities affiliated with these directors. In the case of each of our independent directors, the transactions have substantially the same terms as are prevailing at the time for comparable businesses and the indirect interest of the independent director in the transaction, if applicable, was found to be immaterial and in amounts that do not impair the independence of the relevant director under our Corporate Governance Policies and the NYSE’s corporate governance listing standards. We also considered charitable contributions to entities affiliated with our independent directors. The indirect interests of our independent directors in these charitable contributions were found to be immaterial and in amounts that do not impair the independence of the relevant director under the NYSE’s corporate governance listing standards. Our guidelines for determining directors’ independence are set forth as Appendix A to this Proxy Statement.

At each of our regularly scheduled Board and committee meetings, the non-management directors participate in an executive session without any members of the Company’s management present. In Fiscal 2016, these executive sessions included all of our non-management directors, each of whom was then considered independent. Beginning in Fiscal 2017, one of our non-management directors is no longer deemed to be independent. Accordingly, the Board will conduct at least one executive session per fiscal year with only independent directors, and without any non-management directors, who are not independent, present. In Fiscal 2016, our independent directors met together as a Board, without any management representatives present, once per quarter. During these executive sessions of independent directors, the Chairs of each of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee presided on a rotating basis based on the topics to be discussed. In addition, our independent directors also met together in executive session without any management representatives present after each regularly scheduled meeting of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee.

Meetings and Director Attendance

Type of Meeting	Number of Meetings and Director Attendance

2015 Annual Meeting of Stockholders	Our directors are expected to attend each Annual Meeting of Stockholders. All of our current directors attended the 2015 Annual Meeting of Stockholders.

Meetings of: • the Board; • the Audit Committee; • the Nominating & Governance Committee; and • the Compensation Committee

In Fiscal 2016:

•     Our Board met five times;

•     Our Audit Committee met four times;

•     Our Nominating & Governance Committee met three times; and

•     Our Compensation Committee met eight times.

All of the incumbent members of our Board attended at least 75% of the meetings held by the Board and the committees of the Board on which he or she served.

The Board and its committees also act from time to time by unanimous written consent in lieu of meetings.

Independent Committees of the Board of Directors

Our Board has established three committees consisting solely of independent directors—the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. The table below indicates the membership of our committees.

Director	Audit Committee[1]	Compensation Committee[2]	Nominating & Governance Committee[1]
Alchin, John R.	✓
Bennack, Jr., Frank A.	C	✓
Brown, Dr. Joyce F.	✓		C
Fleishman, Joel L.		C	✓
Joly, Hubert	✓	✓
McHale, Judith A.			✓
Wright, Robert C.			✓

(C)	Chair
(✓)	Member
(1)	Arnold H. Aronson was a member of each of the Audit Committee and the Nominating & Governance Committee until the date he was determined to be non-independent in Fiscal 2017.
(2)	Steven P. Murphy was a member of the Compensation Committee until his resignation from our Board on May 12, 2015, during our Fiscal 2016.

Audit Committee

•

Role of the Audit Committee. The Audit Committee appoints our independent registered public accounting firm, and approves in advance all audit and permitted non-audit services performed by them and the scope and cost of their annual audits. The Audit Committee reviews, among other things, (i) the results of the independent registered public accounting firm’s annual audits and quarterly reviews, (ii) management’s compliance with our major accounting and financial reporting policies, (iii) the adequacy of our financial organization and management’s procedures and policies relating to our internal control over financial reporting and (iv) our compliance with applicable laws relating to accounting practice. The Audit Committee has adopted a formal policy for the approval of the performance of all audit and non-audit services of the independent registered public accounting firm. This policy is described under “(PROPOSAL 2) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

•

Audit Committee Financial Experts. The Board has determined that each member of the Audit Committee is financially literate and that at least three members of the Audit Committee are audit committee financial experts, as defined by the SEC: Mr. Bennack, its Chair, and Mr. Alchin and Mr. Joly.

Compensation Committee

•

Role of the Compensation Committee. The Compensation Committee reviews and approves the compensation of executive officers and certain key members of our senior management, and compensation plans and arrangements with respect to such executive officers and members of senior management. The Compensation Committee also administers the plans in which certain employees may participate, including our 2010 Stock Incentive Plan, which replaced our 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”), our Amended and Restated Executive Officer Annual Incentive Plan (“EOAIP”) and our

Executive Incentive Plan (“EIP”). In addition, the Compensation Committee maintains oversight in the development of succession plans for certain key executive positions within our senior management and may review and provide guidance on certain of our programs relating to our diversity, talent review and leadership development. The Compensation Committee may form and delegate its authority to subcommittees when appropriate.

•

Compensation Committee Interlocks and Insider Participation. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee. There are no Compensation Committee interlocks. Steven P. Murphy served as an independent member of the Compensation Committee for a portion of Fiscal 2016. In Fiscal 2016, the Company and Mr. Murphy entered into a consulting services agreement, pursuant to which he served as an independent consultant and advised the Company on strategic and business projects. In Fiscal 2016, he was compensated by the Company in the approximate amount of £956,445. Prior to entering into this agreement, Mr. Murphy resigned from our Board.

Nominating & Governance Committee

•

Role of the Nominating & Governance Committee. The Nominating & Governance Committee identifies individuals qualified to become directors, recommends director nominees to the Board, develops and recommends corporate governance policies to the Board, reviews related party transactions, exercises oversight of the evaluation of the members of the Board and committees and recommends to the Board policies and principles for Chief Executive Officer succession, selection and performance reviews.

Board of Directors Oversight of Risk

Our management is responsible for understanding and managing the risks that we face in our business, and the Board is responsible for overseeing management’s overall approach to risk management. The involvement of the full Board in reviewing our strategic objectives and business plans is a significant element of the Board’s assessment of management’s approach and tolerance for risk. In addition, the committees of the Board, primarily through the Audit Committee and Compensation Committee, report to the full Board at regularly scheduled Board meetings on any identified material risks within that committee’s area of responsibilities. The Audit Committee has responsibility for oversight of corporate finance and financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. The Compensation Committee is responsible for the oversight of our compensation policies and practices, including conducting annual risk assessments, and evaluating and approving our executive compensation and benefit plans and programs.

Analysis of Risks Arising from Compensation Policies and Programs

The Compensation Committee has reviewed an assessment by management of our compensation programs and practices for our employees, including our executive and non-executive programs and practices. This assessment focused on program design features and controls to evaluate whether such programs encourage unnecessary or excessive risk taking, and how policies and programs are structured to mitigate any such risks.

Selected key elements of our compensation programs that were reviewed include the following:

•

Pay Mix and Structure. Our executive compensation programs appropriately balance both short-term and long-term performance through our annual cash incentive bonus program and long-term equity awards. Equity awards deliver value to employees through both stock price appreciation and company performance. A significant portion of variable pay is delivered through equity awards with vesting schedules and performance periods covering multiple years, thus emphasizing long-term company performance.

•

Incentive Caps. Our executive annual cash incentive bonus plan as well as our non-executive bonus plans do not allow for unlimited payouts. We believe that the range of payouts should be capped to avoid encouraging decisions that maximize short-term gain at the expense of long-term viability. In addition to caps on all cash incentive bonus awards, performance-based restricted stock units (“PRSUs”) cannot exceed target levels and performance share units (“PSUs”) cannot exceed a fixed percentage above target levels.

•

Performance. To strengthen the relationship between pay and performance, our executive annual cash incentive bonus plan, our non-executive commission and bonus plans and performance-based equity awards are subject to the achievement of pre-established performance targets, which are established independently of plan participants. We believe that our incentive plan metrics are appropriately balanced between short-term incentives such as net income before taxes (“NIBT”) for the executive annual cash incentive bonus plan and earnings per share (“EPS”) for PRSUs and long-term metrics such as cumulative EPS for our PSUs.

•

Change in Control Policy. The change in control arrangements for our named executive officers (“NEOs”) provide for cash payments only upon actual termination of employment. All unvested equity awards are subject to “double-trigger” vesting so that acceleration of vesting does not occur unless the executive’s employment is actually terminated under certain limited circumstances following a change in control.

•

Ownership Guidelines. We have stock ownership guidelines for the NEOs and select other members of our senior management group that are intended to align the interests of these individuals with our stockholders. As a result, such individuals may be less likely to take short-term risk if a meaningful portion of their personal financial investment is linked to our long-term holdings.

•

Clawback Policy. We have adopted a clawback policy applicable to our NEOs. Under our clawback policy, the Compensation Committee may, in its reasonable discretion, require a NEO to reimburse us for the amount of any payment previously received by such officer under our cash incentive bonus plan as well as our long-term equity plan if, as a result of such officer’s intentional misconduct or gross negligence, we are required to restate our financial statements.

As a result of this review, the Compensation Committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company.

Director Nominating Procedures and Diversity

The Nominating & Governance Committee identifies and evaluates candidates for nomination as directors and submits its recommendations to the full Board for its consideration. The Nominating & Governance Committee, guided by the membership criteria established by the Board in our Corporate Governance Policies, seeks highly qualified candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. We maintain a majority of independent directors and the Board considers a number of factors in selecting director candidates. Although we do not have a formal policy concerning diversity considerations, the Nominating & Governance Committee does consider diversity with respect to viewpoint, skills and experience in determining the appropriate composition of the Board and identifying director nominees. In addition, the Board considers the contributions the individual can make to the Board and management as we strive for a body of directors reflecting different genders, ethnic backgrounds and professional experiences and expertise. In the Board’s annual self-evaluation, one of the factors that the Board considers is whether the membership of the Board provides an adequate mix of characteristics, experience and skills to serve the Company and its stockholders effectively. The Nominating & Governance Committee solicits and receives suggestions for, as well as comments upon, director candidates from other directors, including the Executive Chairman of the Board, and usually engages third parties either to assist in the search for director candidates or to assist in gathering information regarding director candidates’ background and experience. If the Nominating & Governance Committee engages a third party to assist it, the Nominating & Governance Committee approves the fees that we pay for these services.

The Nominating & Governance Committee will consider candidates recommended by our directors, members of management and stockholders, and will evaluate candidates properly recommended by stockholders on the same basis as other candidates. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Upon receiving a stockholder recommendation, the Nominating & Governance Committee will initially determine the need for additional or replacement members of the Board and then evaluate the candidate based on the information it receives with the stockholder recommendation or that it may otherwise acquire, and may, in its discretion, consult with the Executive Chairman and other members of our Board. If the Nominating & Governance Committee determines that a more comprehensive evaluation is warranted, it may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

Our stockholders may recommend candidates at any time, but the Nominating & Governance Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Nominating & Governance Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s Annual Meeting of Stockholders in order to be considered for nomination by the Nominating & Governance Committee. The Nominating & Governance Committee believes this deadline is appropriate and in our best interests and those of our stockholders because it ensures that it has sufficient time to evaluate properly all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2017 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by March 1, 2017. The written notice must include:

•

all information relating to each potential candidate whom the stockholder is recommending that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the stockholder giving the notice, as they appear on the Company’s books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially or of record by the stockholder and the beneficial owner.

Recommendations must be sent to the Nominating & Governance Committee, Office of the Secretary/Legal Department, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022.

Our stockholders may directly nominate an individual for election as a director at an annual meeting of stockholders by complying with the nominating procedures set forth in our Third Amended and Restated By-laws, which are described below under the caption “Additional Matters—Stockholder Proposals for the 2017 Annual Meeting of Stockholders.”

Director Communications

Stockholders and interested parties may contact any of our directors, including the Executive Chairman of the Board, the Chairs of the Board’s independent committees, any committee of the Board, the Board’s non-management directors as a group or the entire Board, by writing to them as follows: [Name(s)/Title(s)], c/o Legal Department and Office of the Corporate Secretary, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022. Communications received in this manner will be handled in accordance with the procedures approved by our non-management directors, who have also requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be available to any non-management director upon request.

Audit Committee Communications

Complaints and concerns relating to accounting, internal control over financial reporting or auditing matters may be communicated to the Audit Committee, which consists solely of non-employee directors, through the Office of the Secretary/Legal Department as described above under “Director Communications.” Any such communication may be anonymous.

All complaints and concerns will be reviewed by the Audit Committee or a designated member of the Audit Committee. If the Audit Committee or its member designee determines that a reasonable basis exists for conducting a formal investigation, the Audit Committee will direct and supervise the investigation, and may retain independent legal counsel, accountants and other advisors as it deems necessary. Confidentiality will be maintained to the fullest extent consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

We will not discharge, demote, suspend, threaten, harass or in any manner discriminate or retaliate against any employee in the terms and conditions of his or her employment or otherwise to the extent prohibited by law based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting, internal controls or auditing matters.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of the Company’s internal and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee currently is composed of four independent directors and operates under a written charter adopted by the Audit Committee and ratified by the Board.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young, as the Company’s independent registered public accounting firm for Fiscal 2016, was responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young, the Company’s independent registered public accounting firm for Fiscal 2016. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed with management, the Company’s internal auditors and Ernst & Young, the Company’s consolidated financial statements for Fiscal 2016 and the Company’s internal control over financial reporting. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Ernst & Young provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and the Audit Committee discussed their independence with them. In determining Ernst & Young’s independence, the Audit Committee considered whether their provision of non-audit services to the Company was compatible with maintaining independence. The Audit Committee received regular updates on Ernst & Young’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and the Company’s pre-approval policies and procedures.

Based on our discussions with management, the Company’s internal auditors and Ernst & Young and our review of the audited financial statements, including the representations of management and Ernst & Young with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for Fiscal 2016 be included in the Company’s Annual Report on Form 10-K.

The Audit Committee also approved, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for Fiscal 2017.

Members of the Audit Committee

Frank A. Bennack, Jr. (Chair)

John R. Alchin

Dr. Joyce F. Brown

Hubert Joly

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 13, 2016 by: (i) each of our NEOs, (ii) each director, (iii) each stockholder who is known by us to beneficially own in excess of five percent of any class of our voting securities and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power. In addition, a person is deemed to be the beneficial owner of securities if that person has the right to acquire beneficial ownership of such securities within 60 days, including through conversion or exercise of an option or other right. Unless otherwise indicated below, the address of each stockholder is 650 Madison Avenue, New York, New York 10022. As of June 13, 2016, there were 751 holders of record of our Class A Common Stock.

	Class A Common Stock			Class B Common Stock [1]			Voting Power of Total Common Stock%
	Number		%	Number		%
Ralph Lauren	642,221	[2]	1.1%	25,881,276[3]		100%	81.9%
Stefan Larsson	2,720	[4]	*	—		—	*
David Lauren	30,770	[5]	*	—	[6]	—	*
Valérie Hermann	11,964	[7]	*	—		—	*
Robert L. Madore	7,968	[8]	*	—		—	*
Jackwyn L. Nemerov	196,344	[9]	*	—		—	*
Christopher H. Peterson	42,640	[10]	*	—		—	*
Mitchell A. Kosh	15,974	[11]	*	—		—	*
John R. Alchin	20,721	[12]	*	—		—	*
Arnold H. Aronson	13,153	[13]	*	—		—	*
Frank A. Bennack, Jr.	24,480	[14]	*	—		—	*
Dr. Joyce F. Brown	10,344	[15]	*	—		—	*
Joel L. Fleishman	22,333	[16]	*	—		—	*
Hubert Joly	14,039	[17]	*	—		—	*
Judith A. McHale	5,636	[18]	*	—		—	*
Robert C. Wright	25,114	[19]	*	—		—	*
The Vanguard Group and related parties	4,978,955	[20]	8.7%	—		—	1.6%
Manulife Financial Corporation and related parties	4,330,172	[21]	7.6%	—		—	1.4%
BlackRock, Inc. and related parties	3,320,946	[22]	5.8%	—		—	1.1%
Goldman Sachs Asset Management	3,162,205	[23]	5.5%	—		—	1%
All directors and executive officers as a group (16 persons)	1,086,421	[24]	1.9%	25,881,276	[3]	100%	82%

*	Less than 1.0%

(1)

Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock upon transfer to a person who is not a member of the Lauren family.

(2)

For Mr. R. Lauren, includes 561,009 options vested as of June 13, 2016 or within 60 days thereafter representing the right to purchase shares of Class A Common Stock and 35,854 shares of Class A Common Stock held by a revocable trust of which Mr. R Lauren is the sole trustee and sole beneficiary.

Does not include (i) unvested options representing the right to purchase 26,543 shares of Class A Common Stock, (ii) unvested performance-based stock awards with respect to 143,864 shares of our Class A Common Stock, a portion of which are subject to upward or downward adjustment, and (iii) 431,984 vested time-based restricted share units (“RSUs”) (the underlying shares of our Class A Common Stock for these time-based RSUs will not be delivered until Mr. R. Lauren’s separation of service from the Company or, if earlier, upon a change in control (as defined in Mr. R. Lauren’s employment agreement)).

(3)

Includes (i) 10,749,906 shares of Class B Common Stock held by a revocable trust of which Mr. R. Lauren is the sole trustee and sole beneficiary, (ii) 1,629,044 shares of Class B Common Stock held by a revocable trust of which Mrs. Ricky Lauren is the sole trustee and sole beneficiary, (iii) an aggregate of 4,289,028 shares of Class B Common Stock held by trusts established for the benefit of Mr. R. Lauren’s issue and of which Mrs. R. Lauren is a trustee and of which Mr. R. Lauren has the power to remove and replace the trustees, provided that Mr. R. Lauren may not serve as the replacement trustee and the replacement trustee is not related or subordinate to Mr. R. Lauren, (iv) 2,370,956 shares of Class B Common Stock held by a trust established for the benefit of Mrs. R. Lauren’s issue and of which Mr. R. Lauren has the power to remove and replace the trustees, provided that Mr. R. Lauren and Mrs. R. Lauren may not serve as the replacement trustees, and (v) 6,842,342 shares of Class B Common Stock held by the Lauren Family, L.L.C., a limited liability company of which Mr. R. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. R. Lauren and Mr. R. Lauren may not serve as manager. The current managers of the Lauren Family, L.L.C. are Mr. R. Lauren and Mrs. R. Lauren’s children, Andrew Lauren, David Lauren and Dylan Lauren. Actions by the Lauren Family, L.L.C. require the consent of a majority of the managers.

(4)

For Mr. Larsson, does not include (i) unvested performance-based stock awards with respect to 49,804 shares of Class A Common Stock and (ii) 26,660 unvested time-based RSUs (the underlying shares of our Class A Common Stock for these time-based RSUs will be delivered in four equal annual installments beginning on November 3, 2016).

(5)

For Mr. D. Lauren, includes options vested as of June 13, 2016 or within 60 days thereafter representing the right to purchase 21,101 shares of Class A Common Stock. Does not include (i) unvested options representing the right to purchase 1,522 shares of Class A Common Stock, (ii) unvested performance-based stock awards with respect to 3,947 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment, and (iii) 1,256 unvested time-based RSUs (the underlying shares of our Class A Common Stock for these time-based RSUs will be delivered in two equal annual installments on May 15, 2017 and May 15, 2018).

(6)

An aggregate amount of 6,842,342 shares of Class B Common Stock are held by the Lauren Family, L.L.C., a limited liability company of which Mr. D. Lauren is one of the three current managers. The other two current managers of the Lauren Family, L.L.C. are Mr. R. Lauren’s other children, Andrew Lauren and Dylan Lauren. Actions by the Lauren Family, L.L.C. require the consent of a majority of the managers. Mr. R. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. R. Lauren and Mr. R. Lauren may not serve as manager.

(7)

For Ms. Hermann, includes options vested as of June 13, 2016 or within 60 days thereafter representing the right to purchase 6,086 shares of Class A Common Stock. Does not include (i) unvested options representing the right to purchase 3,043 shares of Class A Common Stock, (ii) unvested performance-based stock awards with respect to 12,061 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment, and (iii) 4,216 unvested time-based RSUs (the underlying shares of our Class A Common Stock for these time-based RSUs will be delivered on April 7, 2017).

(8)

For Mr. Madore, includes options vested as of June 13, 2016 or within 60 days thereafter representing the right to purchase 4,937 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 773 shares of Class A Common Stock and unvested performance-based stock awards with respect to 4,959 shares of Class A Common Stock.

(9)

For Ms. Nemerov, represents options vested as of June 13, 2016 or within 60 days thereafter representing the right to purchase 196,344 shares of Class A Common Stock. Does not include unvested performance-based stock awards with respect to 93,616 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(10)	For Mr. Peterson, includes options vested as of June 13, 2016 or within 60 days thereafter representing the right to purchase 34,182 shares of Class A Common Stock.

(11)

For Mr. Kosh, includes options vested as of June 13, 2016 or within 60 days thereafter representing the right to purchase 13,132 shares of Class A Common Stock. Does not include unvested performance-based stock awards with respect to 2,528 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(12)

For Mr. Alchin, includes 1,807 restricted shares of Class A Common Stock and vested options representing the right to purchase 4,381 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 278 shares of Class A Common Stock.

(13)

For Mr. Aronson, includes 2,650 shares owned by Mr. Aronson’s spouse, 1,807 restricted shares of Class A Common Stock and vested options representing the right to purchase 4,381 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 278 shares of Class A Common Stock.

(14)

For Mr. Bennack, includes 1,807 restricted shares of Class A Common Stock and vested options representing the right to purchase 4,381 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 278 shares of Class A Common Stock.

(15)

For Dr. Brown, includes 1,807 restricted shares of Class A Common Stock and vested options representing the right to purchase 3,929 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 278 shares of Class A Common Stock.

(16)

For Mr. Fleishman, includes 5,589 shares held indirectly in a retirement account, 1,807 restricted shares of Class A Common Stock and vested options representing the right to purchase 4,381 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 278 shares of Class A Common Stock.

(17)

For Mr. Joly, includes 1,807 restricted shares of Class A Common Stock and vested options representing the right to purchase 6,429 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 278 shares of Class A Common Stock.

(18)

For Ms. McHale, includes 1,807 restricted shares of Class A Common Stock and vested options representing the right to purchase 1,357 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 278 shares of Class A Common Stock.

(19)

For Mr. Wright, includes 1,807 restricted shares of Class A Common Stock and vested options representing the right to purchase 4,381 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 278 shares of Class A Common Stock.

(20)

According to a Schedule 13G/A filed on February 10, 2016, The Vanguard Group (“Vanguard”), may be deemed the beneficial owner of 4,978,955 shares of Class A Common Stock with the sole power to vote or direct the vote over 107,003 shares of Class A Common Stock, sole dispositive power over 4,864,925 shares of Class A Common Stock and shared dispositive power over 114,030 shares of Class A Common Stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 90,920 shares of the Class A Common Stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments, Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 39,193 shares of Class A Common Stock as a result of its serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(21)

According to a Schedule 13G filed on February 16, 2016, Manulife Financial Corporation (“MFC”), may be deemed the beneficial owner of 4,330,172 shares of Class A Common Stock through its parent-subsidiary relationship to Manulife Asset Management (US) LLC (“MAM (US)”), Manulife Asset Management (North America) Limited (“MAM (NA)”) and Manulife Asset Management Limited (“MAML”). MAM (US) is the beneficial owner of 4,196,306 shares of Class A Common Stock. MAM (NA) is the beneficial owner of 38,965 shares of Class A Common Stock and MAML is the beneficial owner of 94,901 shares of Class A Common Stock. Each of MAM (US), MAM (NA) and MAML have sole voting and dispositive power of the shares it beneficially owns. The address for MFC, MAM (NA) and MAML is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. The address for MAM (US) is 197 Clarendon Street, Boston, Massachusetts 02116.

(22)

According to a Schedule 13G/A filed on January 27, 2016, BlackRock, Inc. (“BlackRock”) may be deemed the beneficial owner of 3,320,946 shares of Class A Common Stock beneficially owned by its subsidiaries, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, Blackrock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd., and BlackRock

Life Limited, with the sole power to vote or direct the vote over 2,775,426 shares of Class A Common Stock and sole dispositive power over 3,320,946 shares of Class A Common stock. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(23)

According to a Schedule 13G filed on February 4, 2016, Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (“GS Investment Strategies” and, together with Goldman Sachs Asset Management, L.P., “Goldman Sachs Asset Management”) may be deemed the beneficial owner of 3,162,205 shares of Class A Common Stock with shared power to vote or direct the vote of 3,136,293 shares of Class A Common Stock and shared dispositive power over 3,162,205 shares of Class A Common stock. Goldman Sachs Asset Management’s address is 200 West Street, New York, New York 10282.

(24)

Includes (i) options vested, as of June 13, 2016 or within 60 days thereafter, granted under our 1997 Stock Incentive Plan and our 2010 Stock Incentive Plan, representing the right to purchase 870,411 shares of Class A Common Stock and (ii) 14,456 unvested restricted shares of Class A Common Stock granted under our 2010 Stock Incentive Plan. Does not include (i) unvested options granted under the 2010 Stock Incentive Plan, representing the right to purchase 34,105 shares of Class A Common Stock, (ii) 310,779 unvested performance-based stock awards, a portion of which are subject to upward or downward adjustment, (iii) 32,132 unvested time-based RSUs, and (iv) 431,984 vested time-based RSUs (the underlying shares of our Class A Common Stock for these time-based RSUs will not be delivered to Mr. R. Lauren until his separation of service from the Company or if earlier, upon a change in control), granted under the 1997 Stock Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of our Class A Common Stock with the SEC and to provide copies of these reports to us. These filing requirements also apply to certain beneficial owners of more than ten percent of our Class A Common Stock. To our knowledge, based solely on our review of the copies of Section 16(a) reports furnished to us during and with respect to Fiscal 2016 and on written representations from certain reporting persons, all reportable transactions during Fiscal 2016 were reported on a timely basis.

DIRECTOR COMPENSATION

For Fiscal 2016 and beyond, the compensation for non-employee directors is as follows:

Type of Compensation	Compensation Amount
Annual retainer for each non-employee director[1]	$70,000
Annual retainer for the Chair of each Board Committee[1]	• Chair of the Audit Committee: $20,000 • Chair of the Compensation Committee: $20,000 • Chair of the Nominating & Governance Committee: $15,000
Annual equity award[2]	Target equity value of $110,000, which is delivered in the form of restricted shares of Class A Common Stock. These restricted shares vest over three years in equal annual installments.
Attendance fee for each Board committee meeting attended[1]	$2,000

(1)	The annual retainers and attendance fees are paid to the non-employee directors in quarterly installments in arrears.

(2)	The annual equity award to non-employee directors is awarded on April 1 of each year to those non-employee directors who have served as directors for at least half of the preceding fiscal year.

Our Board and Compensation Committee believe it is important for our NEOs, key members of our senior management team and our non-employee directors to build and maintain a long-term ownership position in the Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Effective June 30, 2010, the Compensation Committee established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group. Further details on the guidelines for NEOs and certain members of our senior management group are provided in “Compensation Discussion and Analysis—Stock Ownership Guidelines.” In June 2015, the Board approved changes to the stock ownership guidelines for non-employee directors to better align with the competitive practice of focusing on the value of shares owned. The current stock ownership guidelines for the non-employee directors are as follows:

•	Ownership requirement is defined as a multiple of annual cash retainer. The target for directors is set at five times the annual cash retainer.

•	There is a hold-and-retain requirement of 50% of net equity proceeds acquired via restricted shares vesting and the exercise of stock options until the stock ownership target is attained.

•	In addition to counting shares owned outright by the director or his or her family members, unvested restricted shares count toward the achievement of ownership targets.

•	As of June 13, 2016, all non-employee directors exceeded their Fiscal 2016 stock ownership target.

We reimburse our non-employee directors for reasonable travel and other related expenses to attend Board and committee meetings and for director education courses. Non-employee directors are also provided with a merchandise discount on most of our products.

Director Compensation Table

The following table provides information concerning the compensation of those individuals who served as our non-employee directors during any portion of Fiscal 2016. Directors who are our employees receive no compensation for their services as directors and do not serve on any committees of the Board.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)		Total ($)
John R. Alchin	78,000	219,936	—	—	—	1,031		298,967
Arnold H. Aronson	84,000	219,936	—	—	—	1,031		304,967
Frank A. Bennack, Jr.	114,000	219,936	—	—	—	1,031		334,967
Dr. Joyce F. Brown	99,000	219,936	—	—	—	1,031		319,967
Joel L. Fleishman	112,000	219,936	—	—	—	1,031		332,967
Hubert Joly	88,000	219,936	—	—	—	1,031		308,967
Judith A. McHale	76,000	219,936	—	—	—	542	[4]	296,478
Steven P. Murphy[5]	17,500	109,978	—	—	—	1,031		128,509
Robert C. Wright	76,000	219,936	—	—	—	1,031		296,967

(1)

Reflects the amount of fees paid in arrears for Fiscal 2016. The annual retainer for each non-employee director is $70,000. The annual retainer for the Chair of each of the Audit Committee and Compensation Committee is $20,000 and the Chair of the Nominating & Governance Committee is $15,000. The fee paid to non-employee directors for each meeting of a committee of the Board that such non-employee director attends is $2,000 per committee meeting. In Fiscal 2016, the Audit Committee met four times, the Compensation Committee met eight times and the Nominating & Governance Committee met three times.

(2)

We grant annual stock-based awards to non-employee directors on April 1 of each year. Since our fiscal year ends on the Saturday closest to March 31st, in certain years there may be no grants made during our fiscal year, and in certain years, there may be two years’ worth of grants made during a fiscal year. Fiscal 2016 was a 53-week period, which resulted in our non-employee directors receiving two annual equity award grants during the fiscal year, on each of April 1, 2015 and April 1, 2016. The grants awarded to our non-employee directors during Fiscal 2016 included the following for each non-employee director:

•

April 1, 2015: $109,977.62 representing the aggregate grant date fair market value of the annual grant, made on April 1, 2015, of 837 restricted shares of the Company’s Class A Common Stock, calculated in accordance with FASB Accounting Standards Codification topic 718, “Stock Compensation” (“ASC 718”); and

•

April 1, 2016: $109,958.70 representing the aggregate grant date fair market value of the annual grant, made on April 1, 2016, of 1,146 restricted shares of the Company’s Class A Common Stock, calculated in accordance with ASC 718.

(3)	This amount represents deferred cash dividends paid during Fiscal 2016 in connection with the vesting of restricted shares of our Class A Common Stock.

(4)

Judith A. McHale rejoined the Board during Fiscal 2012 on November 8, 2011 and thus, she did not receive any grants of restricted shares until Fiscal 2014. During Fiscal 2016, like the rest of our non-employee directors, she received deferred cash dividend payments in connection with the vesting of restricted shares of our Class A Common Stock.

(5)

Steven P. Murphy resigned from the Board on May 12, 2015, during the Company’s Fiscal 2016. Therefore, he received a portion of his annual retainer with respect to the first quarter of Fiscal 2016 when he served as a director. He also received the annual equity award made on April 1, 2015, and deferred cash dividend payments in connection with the vesting of restricted shares of our Class A Common Stock. He did not receive the annual equity award granted on April 1, 2016.

After his resignation, the Company and Mr. Murphy entered into a consulting services agreement, pursuant to which he served as an independent consultant and advised the Company on strategic and business projects. In Fiscal 2016, he was compensated by the Company for his services as an independent consultant in the approximate amount of £956,445.

Director Equity Table

At the end of Fiscal 2016, each individual who served as a non-employee director for any portion of Fiscal 2016 held options to purchase shares of our Class A Common Stock and restricted shares of our Class A Common Stock as follows:

	Options	Restricted Stock
John R. Alchin	4,659	1,807
Arnold H. Aronson	4,659	1,807
Frank A. Bennack, Jr.	4,659	1,807
Dr. Joyce F. Brown	4,207	1,807
Joel L. Fleishman	4,659	1,807
Hubert Joly	6,707	1,807
Judith A. McHale	1,635	1,807
Steven P. Murphy[1]	3,836	0
Robert C. Wright	4,659	1,807

(1)	Steven P. Murphy resigned from the Board on May 12, 2015, during the Company’s Fiscal 2016.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Management and Compensation Highlights

Fiscal 2016 was a year of transition for our Company as we appointed a new chief executive officer, evolved our organizational structure and responded to stockholder feedback on our compensation programs.

•

Appointed a New Chief Executive Officer and Clarified Management Succession. For the first time since the Company’s founding, we appointed a new Chief Executive Officer, with Stefan Larsson succeeding Ralph Lauren. Upon Mr. Larsson’s appointment, Mr. R. Lauren became Executive Chairman and Chief Creative Officer, a position from which he will continue to actively drive the Company’s creative vision and strategy.

•

Established Framework for New Global Brand Management Structure. In Fiscal 2016, the Company began its transition to a global brand structure and established six distinct global brand groups. Each brand is run by a brand president and supported by a dedicated team. These global brand groups were created to improve merchandise assortments, product creation and development and improve the customer and direct-to-consumer experience, creating enough differentiation of the brands to engage our customers with a clear brand experience. We believe that this global brand reorganization and our Way Forward Plan (as described below) will allow us to leverage the power of our brands, be more nimble and responsive to the marketplace, maximize growth, achieve meaningful operating and financial efficiencies and drive stockholder value.

•

Responded to Stockholder Feedback. In response to stockholder feedback, we modified both our executive long-term incentive program and Mr. R. Lauren’s compensation. Beginning with Fiscal 2016, 100% of our senior executive officers’ annual equity awards are performance-based, using EPS to differentiate from our short-term cash incentive plan. In addition, Mr. R. Lauren agreed to reduce his total compensation by 24% and modify his compensation framework in a manner designed to support and recognize Mr. R. Lauren’s unique contributions as founder, executive, chief designer and spokesperson for the Company.

Fiscal 2016 Performance

Our financial performance was challenged during Fiscal 2016 due to a number of factors, including, foreign exchange rate volatility and a weak global retail environment. The leadership and organizational changes, among others, that we implemented are intended to improve our performance. We made progress on our objectives as follows:

•

Assessment of Company, Developed Growth Strategy and Restructuring Plan. Under the leadership of our new Chief Executive Officer, we conducted a formal and comprehensive assessment of the entire organization to determine our strengths and evaluate our challenges and opportunities. The assessment covered all business and operational areas that drive profitability and growth including, brand, product marketing, supply chain and distribution. We also fully assessed our regions, customers and competitors. Using the results of the assessment, we started developing our Fiscal 2017 restructuring plan and multi-year growth strategy. See “Looking Forward to Fiscal 2017” for more details about our restructuring plan and growth strategy.

•

Continued Investment in our Infrastructure. We continued to make investments in our global next generation e-commerce platform and SAP implementation in Europe, both of which we believe will enable us to generate revenue growth and margin improvement over the long term.

•

Returned Capital to Stockholders. During Fiscal 2016, we repurchased approximately 4.2 million shares of our Class A Common Stock, utilizing approximately $480 million of our aggregate stock repurchase authorization. Over the last three years, the Company has returned approximately $1.5 billion of capital to our stockholders through share repurchases. We also maintained our quarterly dividend payment of $0.50 per share in Fiscal 2016. Over the last five years we have increased our dividend payments by 400%.

Impact on Pay for Performance

Our Fiscal 2016 financial performance translated directly into the amounts earned under our senior executive compensation programs.1

Fiscal 2016 Earned Awards	Performance Measure	Performance Period	Performance Result as a % of Target	Amount Earned as a % of Target
Annual Cash Incentive Bonus:

Executive Officer Annual Incentive Plan (EOAIP)	Net Income Before Taxes (NIBT)	Fiscal 2016	87%	68%[2]
Long-term Equity-Based Incentives:

Cliff-vesting Restricted Performance Share Units (RPSUs)	Net Income	Fiscal 2014 – Fiscal 2016	86%	88%

Cliff-vesting RPSUs with Total Shareholder Return (TSR) Modifier	Net Income with TSR modifier relative to S&P 500	Fiscal 2014 – Fiscal 2016	86% and below 30th percentile for TSR modifier	66% (88% x 75%)
Performance-based Restricted Stock Units (PRSUs)[3]	Earnings per Share (EPS)	Fiscal 2016	Exceeded Threshold level	100%[4]

(1)	Mr. D. Lauren was not in our senior executive compensation programs for Fiscal 2016 but is in our senior executive compensation programs for Fiscal 2017.

(2)

Includes impact of strategic objective, which can adjust bonus payment by -10% to +10%. For Fiscal 2016, the strategic goal was selling, general, and administrative expenses (excluding expense for cash bonuses and expense for stock awards) as a percentage of net revenues. For Fiscal 2016 there was no adjustment for the strategic goal as the performance expectation was achieved at target level. Any adjustment in annual bonus attributable to the strategic financial goal is not applicable to Mr. R. Lauren.

(3)

PRSUs vest ratably over a three-year period once the performance level is achieved in the first fiscal year, contingent on continued service. Per the terms of his amended employment agreement, Mr. R. Lauren did not receive PRSUs in Fiscal 2016 as his equity award is 100% performance-based in the form of PSUs, which vest based on our cumulative EPS over a three-year performance period.

(4)

The performance level that needed to be achieved in order for the Fiscal 2016 PRSUs to be earned and available for vesting was the Threshold EPS level of $4.91, which, in this case, was 70% of the target EPS of $7.01. Actual achievement for this goal was $6.42, which was above the Threshold level. Shares will vest on a pro-rata basis at target levels over a three-year period contingent on continued service.

See “Key Components of Executive Compensation – Compensation Element: Annual Cash Incentive Awards” and “Key Components of Executive Compensation – Previously Awarded Long-Term Equity-Based Incentives Vested in Fiscal 2016,” for specific performance measures, payout criteria and results for each of these awards.

Looking Forward to Fiscal 2017

Beginning in the second half of Fiscal 2016, we began a comprehensive assessment of each of the key challenges and value-creating components of the company and, on June 7, 2016, we announced our “Way Forward” strategy and operational and restructuring plan (the “Way Forward Plan”). The Way Forward Plan is intended to strengthen our brand and drive sustainable profitable sales growth. Under the Way Forward Plan, we intend to refocus on our core brands and evolve our product, marketing and shopping experience to increase desirability and relevance. We also intend to evolve our operating model to enable sustainable, profitable sales growth by significantly reducing supply chain lead times, improving our sourcing and executing a disciplined multi-channel distribution and expansion strategy. As part of the Way Forward Plan, we intend to rightsize our cost structure and implement a return on investment-driven financial model to free up resources to invest in the brand and drive high-quality sales. The plan also includes strengthening our leadership team and creating a more nimble organization by moving from an average of nine to six layers of management.

In connection with the Way Forward Plan, we expect to incur total estimated charges of up to $400 million. When substantially completed by the end of Fiscal 2017, we expect to achieve approximately $180 million to $220 million of annualized expense savings associated with the plan. We also expect to incur an additional non-cash charge of up to $150 million associated with the reduction of inventory out of current liquidation channels.

Our Way Forward Plan will serve as the basis for our incentive compensation plans going forward as we continue to closely align our executives’ compensation with performance and increase in stockholder value.

Named Executive Officers

This Compensation Discussion and Analysis explains our executive compensation programs as it pertains to the following individuals, all of whom were considered NEOs during Fiscal 2016. The changes to our leadership team in Fiscal 2016 are summarized below.

Name	Title

Ralph Lauren[1]	Executive Chairman and Chief Creative Officer

Stefan Larsson[1]	President and Chief Executive Officer (“CEO”)

Valérie Hermann[2]	Global Brand President, Luxury, Women’s Collections, and World of Accessories

David Lauren[3]	Executive Vice President, Global Advertising, Marketing and Communications

Robert L. Madore[4]	Corporate Senior Vice President and Chief Financial Officer (“CFO”)

Jackwyn L. Nemerov[5]	Former President and Chief Operating Officer (“COO”)

Christopher H. Peterson[6]	Former President, Global Brands

Mitchell A. Kosh[7]	Former Executive Vice President, Chief Administrative Officer (“CAO”)

(1)

On September 29, 2015, the Company announced the change in role for Mr. R. Lauren, from Chairman and CEO to Executive Chairman and Chief Creative Officer, effective as of November 2, 2015, upon the appointment of Mr. Larsson as our President and CEO.

(2)

Ms. Hermann was promoted to Global Brand President, Luxury, Women’s Collections, and World of Accessories effective as of April 4, 2016, during the Company’s Fiscal 2017. She previously served as Global Brand President, Ralph Lauren Luxury Collections.

(3)

Mr. D. Lauren has been with the Company since 2000 and has been in his current role leading global advertising, marketing and communications since 2010. In 2013, he became a member of the Company’s Board. Mr. D. Lauren is the son of Mr. R. Lauren. Mr. D. Lauren did not participate in our senior executive compensation programs in Fiscal 2016, but as a result of senior management changes, he became a NEO and will participate in our senior executive compensation programs in Fiscal 2017.

(4)

Mr. Madore was promoted to Corporate Senior Vice President and CFO effective as of April 1, 2015. He previously served as Senior Vice President, Finance and has been with the Company since 2004. In Fiscal 2017, the Company announced the appointment of Jane Nielsen as Corporate Senior Vice President and CFO, effective as of September 7, 2016 or such date as mutually agreed upon by the Company and Ms. Nielsen. Mr. Madore is expected to remain as the Company’s Corporate Senior Vice President and CFO until the effective date of Ms. Nielsen’s appointment.

(5)	Ms. Nemerov separated from the Company and resigned as an officer of the Company effective as of November 13, 2015.
(6)

Mr. Peterson, who served as our Executive Vice President, CAO and CFO for a portion of Fiscal 2016, was promoted to President, Global Brands effective as of April 1, 2015. He separated from the Company and resigned as an officer of the Company effective as of May 31, 2016.

(7)

Mr. Kosh, who served as our Executive Vice President, Human Resources for a portion of Fiscal 2016, was promoted to Executive Vice President, CAO effective as of April 1, 2015. Mr. Kosh separated from the Company and resigned as an officer of the Company effective as of October 15, 2015.

Executive Compensation Governance

We seek to maintain high standards with respect to the governance of executive compensation. Key features of our compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below:

Our Compensation Practices (What we do)	Our Prohibited Compensation Practices (What we don’t do)

✓    At-Risk Compensation: Our incentive-based compensation represents a significant portion of our executives’ compensation (90% or more for both our Executive Chairman and our President and CEO).

✓    Stock Ownership Guidelines: We require our NEOs and other select members of our senior management to hold a significant portion of our common stock.

✓    Double Trigger Vesting: We provide for double-trigger vesting following a change-of-control for equity awards granted in Fiscal 2013 and beyond for all equity participants.

✓    Clawback Policy: Our NEOs are subject to a robust recoupment policy in the event the Company is required to restate its financial statements.

✓    Annual Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, retains top talent, and discourages unnecessary risk taking by our executives.

✓    Independent Consultant: We use an independent compensation consultant retained by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company’s management.

✓    Independent Compensation Committee: Our Compensation Committee is composed solely of independent directors.

×     No Guaranteed Increases: We do not guarantee salary increases or annual incentives for our NEOs.

×     No Hedging: We prohibit the hedging of the Company’s stock by directors, officers, or employees of the Company.

×     No Pledging: We prohibit the pledging of the Company’s stock by directors and officers of the Company.

×     No Repricing Without Stockholder Approval: We do not reprice underwater stock options without stockholder approval.

×     No Discount Grants: We do not provide for grants of equity below fair market value.

Stockholder Feedback and Compensation Committee Response

The Compensation Committee considered the results of the non-binding, advisory proposal on our executive compensation philosophy, policies and practices as set forth in our 2015 Proxy Statement, in making executive compensation decisions during Fiscal 2016. In 2015, our stockholders approved our executive compensation program with approximately 91% support. As in prior years, we continued to engage some of our largest investors and solicit and consider feedback on a variety of corporate governance topics, including executive compensation practices.

•

Changes in Long-Term Incentive Design. Effective Fiscal 2016, our long-term equity incentive program was redesigned to better support our business strategy, drive long-term performance and promote retention of key talent. In particular, we:

➢	changed our equity program so that 100% of our NEOs’ annual equity awards will be performance-based;
➢	eliminated grants of stock options;
➢

changed the performance measure used in our long-term equity incentive plans from net income to EPS to differentiate from our short-term cash incentive plan, which utilizes net income as a measure to determine payout; and

➢

discontinued the use of Total Shareholder Return (“TSR”) as a modifier under our long-term incentive plans which we believe is not a meaningful comparative measure given the lack of an appropriate defined peer group.

•

Amendment to Employment Agreement with Ralph Lauren. Effective beginning Fiscal 2016, we entered into an amendment to our employment agreement with Mr. R. Lauren (the “Lauren Amendment”), which modified Mr. R. Lauren’s performance and equity-based compensation in a manner designed to closely align his pay to the Company’s performance and to support and recognize Mr. R. Lauren’s unique contributions as founder, executive, lead designer and spokesperson for the Company. In particular, Mr. R. Lauren agreed to the following:

➢	reduction of his total target compensation by 24% from $24.75 million to $18.75 million;
➢	modification of his annual equity award so that his long-term incentive payments will be 100% performance-based equity;
➢	elimination of stock options from his annual equity award; and
➢	increase in maximum bonus payout from 150% to 200% of the new target, to reward him with a greater maximum payout for outstanding performance.

During Fiscal 2016, we entered into a second amendment, effective as of November 2, 2015, in connection with Mr. R. Lauren’s change in role to Executive Chairman and Chief Creative Officer, and commencement of Mr. Larsson’s employment as President and CEO. The components of Mr. R. Lauren’s compensation, including his performance and equity-based compensation levels, are set forth in Mr. R. Lauren’s employment agreement, as reduced pursuant to the Lauren Amendment, and are not subject to change by the Company until the expiration of the term of his employment agreement on April 1, 2017.

Executive Compensation Programs

Compensation Program Objectives

We maintain executive compensation programs designed to reward sustained business growth and results. These programs are intended to drive stockholder value through the following principles:

•	attract, motivate and retain highly qualified employees;
•	establish challenging goals balanced between short-term and long-term objectives;
•	award a meaningful portion of compensation in variable (versus fixed) pay, with a significant portion of variable compensation in the form of long-term equity awards;
•	promote collaborative leadership behavior designed to achieve goals in a complex global organization; and
•	avoid unnecessary or excessive risk-taking that could reward employees at the expense of stockholders.

Determination of Compensation for Executives

•

Market Data. In Fiscal 2016, we operated in three distinct but integrated business segments: wholesale, direct-to-consumer (which includes brick and mortar stores and e-commerce) and licensing, and our primary products included apparel for men, women and children, accessories, home furnishings and fragrance. In addition, we initiated a reorganization during Fiscal 2016 to highlight our six distinct global brand groups. As a result, we believe our product breadth, multi-channel distribution and global reach are unique among luxury and apparel companies. Accordingly, while the Compensation Committee considers, among other things, competitive market compensation paid by other companies in our industries in establishing our executive compensation programs, it does not use a designated peer group as a primary comparative metric.

In determining the compensation for Mr. Larsson as our new President and CEO, the Compensation Committee reviewed compensation levels at various categories of companies such as leading apparel and accessories manufacturers, high-profile branded retail organizations and companies of similar revenue size and industry. However, the Compensation Committee does not set executive compensation at, or near, any particular target percentile within a peer group. Instead, the Committee uses compensation market data across multiple peer groups as a consideration in setting our executive compensation levels.

•

Other Considerations. In addition to market data, the Compensation Committee considers several other factors in determining executive compensation levels, including internal pay equity, nature and scope of responsibility, an employee’s current performance and expected future contributions, succession planning considerations relative to development and retention, and our performance, financial plans and budget.

In determining the compensation for Mr. Larsson, our new President and CEO, the Compensation Committee, in consultation with its independent compensation consultant and independent outside counsel, also considered, among other things, Mr. Larsson’s extensive global retail leadership experience, his prior compensation and achievements at his former employer, the Company’s internal pay equity and his expected future contributions in his role with the Company. See the “Executive Employment Agreements and Compensatory Arrangements” section for a summary of the terms of Mr. Larsson’s employment agreement.

At the time that the Compensation Committee determined the compensation structure under Mr. R. Lauren’s employment agreement, he served as our Chairman and CEO and the Compensation Committee took into consideration that Mr. R. Lauren not only drives the vision and strategy of a unique, complex, global organization with highly successful wholesale, direct-to-consumer and licensing divisions in multiple product categories, but he is also the founder, creator and name behind our brands. Mr. R. Lauren is our chief designer and brings to us extraordinary and rare talent that is unrivaled by others in our industry. His career has resulted in numerous tributes for his contributions to the fashion industry, including the Council of Fashion Designers of America’s four highest honors: The Lifetime Achievement Award, the Womenswear Designer of the Year Award, the Menswear Designer of the Year Award and the Retailer of the Year Award. The Compensation Committee believes that Mr. R. Lauren’s leadership, aesthetic vision, direction and the public’s association of his name and likeness with our branded products are unparalleled, unique and integral components of our success, and that his contributions to our longstanding, consistent achievement over nearly five decades have been, and continue to be, instrumental in creating significant stockholder value. These factors were taken into account with respect to setting Mr. R. Lauren’s compensation opportunity during Fiscal 2016, the terms set forth in his employment agreement entered into on June 26, 2012, and the terms set forth in the Lauren Amendment, which also took into account recent stockholder and proxy advisor feedback. See the “Stockholder Feedback and Compensation Committee Response” section for a summary of the terms of Mr. R. Lauren’s amended employment agreement.

In determining the compensation of our other NEOs, the Compensation Committee considered the impact, scope of responsibility and leadership structure required to support the long-term growth of our business in an increasingly complex global environment. See the “Executive Employment Agreements and Compensatory Arrangements” section for a summary of the terms of the other NEOs’ employment agreements and other compensatory arrangements.

•

Role of the Compensation Committee and Management. In addition to its responsibilities to, among other things, review and administer our compensation plans and to maintain oversight in the development of succession plans for certain key executive positions within our senior management, the Compensation Committee is responsible for reviewing and approving the employment agreements for each of our NEOs which include their salary, bonus and certain other compensation components. In determining the long-term incentive component of the compensation for each of our NEOs pursuant to each of their employment agreements, as applicable, the Compensation Committee considered, among such other factors as it deemed relevant, our performance, long-term stockholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to each of our NEOs in past years. As noted above under “Executive Compensation Programs – Determination of Compensation for Executives – Market Data,” while the Compensation Committee considers market information, the Compensation Committee believes that considerations unique to our Company have a greater impact in setting executive compensation. On an annual basis, the Compensation Committee also reviews and approves the corporate performance goals and objectives relevant to the compensation payable to our NEOs.

Subject to previously approved applicable obligations in an officer’s employment agreement, the Compensation Committee also reviews and approves, on an annual basis, the compensation of key members of our senior management, and reviews and approves the corporate performance goals and objectives relevant to the compensation payable to each of them. In addition, the Compensation Committee regularly reviews the design and structure of our executive compensation programs to ensure that management’s interests are closely aligned with stockholders’ interests and that the compensation programs are designed to further our strategic priorities.

•

Role of Compensation Consultants. We engage our compensation consultants to assist in reviewing our overall compensation strategy and total compensation package and to provide input on the competitive market for executive talent, evolving executive and director compensation market practices, program design and regulatory compliance. The Compensation Committee retains an independent compensation consulting firm, Steven Hall & Partners (“SHP”), to provide guidance in connection with significant executive compensation decisions. The Compensation Committee has the sole authority to retain and terminate the independent compensation consulting firm and approve the firm’s fees and other retention terms. SHP does not provide other services to the Company or the Company’s management. In Fiscal 2016, the Compensation Committee engaged SHP to provide these independent advisory services, including those in connection with Mr. Larsson’s compensation as reflected in his employment agreement, which is discussed in the “Executive Employment Agreements and Compensatory Arrangements” section below. The Compensation Committee meets with its advisor, as needed, in the Compensation Committee’s sole discretion.

Separate from the Compensation Committee’s consultant, during Fiscal 2016, our Company’s management continued to retain the services of Compensation Advisory Partners, LLC (“CAP”), as its independent compensation consultant. CAP’s role is to assist management in the development and analysis of executive compensation matters.

Employment Agreements

In general, we have a longstanding practice of entering into employment agreements with our corporate officers and select members of our senior management. We believe that employment agreements provide greater assurance of continuity and retention of critical creative and operating talent in a highly competitive industry. All of our NEOs have employment agreements other than Mr. D. Lauren. Employment agreements for our NEOs are reviewed and approved by the Compensation Committee in consultation with the Compensation Committee’s independent compensation consultant and, when appropriate, the Committee’s independently retained legal advisors, and with Mr. R. Lauren and Mr. Larsson with respect to our other NEOs. The terms of Mr. D. Lauren’s compensation arrangement were determined based on his role in the organization and were also approved by the Compensation Committee.

The guidelines for salary, bonus and certain other compensation components for each NEO with an employment agreement are set forth in his or her respective employment agreement. The agreements also provide for certain benefits, including those in the event of various termination or change in control situations. We believe that providing for these benefits in such situations enhances the value of the business by preserving the continuity of management during potential change in control situations and by focusing our senior executives on our long-term priorities. See “Executive Employment Agreements and Compensatory Arrangements,” “Summary Compensation Table” and “Potential Payments

Upon Termination or Change in Control” below for a more detailed description of the payments and benefits provided under each NEO’s employment agreement and other compensatory arrangements.

•

New Employment Agreement with Stefan Larsson. In Fiscal 2016, we entered into an employment agreement with Stefan Larsson, our new President and CEO, effective as of November 2, 2015 (the “Larsson Employment Agreement”). The Larsson Employment Agreement provided that Mr. Larsson shall be entitled to an annual equity award and bonus that will be 100% based on the Company’s performance, and also provided for a sign-on equity award, over two-thirds of which will vest based on the Company’s performance. The remaining portion of Mr. Larsson’s sign-on equity award was time-based, which, along with a sign-on cash award, was intended to compensate Mr. Larsson for equity that he forfeited when he left his former employer. Mr. Larsson’s time-based equity award vests ratably over a four-year period.

•

Amendment to Employment Agreement with Ralph Lauren. As discussed under “Stockholder Feedback and Compensation Committee Response” above, effective beginning Fiscal 2016, we entered into an amendment to our employment agreement with Mr. R. Lauren.

•

New and/or Amended Employment Agreements with Our Other NEOs. In addition, during Fiscal 2016 we entered into a new employment agreement with each of Mr. Madore, Mr. Peterson and Mr. Kosh, in connection with their promotions to Corporate Senior Vice President and CFO, President, Global Brands and Executive Vice President, CAO, respectively. In determining the compensation of each of these executives, we considered, among other things, the increased responsibility of Mr. Madore, Mr. Peterson and Mr. Kosh. Mr. Peterson and Mr. Kosh subsequently separated from the Company effective as of May 31, 2016 and October 15, 2015, respectively. In Fiscal 2017, we entered into a new employment agreement with Ms. Hermann in connection with her promotion to Global Brand President, Luxury, Women’s Collections, and World of Accessories and we announced the appointment of Jane Nielsen as Corporate Senior Vice President and CFO, effective as of September 7, 2016 or such date as mutually agreed upon by us. Mr. Madore is expected to remain as the Company’s Corporate Senior Vice President and CFO until the effective date of Ms. Nielsen’s appointment.

Key Components of Executive Compensation

The principal elements of our senior executive compensation programs are summarized in the following table and described in more detail below.

Compensation Element	Performance-Based	Objective
Base Salary		Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled employees

Annual Cash Incentive Bonus	✓	Motivate and reward employees to achieve or exceed our current-year financial goals with variable cash compensation earned based on achieving pre-established annual goals

Long-Term Equity-Based Incentives	✓

Align an employee’s interest with that of our stockholders and encourage executive decision-making that maximizes value creation over the long-term with variable equity compensation earned based on achieving pre-established long-term goals

Compensation Element: Base Salary

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. Base salaries for each of our NEOs are determined and approved by the Compensation Committee. In general, base salaries may be reviewed periodically by the Compensation Committee and are provided in each NEO’s employment agreement other than Mr. D. Lauren.

Fiscal 2016: Base Salary

As of the end of Fiscal 2016, the annual base salaries for our NEOs were as follows:

Name/Title	Fiscal 2016 Base Salary ($)
Ralph Lauren Executive Chairman and Chief Creative Officer	1,750,000
Stefan Larsson President and CEO	1,250,000
Valérie Hermann [1] Global Brand President, Luxury, Women’s Collections, and World of Accessories	900,000
David Lauren [2] Executive Vice President, Global Advertising, Marketing and Communications	850,000
Robert L. Madore [1] Corporate Senior Vice President and CFO	700,000
Jackwyn L. Nemerov Former President and COO (until November 13, 2015)	1,000,000
Christopher H. Peterson [1] Former President, Global Brands (until May 31, 2016)	1,000,000
Mitchell A. Kosh [1] Former Executive Vice President and CAO (until October 15, 2015)	900,000

(1)

The base salaries of Mr. Madore, Mr. Peterson and Mr. Kosh were adjusted to reflect each of their promotions into new roles with expanded responsibility. In April 2015, Mr. Madore’s base salary was increased from $575,000 to $700,000; Mr. Peterson’s base salary was increased from $900,000 to $1,000,000; and Mr. Kosh’s base salary was increased from $850,000 to $900,000. In Fiscal 2017, Ms. Hermann’s base salary was increased from $900,000 to $950,000 to reflect her promotion to a new role with expanded responsibilities.

(2)	The base salary of Mr. D. Lauren was adjusted in April 2015 from $775,000 to $850,000 in recognition of his role in the transition of our organization to our new global brand management structure.

Overview of Performance-Based Compensation Programs

The Compensation Committee strongly believes that our compensation practices accomplish the goal of pay-for-performance by rewarding our executives for the achievement of both short-term and long-term superior financial and strategic performance. To align our executives’ compensation with stockholders’ interests, the Compensation Committee has concluded that a majority of our executives’ compensation should be at-risk — in the form of annual cash incentive and long-term equity-based awards.

The charts below show the balance of the at-risk elements that comprised the target direct compensation for our NEOs. These charts also correlate to the “Summary Compensation Table” with the exception of Mr. Larsson. The chart for Mr. Larsson represents his annual target direct compensation per the terms of his employment agreement, but does not include his one-time, sign-on cash and equity awards. These charts illustrate the significance of the performance-based portions of our NEO compensation programs relative to total compensation and the alignment with performance and stockholder interests. Based on annual targets, excluding sign-on cash and equity awards, 90% of Mr. Larsson’s target total direct compensation is at-risk. Ninety-one percent of Mr. R. Lauren’s target total direct compensation was at-risk.

(1)	Does not include one-time, sign-on cash and equity awards provided to Mr. Larsson.

(2)	Does not include Ms. Nemerov, Mr. Peterson and Mr. Kosh, who have separated from the Company.

Compensation Element: Annual Cash Incentive Awards

We have two cash incentive bonus plans – our EOAIP and our EIP. Each plan is designed to promote executive decision-making and achievement that supports the realization of key overall Company financial goals.

•

Amended and Restated Executive Officer Annual Incentive Plan (EOAIP). The EOAIP is a stockholder-approved, short-term cash incentive bonus plan, in which the Compensation Committee determines the eligible EOAIP participants from among our executive officers. Key features of the EOAIP are:

➢

Payouts are based on different levels of achievement, which include Threshold, Target and Maximum levels, established by the Compensation Committee each year. In Fiscal 2016, the Compensation Committee determined that the following performance levels were applicable to EOAIP participants:

Threshold	The minimum level of performance for which a bonus is paid is set at 80% of the Target level. No bonuses will be earned if the Threshold level of performance is not achieved
Target	100% achievement of financial goals
Maximum	Achievement at a superior level of performance of up to 110% of the Target level

➢	No payouts are made in any year in which we fail to earn a profit.
➢

Participants are eligible for a bonus opportunity based 100% on our overall financial performance, without consideration of performance of specific divisions or any discretionary performance factors. Bonus payments are subject to adjustments, if applicable, as described further below.

➢	Participants may have individual payout schedules based upon each such participant’s existing employment agreement.

➢	All bonuses under the EOAIP are capped, subject to the respective employment agreements of each participant.
➢	The Compensation Committee has the authority to:

¡	determine the eligible EOAIP participants from among our executive officers;
¡	establish the financial performance goals (from the list of performance measures previously approved by stockholders) and payout schedules, including any adjustments;
¡

to the extent permitted under Section 162(m) of the Code, omit, among other things, the effect of unbudgeted extraordinary items, any gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles;

¡	establish the required achievement levels against pre-determined performance goals under the EOAIP; and
¡	exercise discretion to reduce or eliminate, but not increase, the bonus amounts payable under the EOAIP.

The Compensation Committee believes that the EOAIP is an incentive plan that provides executive officers with compensation that is tightly aligned with their significant roles and broad responsibilities within the Company and reflects their contributions to our overall success.

In connection with their respective promotions during Fiscal 2016, each of Mr. Madore’s, Mr. Peterson’s and Mr. Kosh’s EOAIP targets increased during Fiscal 2016. As a percentage of base salary; Mr. Madore’s target increased from 50% to 75%, Mr. Peterson’s target increased from 200% to 300% and Mr. Kosh’s target increased from 75% to 100%. In Fiscal 2017, in connection with her promotion, Ms. Hermann’s target increased from 150% to 175%.

•

Executive Incentive Plan (EIP). Eligible EIP participants are those employees who are in positions of Senior Director level and above (“EIP Participants”), other than those who participate in the EOAIP. Effective Fiscal 2017, Director level employees are also eligible EIP Participants. EIP Participants are eligible to receive a bonus based on the Company’s overall corporate performance or a combination of the Company’s overall corporate performance and their division’s performance. In Fiscal 2016, Mr. D. Lauren’s EIP was based on the Company’s overall corporate performance. Mr. D. Lauren’s EIP target increased from 50% to 75% of base salary during Fiscal 2016 in recognition of his critical role and responsibilities in our new global brand management structure.

Fiscal 2016: Annual Cash Incentive Awards

Each year, we engage in an extensive and deliberate process to establish our financial budget, performance measures and performance targets which are subject to Compensation Committee approval. After our independent auditors issue their audit opinion for the completed fiscal year, the Compensation Committee determines the extent, if at all, to which financial performance has been achieved against pre-established targets and, based upon the degree of achievement, the Compensation Committee approves the annual cash incentive bonuses payable to each NEO under the EOAIP and EIP, as applicable. The Compensation Committee believes that the performance of each of our NEOs is represented by the Company’s financial results and thus, discretionary individual performance is not considered in determining their bonuses.

For Fiscal 2016, under both of the EOAIP and EIP, the corporate performance measure selected was NIBT. The Compensation Committee believes that NIBT is aligned with stockholders’ interests and is a comprehensive indicator of our annual performance. In establishing Fiscal 2016 financial targets, the Compensation Committee took into consideration factors such as: deceleration of the global luxury market, core business slowdown, unfavorable foreign currency exchange rates, and investment costs for operating systems and infrastructure to support our global growth objectives and maximize customer relationship management. As a result, the Compensation Committee established full-year Fiscal 2016 financial goals at a level that would require a sufficiently challenging level of performance, taking into account these factors, in order to achieve target bonus payouts.

Each of Mr. Larsson, Ms. Hermann, Mr. D. Lauren, Mr. Madore and Mr. Peterson may have their respective bonuses adjusted (from minus 10% to plus 10%) based upon the degree of achievement of a previously established additional strategic financial goal. The Compensation Committee also believes that managing the Company’s expenses is an important part of our ongoing strategic objectives. As a result, the strategic financial goal performance measure selected for Mr. Larsson, Ms. Hermann and Mr. Madore was selling, general and administrative expenses (excluding expense for cash bonuses and expense for stock awards) as a percentage of net revenues. In connection with his area of responsibility, Mr. D. Lauren’s strategic goal measured the management of global advertising expenses. The bonus payment for Mr. R. Lauren is based solely on actual financial performance against the Company’s overall performance measures, as selected by the Compensation Committee for the applicable fiscal year, and is not adjusted based on performance against any additional strategic financial goal.

Each of our NEOs was eligible for a bonus in Fiscal 2016 (with the exception of Ms. Nemerov and Mr. Kosh due to each of their resignations from the Company prior to the end of Fiscal 2016) when we reached 80% of the full year NIBT target. In Fiscal 2016, we achieved 87% of the NIBT target which resulted in payment of bonuses less than target. The Compensation Committee believes this level of payout represents strong pay for performance alignment. The following table sets forth our Fiscal 2016 EOAIP and EIP target NIBT goals compared to Fiscal 2015, and actual performance as measured against those goals.

Performance Period	Target Goal (millions)	Actual Performance[1] (millions)	Adjustment for Strategic Financial Goal (expense management)[2]	Actual Compensation Awarded as % of Target[2]
Fiscal 2016	$882.1	$770.6	0%	68%
Fiscal 2015	$1,138.7	$1,071.1	0%	85%

(1)	Represents actual NIBT performance results after giving effect to various adjustments approved by the Compensation Committee.

(2)	For Fiscal 2016 there was no adjustment for the strategic goal, other than for Mr. D. Lauren, as the performance expectation was achieved at target level. The strategic goal adjustment for Mr. D. Lauren was +10%. Any adjustment in annual bonus attributable to the strategic financial goal is not applicable to Mr. R. Lauren.

The table below sets forth the target bonus and actual Fiscal 2016 bonus for each of our NEOs:

Name/Title	Target Bonus ($)	Actual Fiscal 2016 Bonus [2] ($)
Ralph Lauren[1] Executive Chairman and Chief Creative Officer	6,000,000	4,101,695
Stefan Larsson[1,3] President and CEO	1,546,500	1,051,620
Valérie Hermann[1] Global Brand President, Luxury, Women’s Collections, and World of Accessories	1,350,000	918,000
David Lauren Executive Vice President, Global Advertising, Marketing and Communications	637,500	476,850
Robert L. Madore[1] Corporate Senior Vice President and CFO	525,000	357,000
Jackwyn L. Nemerov[4] Former President and COO	N/A
Christopher H. Peterson[1] Former President, Global Brands	3,000,000	2,040,000
Mitchell A. Kosh[5] Former Executive Vice President and CAO	N/A

(1)

Target bonus amounts payable to Mr. R. Lauren, Mr. Larsson, Ms. Hermann, Mr. Madore and Mr. Peterson are set forth in their respective employment agreements. Target bonus in Fiscal 2016 reflects a pro-rated amount for Mr. Larsson based on the date that he commenced employment with the Company, on November 2, 2015. Mr. Larsson’s full year target annual bonus is $3,750,000. Target bonus amount payable to Mr. D. Lauren is based on his role in the organization and was approved by the Compensation Committee.

(2)

For Fiscal 2016 there was no adjustment for the strategic goal in the EOAIP as the performance expectation was achieved at target level. Any adjustment in annual bonus attributable to the strategic financial goal is not applicable to Mr. R. Lauren. The strategic financial goal in the EOAIP was selling, general and administrative expenses as a percentage of net revenue. Mr. R. Lauren’s actual bonus equaled 68.4% of target as determined by calculating the interpolated amount set forth on the bonus schedule in his employment agreement. For Fiscal 2016 there was a +10% adjustment based on the achievement of the EIP strategic goals set for Mr. D. Lauren. The strategic financial goal for Mr. D. Lauren measured the management of global advertising expenses.

(3)	Excludes one-time cash sign-on bonus received by Mr. Larsson as part of his compensation package.

(4)	Ms. Nemerov was not eligible for a bonus payout for Fiscal 2016 as per her separation agreement and release effective as of September 30, 2015.

(5)	Mr. Kosh was not eligible for a bonus payout for Fiscal 2016 as per his separation agreement and release effective as of September 29, 2015.

Compensation Element: Long-Term Equity-Based Incentives

Long-term equity-based incentives are intended to align executive and stockholder interests and encourage executive decision-making that maximizes stockholder value creation over the long term. The values, mix, and type of annual grants for each senior executive are discussed by management and the Compensation Committee and ultimately approved by the Compensation Committee, unless the terms have been previously approved and set forth in an employment agreement. Mr. Larsson, as an incentive to join the Company, was provided with a one-time sign-on equity award for equity that he forfeited when he left his former company. The terms of these awards are outlined in his employment agreement. For Mr. R. Lauren, the determination of the mix and type of his Fiscal 2016 annual grant was provided for under his employment agreement. We also require, through stock ownership guidelines, that our directors, our NEOs and select other members of our senior management team hold a certain amount of equity in order to build and maintain a long-term ownership position in our Company. See “Stock Ownership Guidelines” below.

Fiscal 2016: Overview of Long-Term Equity-Based Incentives

All equity awards to our NEOs in Fiscal 2016 were granted under our 2010 Stock Incentive Plan. These awards all provide the recipient with the opportunity to receive shares of our Class A Common Stock over a specified period. The achievement of our performance goals, for our performance-based equity awards, is subject to adjustment to exclude the effect of certain unbudgeted events and transactions, as permitted under the 2010 Stock Incentive Plan, in accordance with the rules established by the Compensation Committee at the beginning of each fiscal year.

During Fiscal 2016, these awards consisted of:

Fiscal 2016 Awards Granted	Performance Measure*	Performance Period
Performance Share Units (PSUs)	Cumulative Earnings per Share (EPS)	Fiscal 2016 – Fiscal 2018
Performance-Based Restricted Stock Units (PRSUs)	EPS	Fiscal 2016
Performance Shares	Net Income Before Taxes (NIBT)	Fiscal 2017 – Fiscal 2020
Time-based Restricted Stock Units (RSUs)**	N/A	N/A

* The performance measures for each kind of performance-based equity award were set by the Compensation Committee at the time of grant.

** Time-based awards are only granted to NEOs in limited situations. During Fiscal 2016, we granted time-based RSUs to Mr. Larsson as part of his sign-on equity award when he joined the Company and to Mr. D. Lauren as part of his annual compensation package prior to his determination as a NEO.

Details regarding the PSUs, PRSUs, Performance Shares and time-based RSUs are outlined below.

•

PSUs. PSUs granted in Fiscal 2016 will vest based on our cumulative EPS over a three-year performance period. The Compensation Committee chose EPS as the performance measure applicable for performance-based equity grants following collaboration with its independent compensation advisors in conjunction with the analysis of proxy advisor and stockholder feedback. The Compensation Committee believes EPS is an appropriate performance measure since it is a comprehensive metric that assesses our overall performance over a significant period of time, aligns with the creation of stockholder value and differs from the metric used in our short-term cash incentive plan.

The PSU grant provides for a target number of shares that will vest and be paid out subject to achievement of pre-established financial goals. The performance and payout levels are summarized as follows:

Performance level	% of Goal Achieved	% of PSUs Vested

Threshold Target Maximum	70% 100% 110%	75% 100% 150%
No payout is earned for performance below Threshold. Vesting is interpolated for performance between 70% and 100% of Target, and for performance between 100% and 110% of Target.

The Compensation Committee believes the payout percentages provide an appropriate balance between the performance levels required relative to the level of payout, based on targets that require significant effort for achievement over a multi-year period. Once an award is granted in any fiscal year, the pre-established performance measures, performance goals, vesting schedule or payout schedule cannot be modified for that grant, unless otherwise approved by the Compensation Committee, during the applicable performance term.

•

PRSUs. Beginning in Fiscal 2016, for NEOs other than Mr. R. Lauren and Mr. D. Lauren, we granted PRSUs with a performance threshold for the first fiscal year of the three-year vesting period. All three tranches of the Fiscal 2016 PRSUs were earned and available for vesting based on our achievement of the Fiscal 2016 performance goal. The Compensation Committee believes that the use of EPS as a measure for the award of PRSUs is, like the performance measure utilized for the PSUs, a comprehensive indicator of our annual performance. Unlike the PSUs, PRSUs do not provide for payouts above or below the target shares awarded. If the performance goal for the first fiscal year had not been achieved in Fiscal 2016, all three tranches of the PRSUs would have been forfeited.

The performance level that had to be achieved in order for the Fiscal 2016 PRSUs to be earned and available for vesting was the Threshold level of $4.91, which was 70% of the target EPS of $7.01.

•

Performance Shares. Only Mr. Larsson received Performance Shares, which were granted in connection with his appointment. Mr. Larsson’s Performance Shares are a performance-based equity award that vests over a four-year performance period (Fiscal 2017 through Fiscal 2020), and is designed to reward Mr. Larsson if the Company’s earnings increase at a rate of 7.5% year-over-year over the course of the performance period, based on the performance metric of adjusted NIBT and using the Company’s Fiscal 2016 adjusted NIBT as an initial baseline. Although the grant was made by the Company on November 3, 2015, the grant date for accounting purposes under ASC 718 did not occur until after the end of Fiscal 2016. As a result, Mr. Larsson’s Performance Shares are not included in the compensation tables under “Executive Compensation Matters” below. Mr. Larsson’s Performance Shares will be included as Fiscal 2017 grants in the compensation tables in the Company’s 2017 Proxy Statement.

•

Time-Based RSUs. In limited situations with respect to our NEOs, such as in connection with new hires and critical retention needs, we will grant time-based RSUs, as we did for Mr. Larsson in Fiscal 2016. Mr. Larsson’s one-time time-based vesting award is discussed in the “Executive Employment Agreements and Compensatory Arrangements” section below. Mr. D. Lauren was also granted time-based RSUs prior to his determination as a NEO during Fiscal 2016. Time-based RSUs replaced Pro-Rata vesting (“Pro-Rata”) restricted performance share units (“RPSUs”) (as described under “Previously Awarded Long-Term Equity-Based Incentives Vested in Fiscal 2016”) as the primary equity vehicle for our broad-based executive population. Mr. D. Lauren’s equity grants for Fiscal 2017 were 100% performance-based.

In addition, certain shares underlying vested time-based RSUs held by Mr. R. Lauren must continue to be held and are not distributable to him until his employment is terminated.

Long-Term Equity-Based Incentive Awards Granted in Fiscal 2016

The Compensation Committee establishes guidelines annually for determining long-term equity-based incentive grants to certain of our employees under the 2010 Stock Incentive Plan. These guidelines generally provide that the type of awards and the number of shares to be granted to employees are based on their position levels within our Company. In Fiscal 2016, with the exception of Mr. D. Lauren, the NEOs received long-term equity-based incentive awards as provided under their respective employment agreements. Mr. D. Lauren’s Fiscal 2016 annual grants were determined based on his role in the organization and approved by the Compensation Committee.

In Fiscal 2016, each of our NEOs received an annual long-term equity award consisting of PSUs, PRSUs and/or time-based RSUs, as applicable. Mr. Larsson also received a grant of Performance Shares, which is not reflected in the table below because the grant date was established in the first quarter of Fiscal 2017, in accordance with ASC 718 as noted above. The grant of Performance Shares to Mr. Larsson will be included in the compensation tables in the Company’s 2017 Proxy Statement.

In Fiscal 2016, each of our NEOs received the following long-term equity grants:

Name/Title	PSUs[1]	Performance- Based RSUs[1]	RSUs
Ralph Lauren[1] Executive Chairman and Chief Creative Officer	82,838	–	–
Stefan Larsson[1,2] President and CEO	13,886	13,887	26,660
Valérie Hermann[1] Global Brand President, Luxury, Women’s Collections, and World of Accessories	4,707	4,707	–
David Lauren[3] Executive Vice President, Global Advertising, Marketing and Communications	1,883	–	1,884
Robert L. Madore[1] Corporate Senior Vice President and CFO	2,071	2,070	–
Jackwyn L. Nemerov[1] Former President and COO	33,888	33,888	–
Christopher H. Peterson[1] Former President, Global Brands	16,944	16,944	–
Mitchell A. Kosh[1] Former Executive Vice President and CAO	3,012	3,012	–

(1)	PSUs and/or PRSUs were granted to all NEOs on May 15, 2015, except Mr. Larsson. Mr. Larsson was granted PSUs and PRSUs effective as of November 3, 2015, shortly after he joined the Company.
(2)

Pursuant to Mr. Larsson’s employment agreement, time-based RSUs granted in Fiscal 2016 vest in four equal installments on the anniversary of the grant in Fiscal 2017, Fiscal 2018, Fiscal 2019, and Fiscal 2020.

(3)

Mr. D. Lauren was granted time-based RSUs prior to his determination as a NEO in Fiscal 2016. His time-based RSUs granted in Fiscal 2016 vest in three equal installments on the anniversary of the grant in Fiscal 2017, Fiscal 2018, and Fiscal 2019.

Previously Awarded Long-Term Equity-Based Incentives Vested in Fiscal 2016

Cliff-vesting (“Cliff”) RPSUs, Cliff RPSUs with TSR Modifier, and Pro-Rata RPSUs were part of the Company’s equity incentive program in Fiscal 2015 and in prior years. None of these are awarded under our current long-term equity incentive program.

•

Cliff RPSUs. Cliff RPSU awards that were granted in Fiscal 2014 vested in May 2016 based upon our achievement of pre-established financial goals for the three-year performance period (Fiscal 2014-2016). Our cumulative net earnings performance target for this three-year fiscal period from Fiscal 2014 through Fiscal 2016 was approximately $2,660 million. The target for the Fiscal 2014 Cliff RPSUs was based on the three-year plan established during the fall of 2012, as our Fiscal 2014 began on March 31, 2013. In establishing the targets for the Fiscal 2014 Cliff RPSUs, we required ongoing performance improvement based on the three-year plan. The Compensation Committee established the Fiscal 2014 Cliff RPSU financial targets for the three-year performance period to require a higher level of performance relative to Fiscal 2013’s strong results and taking into consideration various other factors, including additional investment costs for new products, retail development and operational infrastructure, as well as increasing global digital presence, and international repositioning of stores. Actual performance for the three-year period was approximately $2,287 million, or approximately 86% of target, after giving effect to various adjustments approved by the Compensation Committee in accordance with the terms of the awards. Based on this performance, the Cliff RPSUs that vested in May 2016 were paid out at 88% of target.

•

Cliff RPSUs with TSR Modifier. In addition, Cliff RPSUs with TSR Modifier awards that were granted in Fiscal 2014 vested in May 2016 based on the same cumulative net earnings goal over three fiscal years, in accordance with the vesting percentages described above for Cliff RPSUs, and included a TSR performance modifier. The TSR Modifier was based on relative TSR that compares our TSR (which measures the performance of our stock price and dividends) to the TSR generated by the S&P 500 during the applicable three-year performance period. At the end of the performance period, the Compensation Committee adjusted the final Cliff RPSU with TSR Modifier award by the amount of the TSR Modifier as set forth below:

Relative TSR Performance Range	TSR Adjustment
>80th Percentile	125%
>60th but <80th Percentile	112.5%
>40th but <60th Percentile	100%
>30th but <40th Percentile	87.5%
< 30th Percentile	75%

There is no interpolation for performance between identified Relative TSR performance ranges.

The actual three-year TSR performance related to Fiscal 2014 Cliff RPSUs with TSR Modifier was below the 30th percentile. This percentile ranking resulted in a payout multiplier of 75% of the Fiscal 2014 Cliff RPSU award payout. Based on this payout multiplier, the Cliff RPSUs with TSR Modifier were paid out at 66% of target (88% multiplied by 75%).

•

Pro-Rata RPSUs. In May 2016, the second and third tranches of Pro-Rata RPSUs, previously granted to Mr. Madore in Fiscal 2015 and 2014, vested based on continuous service. A pro-rated portion of the third tranche of Pro-Rata RPSUs, previously granted to Mr. Kosh in Fiscal 2014, vested in May 2016 in accordance to the terms of his separation agreement and release effective as of September 29, 2015. All three tranches of the Pro-Rata RPSUs were earned and available for vesting based on achievement of the first year performance goal of NIBT which was achieved for both the Fiscal 2015 and Fiscal 2014 Pro-Rata RPSUs.

Stock Ownership Guidelines

Our Board and Compensation Committee believe it is important for key members of our senior management team and non-employee directors to build and maintain a long-term ownership position in our Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period.

In June 2010, the Compensation Committee established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group to further link the interests of these individuals with those of our stockholders.

In June 2015, the Compensation Committee approved changes to our stock ownership guidelines to better align with competitive practice by focusing on the value of shares owned. The philosophy for the Company’s stock ownership guidelines remains unchanged and continues to apply to our non-employee directors, our NEOs and select other members of senior management. Effective June 2015, our stock ownership guidelines were modified as follows:

•

The application of a multiple of salary approach is used to establish stock ownership targets. The five-year threshold for achievement was replaced with a hold-and-retain requirement of 50% of net shares earned from stock award vestings and stock option exercises until the ownership target is met.

•	Unvested time-based RSUs, and PRSUs with a one year performance target, also count toward the achievement of ownership targets.

For all employees who are hired, promoted, or holding a position or title designated as covered by the guidelines after June 30, 2015, the participation date will be as of June 30 in the year following their designation as a participant. As such, Mr. Larsson, as a designated participant, will be subject to the stock ownership guidelines with an effective date of participation on June 30, 2016. His target will be set at six times his annual base salary.

The minimum number of shares required will be determined annually in June using the NEO’s applicable multiple and base salary as of the beginning of the current fiscal year and the average daily closing share price for the 20 trading days ending on May 31 of that year. If at any time the minimum number of shares owned is not achieved, the NEO will be required to retain 50% of the net shares resulting from the vesting of all time-based RSU awards, performance-based awards and 50% of the net shares resulting from the exercise of all stock option awards, until the NEO’s applicable level of ownership is met and maintained. The guidelines for NEOs and other senior members of management were based on competitive multiples of salary depending on such employee’s position within our Company. Further details on the guidelines for non-employee directors are provided in the “Director Compensation” section.

As of the end of Fiscal 2016, the following stock ownership targets were in effect for our NEOs:

Name	Share Ownership Target Value
Ralph Lauren, Executive Chairman and Chief Creative Officer[1]	6 times base salary
Valérie Hermann, Global Brand President, Luxury, Women’s Collections, and World of Accessories[1]	2 times base salary
David Lauren, Executive Vice President, Global Advertising, Marketing and Communications[1]	1 times base salary
Robert L. Madore, Corporate Senior Vice President and CFO[2]	2 times base salary
Jackwyn L. Nemerov, Former President and COO[3]	N/A
Christopher H. Peterson, Former President, Global Brands[3]	N/A
Mitchell A. Kosh, Former Executive Vice President and CAO[3]	N/A

(1)	These designated participants have exceeded their Fiscal 2016 stock ownership target. The participation date for Mr. Larsson under our stock ownership guidelines will be June 30, 2016.

(2)

In Fiscal 2017, the Company announced the appointment of Jane Nielsen as Corporate Senior Vice President and CFO, effective as of September 7, 2016 or such date as mutually agreed upon by the Company and Ms. Nielsen. Mr. Madore is expected to remain as the Company’s Corporate Senior Vice President and CFO until the effective date of Ms. Nielsen’s appointment, after which Mr. Madore will no longer be subject to our stock ownership guidelines.

(3)

Each of Ms. Nemerov and Mr. Kosh separated from our Company prior to the end of Fiscal 2016. Mr. Peterson separated from our Company effective as of May 31, 2016. As a result, they are no longer subject to our stock ownership guidelines.

Shares directly or beneficially owned by an employee subject to the guidelines count toward the achievement of ownership guidelines, including certain shares underlying vested time-based RSUs that may not be distributed to Mr. R. Lauren until his employment is terminated.

All Other Compensation

Employee Benefits

We provide a number of benefit plans to all eligible employees, including our NEOs. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short and long-term disability coverage and a 401(k) plan. Our NEOs are also eligible for financial counseling and an annual car allowance (except for those NEOs who receive the use of an automobile and driver as provided below), and in the case of Mr. R. Lauren, Mr. D. Lauren, Mr. Madore, Ms. Nemerov (prior to her resignation) and Mr. Kosh (prior to his resignation), an annual executive physical.

Other Benefits

We provide our NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation programs. We believe that these benefits generally allow our executives to work more efficiently, promote our brand and are legitimate business expenses. The costs of these benefits constitute only a small percentage of each NEO’s total compensation. We provide the use of an automobile and driver to Mr. R. Lauren and

Ms. Nemerov (prior to her resignation). In addition, pursuant to his employment agreement and for security purposes, Mr. R. Lauren is required to use private aircraft for any travel and is reimbursed for the expense of such business travel. Furthermore, under Mr. R. Lauren’s current employment agreement, we will reimburse him up to a maximum aggregate amount of $200,000 for any expense incurred as a result of his use of his private aircraft, or other acceptable private aircraft, for personal travel. Under her employment agreement, prior to her resignation, Ms. Nemerov was able to use the Company’s aircraft for any travel. Our other NEOs, including Mr. Larsson, are permitted to use our aircraft for personal travel on a limited basis. In addition, Mr. Larsson is eligible for relocation benefits as provided for in his employment agreement. We also provide a merchandise discount on most of our products to all of our employees, including our NEOs. See the “All Other Compensation” column of the “Summary Compensation Table” and related footnotes for a discussion of all perquisites and other personal benefits provided to our NEOs.

Deferred Compensation

We maintain a Supplemental Executive Retirement Plan (“SERP”) for certain of our employees, generally for those who had a title of Vice President and above when they were admitted to such plan. In October 2004, we ceased admitting new participants under the SERP. During Fiscal 2009, we suspended annual contributions to the SERP, and participants were allowed to withdraw their balances early in the fiscal year ending April 3, 2010 if they no longer wished to remain a participant in the SERP. Participants who remain in the SERP continue to receive interest on SERP balances based on the mid-term Applicable Federal Rate. All participants in the SERP are 100% vested. Mr. Kosh was the only NEO who remained a participant during Fiscal 2016. Mr. Kosh resigned from the Company effective as of October 15, 2015 and his deferred compensation balance will be distributed to him as provided in the SERP.

Related Considerations

Certain Tax Matters

Although Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain of our NEOs, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In assessing compensation proposals with respect to our NEOs, the Compensation Committee considers, among other things, the tax deductibility of such compensation, but reserves the right in all events to compensate our NEOs in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some or all portions of the compensation paid to a NEO whose compensation is subject to the deduction limits described above may not be deductible by us.

Our EOAIP and 2010 Stock Incentive Plan are generally designed to permit the deductibility of awards payable to our NEOs for federal income tax purposes even if the compensation paid to any such officer exceeds $1,000,000. However, a portion of each of Mr. R. Lauren’s and Mr. Larsson’s annual base salary will not be deductible since it exceeds $1,000,000. In addition, a portion of the compensation attributable to the sign-on equity awards, including the PSUs, the PRSUs and the time-based RSUs, as well as the payment earned under the Fiscal 2016 EOAIP, the cash sign-on bonus and relocation benefits that Mr. Larsson received upon his hire will not be deductible because such awards are not considered performance-based compensation for purposes of Section 162(m). In addition, the compensation attributable to the time-based RSUs previously awarded to Ms. Hermann and Mr. Peterson that vested during Fiscal 2016 will not be deductible, as such awards are not considered performance-based compensation for purposes of Section 162(m). See “Executive Employment Agreements and Compensatory Arrangements.”

Accounting Matters

Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the Compensation Committee considers in determining the amount, form, and design of each pay component for our executives.

Adjustment or Recovery of Awards

The EOAIP includes a formal policy regarding the recovery of awards granted under the EOAIP in connection with a restatement of our financial statements. Under this policy, if, as a result of a NEO’s intentional misconduct or gross negligence, we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its reasonable discretion, require such executive to promptly reimburse us for the amount of any payment previously received by the executive pursuant to the EOAIP that was earned or accrued during the 12 month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with management and with the other members of the Board. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the CD&A be included in our Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation Committee:

Joel L. Fleishman (Chair)

Frank A. Bennack, Jr.

Hubert Joly

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

The following table sets forth a summary of all compensation awarded or paid to or earned by our NEOs for Fiscal 2016, Fiscal 2015 and Fiscal 2014.

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6] ($)	All Other Compensation[7] ($)	Total[8] ($)
Ralph Lauren	2016	1,783,654	-	11,000,058	-	4,101,695	-	274,151	17,159,558
Executive Chairman and Chief Creative Officer	2015	1,750,000	-	9,701,760	4,576,836	7,657,895	-	271,086	23,957,577
	2014	1,750,000	-	9,440,416	4,977,166	8,107,759	-	262,595	24,537,936

Stefan Larsson	2016	528,846	2,750,000	5,857,731	-	1,051,620	-	901,103	11,089,300
President and CEO

Valérie Hermann	2016	917,308	-	1,203,670	-	918,000	-	18,000	3,056,978
Global Brand President, Luxury, Women’s Collections, and World of Accessories	2015	882,692	2,000,000	2,584,042	325,357	1,147,500	-	28,000	6,967,591

David Lauren	2016	864,904	-	481,648	-	476,850	-	25,575	1,848,977
Executive Vice President, Global Advertising, Marketing and Communications

Robert L. Madore	2016	712,500	-	529,465	-	357,000	-	42,955	1,641,920
Corporate Senior Vice President and CFO

Jackwyn L. Nemerov	2016	634,615	-	8,665,812	-	-	-	466,047	9,766,474
Former President and COO	2015	1,000,000	-	6,028,588	2,928,531	2,550,000	-	123,447	12,630,566
	2014	940,769	-	5,897,707	3,069,526	2,271,500	-	140,829	12,320,331

Christopher H. Peterson	2016	1,018,462	-	4,332,907	-	2,040,000	-	54,679	7,446,048
Former President, Global Brands	2015	900,000	-	1,205,847	585,706	1,530,000	-	53,979	4,275,532
	2014	840,769	-	1,179,306	618,628	1,435,500	-	251,871	4,326,074

Mitchell A. Kosh	2016	498,077	-	770,226	-	-	-	442,756	1,715,559
Former Executive Vice President, CAO	2015	850,000	-	468,833	227,739	541,875	-	48,036	2,136,483
	2014	803,846	-	2,002,640	245,219	495,000	-	46,012	3,592,717

(1)

The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements or compensation arrangements. Fiscal 2016 was a 53-week period. Each of Fiscal 2015 and Fiscal 2014 was a 52-week period. The amount for Mr. Larsson in Fiscal 2016 reflects base salary paid since he joined the Company effective as of November 2, 2015. The amounts for each of Ms. Nemerov and Mr. Kosh in Fiscal 2016 reflect base salaries paid until their employment with the Company ended on November 13, 2015 and October 15, 2015, respectively. See “Executive Employment Agreements and Compensatory Arrangements.”

(2)

With the exception of Mr. Larsson, who received a $2,750,000 one-time sign-on bonus in connection with his initial hire in Fiscal 2016, and Ms. Hermann, who received a $2,000,000 one-time sign-on bonus in connection with her hire in Fiscal 2015, the NEOs did not receive any discretionary bonuses, sign-on bonuses, or other annual bonus payments that are not contingent on the achievement of stipulated performance goals. Cash bonus payments that are contingent on achieving pre-established, substantially uncertain and communicated goals, including payments under the EOAIP (or in the case of Mr. D. Lauren, under the EIP), appear in the column headed, “Non-Equity Incentive Plan Compensation.”

(3)

The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of PSU, PRSU, RPSU (Pro-Rata RPSU, Cliff RPSU and Cliff RPSU with TSR Modifier), and time-based RSU awards granted during Fiscal 2016, Fiscal 2015 and Fiscal 2014, calculated in accordance with ASC 718. For Cliff RPSU awards that include a market condition in the form of a TSR Modifier, a Monte Carlo simulation model is used to estimate the award’s fair value on the date of grant. We determine the fair value of PSU, RPSU (without a TSR modifier), and time-based RSU awards using the average of the high and low stock prices on the date of grant, as adjusted to reflect the absence of dividends for those awards that are not entitled to dividend equivalents. For PSUs and RPSUs, the amounts shown in the table reflect the aggregate grant date fair value at the Target achievement level.

If Performance were assumed to be achieved at the Maximum level for PSUs, Cliff RPSUs and Cliff RPSUs with TSR Modifier, the aggregate grant date fair value would increase as follows:

	Fiscal 2016	Fiscal 2015		Fiscal 2014
	PSUs	Cliff RPSUs	Cliff RPSUs with TSR Modifier	Cliff RPSUs	Cliff RPSUs with TSR Modifier

Ralph Lauren	$5,500,029	$2,344,731	$4,385,761	$2,317,893	$4,204,052
Stefan Larsson[a]	$740,503	N/A	N/A	N/A	N/A
Valérie Hermann[b]	$298,651	$159,494	$288,095	N/A	N/A
Robert L. Madore[c]	$131,401	N/A	N/A	N/A	N/A
David Lauren[c]	$119,473	N/A	N/A	N/A	N/A
Jackwyn L. Nemerov	$2,150,133	$1,458,069	$2,723,394	$1,480,047	$2,570,412
Christopher H. Peterson	$1,075,066	$291,645	$544,737	$294,226	$516,998
Mitchell A. Kosh	$191,106	$113,391	$211,793	$112,594	$203,912

(a)

Mr. Larsson received his initial equity award in the form of PSUs, PRSUs, and time-based RSUs on November 3, 2015. His Fiscal 2016 stock award of time-based RSUs can only be paid out at Target. PRSUs can be paid at a range of zero to Target. As previously noted, Mr. Larsson’s Performance Shares will be included in the compensation tables in the Company’s 2017 Proxy Statement.

(b)

Ms. Hermann received her initial equity award in the form of Cliff RPSUs, Cliff RPSUs with TSR Modifier and time-based RSUs on her date of hire, April 7, 2014. Her Fiscal 2015 stock award of time-based RSUs can only be paid out at Target.

(c)	Mr. Madore and Mr. D. Lauren became NEOs in Fiscal 2016.

(4)

No stock options were granted in Fiscal 2016. The stock-based compensation amounts shown reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards granted during Fiscal 2015 and Fiscal 2014, calculated in accordance with ASC 718. We use the Black-Scholes option pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 19 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal 2016.

(5)	The amounts reported in this column represent payments made under the EOAIP (or in the case of Mr. D. Lauren, under the EIP) in June following the end of the fiscal year to which the payments relate.

(6)	The NEOs did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax qualified. See the “Non-Qualified Deferred Compensation Table.”

(7)

The amounts reported in this column represent the aggregate dollar amount for each NEO of all other compensation for the year, including perquisites and other personal benefits. Under SEC rules, we are required to identify by type all perquisites and other personal benefits for a NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual.

In Fiscal 2016, Mr. R. Lauren received perquisites and other personal benefits, including: personal use of an automobile and driver ($71,890), enhanced amount of business travel accident coverage, and reimbursement for personal travel ($200,000).

In Fiscal 2016, Mr. Larsson received perquisites and other personal benefits, including: a relocation allowance ($100,000) and relocation expenses ($358,205), tax gross-up related to relocation expenses ($427,748), and an automobile allowance and financial planning services.

In Fiscal 2016, each of Ms. Hermann and Mr. D. Lauren received perquisites and other personal benefits, including an automobile allowance.

In Fiscal 2016, Mr. Madore received perquisites and other personal benefits, including an automobile allowance and financial planning services.

In Fiscal 2016, prior to her separation from the Company, Ms. Nemerov received perquisites and personal benefits, including the use of an automobile and driver, use of the Company’s aircraft ($41,568) and financial planning services. In addition, included in Ms. Nemerov’s amount are severance payments ($384,615) received pursuant to a separation agreement and release that the Company entered into with her in connection with her separation of employment.

In Fiscal 2016, prior to his separation from the Company in Fiscal 2017, Mr. Peterson received perquisites and other personal benefits, including personal use of the Company’s aircraft, an automobile allowance and financial planning services.

In Fiscal 2016, prior to his separation from the Company, Mr. Kosh received perquisites and other personal benefits, including an automobile allowance and financial planning services. In addition, included in Mr. Kosh’s amount are severance payments ($418,846) received pursuant to a separation agreement and release that the Company entered into with him in connection with his separation of employment.

The calculation of incremental cost to the Company for any executive’s personal use of the Company’s aircraft includes the variable costs incurred by the Company as a result thereof, consisting of a portion of aircraft fuel, any flight-related fees and any travel expenses for the flight crew. In addition, Mr. D. Lauren, Ms. Nemerov and Mr. Kosh participated in an executive long-term disability insurance plan in Fiscal 2016, for which the Company incurred no incremental cost.

(8)	The amounts reported in this column are the sum of columns 1 through 7 for each of the NEOs. All compensation amounts reported in this column include amounts paid and amounts deferred.

Grants of Plan-Based Awards Table

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the NEOs in Fiscal 2016.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Approval Date	Grant Date		Threshold[1] ($)	Target[1] ($)	Maximum[1] ($)	Threshold[2] (#)	Target[2] (#)	Maximum[2] (#)
Ralph				3,000,000	6,000,000	12,000,000
Lauren	05/11/2015	05/15/2015	[4]				62,129	82,838	124,257				11,000,058
Stefan				773,250	1,546,500	2,319,750
Larsson	11/03/2015	11/03/2015	[3]							26,660			2,868,979
	11/03/2015	11/03/2015	[4]				10,415	13,886	20,829				1,481,006
	11/03/2015	11/03/2015	[5]				0	13,887	13,887				1,507,746
Valérie				675,000	1,350,000	2,700,000
Hermann	05/11/2015	05/15/2015	[4]				3,530	4,707	7,061				597,301
	05/11/2015	05/15/2015	[5]				0	4,707	4,707				606,369

David				318,750	637,500	1,275,000
Lauren	05/11/2015	05/15/2015	[3]							1,884			242,702
	05/11/2015	05/15/2015	[4]				1,412	1,883	2,825				238,946

Robert L.				262,500	525,000	1,050,000
Madore	05/11/2015	05/15/2015	[4]				1,553	2,071	3,107				262,802
	05/11/2015	05/15/2015	[5]				0	2,070	2,070				266,663

Jackwyn L.				N/A	N/A	N/A
Nemerov	05/11/2015	05/15/2015	[4]				25,416	33,888	50,832				4,300,265
	05/11/2015	05/15/2015	[5]				0	33,888	33,888				4,365,547

Christopher				1,500,000	3,000,000	4,500,000
H. Peterson	05/11/2015	05/15/2015	[4]				12,708	16,944	25,416				2,150,133
	05/11/2015	05/15/2015	[5]				0	16,944	16,944				2,182,774

Mitchell A.				N/A	N/A	N/A
Kosh	05/11/2015	05/15/2015	[4]				2,259	3,012	4,518				382,212
	05/11/2015	05/15/2015	[5]				0	3,012	3,012				388,014

(1)

Represents grants of cash incentive awards under the Company’s EOAIP (or in the case of Mr. D. Lauren, under the EIP). See “Compensation Discussion and Analysis—Key Components of Executive Compensation—Compensation Element: Annual Cash Incentive Awards” for a description of the material terms of these awards. Mr. Larsson’s award is pro-rated based upon his hire date of November 2, 2015. Ms. Nemerov and Mr. Kosh were not eligible for a payout under the EOAIP due to their respective separations from the Company prior to the end of Fiscal 2016.

(2)

Represents the number of PSUs and PRSUs that were granted in Fiscal 2016 under our 2010 Stock Incentive Plan. See “Compensation Discussion and Analysis—Key Components of Executive Compensation—Fiscal 2016: Overview of Long-Term Equity-Based Incentives” for a description of the material terms of these awards.

(3)

Represents time-based RSUs granted in Fiscal 2016 pursuant to Mr. Larsson’s employment agreement and time-based RSUs granted in Fiscal 2016 to Mr. D. Lauren, prior to his determination as a NEO. See “Compensation Discussion and Analysis-Key Components of Executive Compensation—Fiscal 2016: Overview of Long-Term Equity-Based Incentives” and “Executive Employment Agreements and Compensatory Arrangements” for a description of the material terms of these awards.

(4)	Represents the PSU grant.

(5)	Represents the PRSU grant.

Executive Employment Agreements and Compensatory Arrangements

•

Ralph Lauren’s Employment Agreement. During Fiscal 2016, Ralph Lauren was employed as our Chairman of the Board and CEO until November 2, 2015, and as our Executive Chairman and Chief Creative Officer thereafter, pursuant to an amended and restated employment agreement dated June 26, 2012, as amended as of March 29, 2015, and further amended as of November 2, 2015 (the “R. Lauren Employment Agreement”). The key terms of the R. Lauren Employment Agreement are indicated below:

➢	Term: The R. Lauren Employment Agreement provides for Mr. R. Lauren’s employment through April 1, 2017, the last day of our Fiscal 2017.

➢	Salary: Mr. R. Lauren is entitled to an annual base salary of not less than $1.75 million.

➢

Bonus: Mr. R. Lauren’s target bonus is in the amount of $6 million for each of the fiscal years during the term of his agreement. The maximum bonus provided for under his agreement in any fiscal year is 200% of that fiscal year’s target bonus.

➢

Equity Awards: Mr. R. Lauren receives an annual stock award grant with an aggregate target grant date fair market value of $11 million for each fiscal year during the term of the agreement. PSUs make up 100% of the awards. Each PSU award vests at the end of a three-year performance period, subject to Mr. R. Lauren’s continued employment with us and our achievement of our performance goals (except in certain circumstances subject to accelerated vesting upon the termination of his employment as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”). Three levels of achievement are used to determine vesting: Threshold, Target and Maximum. The Threshold level, which is 70% of the financial goal, must be achieved in order for any PSUs to vest and be provided to him at the end of the applicable vesting period. If performance is at the Threshold level, 75% of Mr. R. Lauren’s target shares plus accrued dividends will vest and be paid out. If performance is at the Target level, which is 100% of the financial goal, then his target shares plus accrued dividends will vest and be paid out. If performance is at the Maximum level, which is 110% or more of the financial goal, then 150% of the target shares plus accrued dividends will vest and be paid out. Vesting with respect to his PSUs shall be interpolated for performance between 70% and 110% of target goal(s) and none of his PSUs shall vest for performance below threshold goal(s).

➢

Other Benefits: Under the R. Lauren Employment Agreement, Mr. R. Lauren is required, for security purposes, to use his or other acceptable private aircraft for any travel. In addition to being entitled to reimbursement for any aircraft travel expenses he incurs which are business-related, he is also entitled to reimbursement for any personal aircraft travel expenses which he incurs, without any tax gross-up, up to a maximum aggregate amount of $200,000 per fiscal year. Mr. R. Lauren is also provided with a car and driver paid by us, and is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers.

➢

Non-compete: Under the R. Lauren Employment Agreement, Mr. R. Lauren is prohibited from competing with us anywhere in the world during the term of his employment and for a period of two years after the termination of his employment for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. R. Lauren under his employment agreement.

•

Stefan Larsson’s Employment Agreement. Stefan Larsson has been employed as our President and CEO since November 2, 2015, pursuant to the Larsson Employment Agreement dated September 25, 2015. The key terms of the Larsson Employment Agreement are as follows:

➢	Term: The Larsson Employment Agreement provides for Mr. Larsson’s employment through March 28,

2020, the last day of our Fiscal 2020, subject to automatic, successive one-year extensions thereafter unless either party gives at least 180 days’ prior notice that the term will not be extended.

➢	Salary: Under the Larsson Employment Agreement, Mr. Larsson is entitled to an annual base salary of not less than $1.25 million.

➢

Bonus: Under the Larsson Employment Agreement, Mr. Larsson is entitled to an annual incentive bonus opportunity up to 450% of his annual base salary, subject to the achievement of performance goals established by the Compensation Committee under the EOAIP, with a target bonus of 300% of his annual base salary. For Fiscal 2016, his bonus was pro-rated based on his start date. Mr. Larsson was also eligible to receive a cash sign-on bonus of either $2.75 million or $4.35 million, depending on whether certain of his unvested equity from his prior employer vested prior to his start date.

➢

Equity Awards: Under the Larsson Employment Agreement, Mr. Larsson is eligible, starting in Fiscal 2017, to receive annual equity awards under the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $7.5 million. In addition, Mr. Larsson received a one-time equity award (“One-Time Award”) under the 2010 Stock Incentive Plan with a target value of $9,125,000, granted on or before the last day of the fiscal quarter in which his start date occurred. Of this One-Time Award, a target value of $1.5625 million was in the form of PSUs, a target value of $1.5625 million was in the form of PRSUs, a target value of $3 million was in the form of time-based RSUs and a target value of $3 million was in the form of Performance Shares. The PSUs and the PRSUs were subject to the same performance goals and vesting period as those granted on May 15, 2015 to the Company’s NEOs. The time-based RSUs will vest in four equal installments on the anniversary date of the grant in Fiscal 2017, Fiscal 2018, Fiscal 2019 and Fiscal 2020, subject to continued service through each vesting date. The Performance Shares will vest in equal installments at the end of each fiscal year during the four-year performance period consisting of Fiscal 2017 through Fiscal 2020, subject to achievement of an annual earnings goal for each such fiscal year that is 7.5% higher than the earnings goal for the prior fiscal year, provided that if the earnings goal for the final fiscal year of the performance period (Fiscal 2020) is reached, all Performance Shares that did not vest in previous years shall then vest.

➢

Other Benefits: Under the Larsson Employment Agreement, Mr. Larsson is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500. The Larsson Employment Agreement also provides that he will receive a relocation allowance of $100,000 and other benefits in accordance with the Company’s relocation policy.

➢	Non-compete: Under the Larsson Employment Agreement, if Mr. Larsson’s employment terminates for any reason, he may not compete with us for one year after the termination of his employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. Larsson under his employment agreement.

•

Valérie Hermann’s Employment Agreement. During Fiscal 2016, under an employment agreement effective as of April 7, 2014, as amended (the “Former Hermann Employment Agreement”), Ms. Hermann was employed as our President of Ralph Lauren Luxury Collections. In Fiscal 2017, effective April 4, 2016, we entered into a new employment agreement with Ms. Hermann (the “New Hermann Employment Agreement”), which promoted her to the position of Global Brand President, Luxury, Women’s Collections and World of Accessories. The key terms of the Former Hermann Employment Agreement in effect during Fiscal 2016, and the key terms of the New Hermann Employment Agreement, are indicated below:

➢	Term: The New Hermann Employment Agreement provides for Ms. Hermann’s employment through July 1, 2020.

➢	Salary: Under the Former Hermann Employment Agreement, Ms. Hermann was entitled to an annual base salary of not less than $900,000. Under the New Hermann Employment Agreement, she is entitled to a base salary of not less than $950,000.

➢

Bonus: Under the Former Hermann Employment Agreement, Ms. Hermann was entitled to an annual incentive bonus opportunity under the terms of the EOAIP with a target bonus of 150% of her annual base salary and a maximum of 300% of her annual base salary. Under the New Hermann Employment Agreement, she is entitled to an annual incentive bonus opportunity under the terms of the EOAIP with a target bonus of 175% of her annual base salary and a maximum of 350% of her annual base salary.

➢

Equity Awards: Under the Former Hermann Employment Agreement, Ms. Hermann was eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of at least $1 million. Under the New Hermann Employment Agreement, Ms. Hermann is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $2.5 million.

➢

Other Benefits: Under both the Former Hermann Employment Agreement and the New Hermann Employment Agreement, Ms. Hermann is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500.

➢	Non-compete: Under the New Hermann Employment Agreement, if Ms. Hermann’s employment terminates for any reason, she may not compete with us for one year after the termination of her employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Ms. Hermann under her employment agreement.

•

David Lauren’s Employment Terms. David Lauren is employed on an at-will basis as our Executive Vice President, Advertising, Marketing & Communications. The key terms of Mr. D. Lauren’s employment are as follows:

➢	Salary: Mr. D. Lauren’s base salary is $850,000.

➢	Bonus: Mr. D. Lauren is eligible for an annual incentive bonus opportunity under the terms of the EOAIP with a target bonus of 75% of annual base salary and a maximum of 150% of annual base salary.

➢	Equity Awards: Mr. D. Lauren is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $550,000.

➢	Other Benefits: Mr. D. Lauren is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. D. Lauren under the terms of his employment.

•

Robert L. Madore’s Employment Agreement. In Fiscal 2016, we entered into an employment agreement with Robert L. Madore, our Corporate Senior Vice President and Chief Financial Officer, effective as of April 1, 2015 (the “Madore Employment Agreement”). The key terms of the Madore Employment Agreement are as follows:

➢

Term: The Madore Employment Agreement provides for Mr. Madore’s employment through March 31, 2018. In Fiscal 2017, the Company announced the appointment of Jane Nielsen as Corporate Senior Vice President and CFO, effective as of September 7, 2016 or such date as mutually agreed upon by the Company and Ms. Nielsen. Mr. Madore is expected to remain as the Company’s Corporate Senior Vice

President and CFO until the effective date of Ms. Nielsen’s appointment, in our Fiscal 2017.

➢	Salary: Under the Madore Employment Agreement, Mr. Madore is entitled to an annual base salary of not less than $700,000.

➢

Bonus: Under the Madore Employment Agreement, Mr. Madore is entitled to an annual incentive bonus opportunity under the terms of the EOAIP with a target bonus of 75% of annual base salary and a maximum of 150% of annual base salary.

➢

Equity Awards: Under the Madore Employment Agreement, Mr. Madore is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $550,000.

➢	Other Benefits: Mr. Madore is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500.

➢

Non-compete: If Mr. Madore’s employment terminates before the end of the employment term for any reason other than death, termination by us without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Robert L. Madore”) or voluntary termination by him for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Robert L. Madore”), he may not compete with us during the remainder of his scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. Madore under his employment agreement.

•

Christopher H. Peterson’s Employment Agreement. In Fiscal 2016, we entered into an employment agreement with Christopher H. Peterson, our President, Global Brands, effective as of April 1, 2015 (the “Peterson Employment Agreement”). Mr. Peterson’s employment ended effective as of May 31, 2016, in our Fiscal 2017. The key terms of the Peterson Employment Agreement were as follows:

➢	Term: The Peterson Employment Agreement had provided for Mr. Peterson’s employment through June 1, 2018, although his employment ended effective as of May 31, 2016.

➢	Salary: Under the Peterson Employment Agreement, Mr. Peterson was entitled to an annual base salary of not less than $1,000,000.

➢

Bonus: Under the Peterson Employment Agreement, Mr. Peterson was entitled to an annual incentive bonus opportunity ranging from 150% to 450% of his annual base salary, subject to the achievement of performance goals established by the Compensation Committee under the EOAIP, with a target bonus of 300% of his annual base salary.

➢

Equity Awards: Pursuant to the Peterson Employment Agreement, Mr. Peterson was eligible to receive annual equity awards under the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $4.5 million.

➢

Other Benefits: Under the Peterson Employment Agreement, he was eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and received a monthly car allowance of $1,500.

➢

Non-compete: Under the Peterson Employment Agreement, if Mr. Peterson’s employment was terminated for cause or he resigned without good reason, in each case as defined in the agreement, he could not compete with us for the remainder of his scheduled employment term or six months, whichever was greater, and if he was terminated without cause or resigned without good reason, he could not compete with us for six months following termination.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. Peterson under his employment separation agreement and release.

•

Jackwyn L. Nemerov’s Employment Agreement. Jackwyn L. Nemerov was employed as our President and Chief Operating Officer pursuant to an employment agreement effective as of November 1, 2013, as amended (the “Nemerov Employment Agreement”). Her employment ended on November 13, 2015. The key terms of the Nemerov Employment Agreement were as follows:

➢

Term: The Nemerov Employment Agreement had provided for her employment through April 1, 2017, the last day of our Fiscal 2017, subject to automatic, successive one-year extensions thereafter unless either party gave at least 180 days’ prior notice that the term would not be extended. Ms. Nemerov’s employment with the Company ended effective as of November 13, 2015.

➢	Salary: Under the Nemerov Employment Agreement, Ms. Nemerov was entitled to an annual base salary of not less than $1 million.

➢

Bonus: Under the Nemerov Employment Agreement, Ms. Nemerov was entitled to an annual incentive bonus opportunity ranging from 150% to 450% of her annual base salary, subject to the achievement of performance goals established by the Compensation Committee under the EOAIP, with a target bonus of 300% of her annual base salary.

➢

Equity Awards: Under the Nemerov Employment Agreement, Ms. Nemerov was eligible to receive annual equity awards under the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $9 million.

➢

Other Benefits: Under the Nemerov Employment Agreement, Ms. Nemerov was entitled to be reimbursed for the cost of a car and driver and to participate in all other employee benefit plans that by their terms were applicable to her or that were provided to other similarly situated senior executives. In addition, for security purposes, she was permitted to use the Company aircraft for any travel.

➢	Non-compete: Under the Nemerov Employment Agreement, if Ms. Nemerov’s employment terminated for any reason, she could not compete with us for one year after the termination of her employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Ms. Nemerov under her employment separation agreement and release.

•

Mitchell A. Kosh’s Employment Agreement. In Fiscal 2016 and effective April 1, 2015, we entered into an employment agreement with Mr. Kosh (the “Kosh Employment Agreement”), which promoted him to the position of Executive Vice President, Chief Administrative Officer. His employment ended effective as of October 15, 2015. The key terms of the Kosh Employment Agreement were as follows:

➢	Term: The Kosh Employment Agreement had provided for Mr. Kosh’s employment through June 1, 2018, although his employment ended effective as of October 15, 2015.

➢	Salary: Under the Kosh Employment Agreement, Mr. Kosh was entitled to an annual base salary of not less than $900,000.

➢

Bonus: Under the Kosh Employment Agreement, Mr. Kosh was entitled to an annual incentive bonus opportunity under the terms of the EOAIP with a target bonus of 100% of his annual base salary and a maximum of 200% of his annual base salary.

➢

Equity Awards: Under the Kosh Employment Agreement, Mr. Kosh was eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $800,000.

➢

Other Benefits: Under the Kosh Employment Agreement, he was eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and received a monthly car allowance of $1,500.

➢

Non-compete: Under the Kosh Employment Agreement, if Mr. Kosh’s employment terminated before the end of the employment term for any reason other than death, termination by us without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”) or voluntary termination by him for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”), he could not compete with us during the remainder of his scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. Kosh under his employment separation agreement and release.

Outstanding Equity Awards at Fiscal 2016 Year-End Table

The following table provides information concerning the unexercised stock options outstanding and unvested stock awards for each of our NEOs as of the end of Fiscal 2016.

Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options # Exercisable[1]	Number of Securities Underlying Unexercised Options # Unexercisable[2]		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3] (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[5] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)
Ralph Lauren	150,000	0		0	$100.560	07/16/2017
	100,000	0		0	$75.190	07/16/2017
	100,000	0		0	$134.530	07/15/2018
	86,724	0		0	$140.975	07/16/2019
	47,466	23,733	[6]	0	$181.935	07/15/2020
	26,543	53,086	[7]	0	$159.680	07/14/2021
							44,007	$4,280,121	101,775	$9,898,637
Stefan Larsson				N/A
							40,547	$3,943,601	10,415	$1,012,963
Valérie Hermann	3,043	6,086	[7]	0	$159.680	07/14/2021
							13,139	$1,277,899	6,297	$612,446
David Lauren	4,668	0		0	$54.145	07/16/2016
	3,180	0		0	$75.190	07/16/2017
	1,764	0		0	$134.530	07/15/2018
	2,676	0		0	$140.975	07/16/2019
	3,846	1,923	[6]	0	$181.935	07/15/2020
	1,522	3,044	[7]	0	$159.680	07/14/2021
							3,053	$296,935	2,767	$269,118
Robert L. Madore	352	0		0	$140.975	07/16/2019
	2,026	1,013	[6]	0	$181.935	07/15/2020
	773	1,546	[7]	0	$159.680	07/14/2021
							3,335	$324,362	2,554	$248,402
Jackwyn L. Nemerov	15,801	0		0	$134.530	11/13/2016
	23,985	0		0	$140.975	11/13/2016
	27,270	0		0	$181.935	11/13/2016
	47,118	0		0	$170.145	11/13/2016
	82,170	0		0	$159.680	11/13/2016
							61,651	$5,996,176	49,787	$4,842,284
Christopher H. Peterson	18,906	0		0	$150.170	09/28/2019
	5,270	2,635		0	$181.935	07/15/2020
	4,528	2,264		0	$170.145	11/04/2020
	5,478	10,956		0	$159.680	07/14/2021
							22,473	$2,185,724	17,583	$1,710,123
Mitchell A. Kosh	2,898	0		0	$134.530	07/15/2018
	4,416	0		0	$140.975	10/15/2018
	3,688	0		0	$181.935	10/15/2018
	2,130	0		0	$159.680	10/15/2018
							4,513	$438,934	1,754	$170,594

(1)	This column represents the number of shares of Class A Common Stock underlying exercisable options that have not been exercised as of April 2, 2016, the last day of Fiscal 2016.

(2)

This column represents the number of shares of Class A Common Stock underlying unexercisable options at April 2, 2016. These options vest and become exercisable ratably in three equal annual installments beginning one year after the grant date.

(3)

This column includes Fiscal 2014 Pro-Rata RPSUs, Fiscal 2015 Pro-Rata RPSUs, Fiscal 2014 Cliff RPSUs, Fiscal 2014 Cliff RPSUs with TSR Modifier and Fiscal 2016 PRSUs. The performance goals for Fiscal 2014 Pro-Rata RPSUs and Fiscal 2015 Pro-Rata RPSUs were achieved in previous years. The applicable performance goals for Fiscal 2014 Cliff RPSUs, Fiscal 2014 Cliff RPSUs with TSR Modifier and Fiscal 2016 PRSUs were achieved as of April 2, 2016. Fiscal 2014 Cliff RPSUs are included at 88% of target reflecting actual performance achieved. Fiscal 2014 Cliff RPSUs with TSR Modifier are included at 66% of target reflecting actual performance achieved. Fiscal 2016 PRSUs are included at 100% of target reflecting achievement of the Fiscal 2016 performance goal. Where applicable, shares have been rounded to whole numbers. This column also includes the number of shares of Class A Common Stock represented by unvested time-based RSUs. Time-based RSUs vest ratably in three equal annual installments beginning one year after grant date, except for those granted to Mr. Larsson. Mr. Larsson’s time-based RSUs granted on November 3, 2015 vest ratably in four equal annual installments beginning one year after grant date. Ms. Hermann’s time-based RSUs were granted on April 7, 2014 and Mr. D. Lauren’s time-based RSUs were granted on May 15, 2015.

The following shares vested and were paid out on May 15, 2016: the third and final tranche of Fiscal 2014 Pro-Rata RPSUs and the second tranche of Fiscal 2015 Pro-Rata RPSUs and the first tranche of time-based RSUs granted on May 15, 2015. The following shares vested and were paid out on May 27, 2016: the first tranche of Fiscal 2016 PRSUs, Fiscal 2014 Cliff RPSUs and Fiscal 2014 Cliff RPSUs with TSR Modifier. The final tranche of Fiscal 2015 Pro-Rata RPSUs, the second tranche of Fiscal 2016 PRSUs and the second tranche of time-based RSUs granted on May 15, 2015 will vest after the end of Fiscal 2017, subject to continued service at that time with regard to each eligible recipient thereof. The final tranche of Fiscal 2016 PRSUs will vest after the end of Fiscal 2018, subject to continued service at that time with regard to each eligible recipient thereof.

(4)	Calculated using the NYSE closing price of $97.26 per share of Class A Common Stock on April 1, 2016, the last business day of Fiscal 2016. Where applicable, shares have been rounded to whole numbers.

(5)

This column represents the number of shares of Class A Common Stock represented by unearned PSUs and RPSUs. See “Executive Employment Agreements and Compensatory Arrangements” and “Compensation Discussion and Analysis—Key Components of Executive Compensation—Long-Term Equity-Based Incentive Awards Granted in Fiscal 2016 and Previously Awarded Long-Term Equity-Based Incentives Vested in Fiscal 2016” for a description of the material terms of these PSUs and RPSUs. This column includes unearned Fiscal 2015 Cliff RPSUs, Fiscal 2015 Cliff RPSUs with TSR Modifier and Fiscal 2016 PSUs which, in accordance with SEC rules, are included and calculated at threshold performance. Where applicable, shares have been rounded to whole numbers.

(6)	These stock options will vest on July 15, 2016.

(7)	These stock options will vest in two equal annual installments on July 14, 2016 and July 14, 2017.

Option Exercises and Stock Vested During Fiscal 2016 Table

The following table provides information concerning the exercises of stock options and vesting of stock awards during Fiscal 2016 on an aggregated basis for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Ralph Lauren [1]	500,000	$35,751,526	61,880	$8,045,013

Stefan Larsson	0	$0	0	$0

Valérie Hermann [2]	0	$0	4,216	$589,165

David Lauren [3]	14,010	$1,160,559	1,465	$192,103

Robert L. Madore [4]	0	$0	1,376	$180,368

Jackwyn L. Nemerov [5]	0	$0	46,389	$6,077,606

Christopher H. Peterson [6]	0	$0	3,115	$333,056

Mitchell A. Kosh [7]	0	$0	5,298	$694,214

(1)

Mr. R. Lauren exercised 75,761 stock options on May 20, 2015 with an exercise price of $43.035; and 100,000 and 74,239 stock options on May 21, 2015, each with an exercise price of $57.755 and $43.035, respectively. Under a Rule 10b5-1 purchase plan executed in June 2015, Mr. R. Lauren exercised 50,000 stock options on each of August 19, 2015, September 21, 2015, October 19, 2015, November 19, 2015 and December 21, 2015. The exercise price for each of the stock options exercised August 19, 2015, September 21, 2015 and October 19, 2015 was $55.425 per share. The exercise price for each of the stock options exercised November 19, 2015 and December 21, 2015 was $54.145. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price.

Mr. R. Lauren acquired 54,917 shares on June 1, 2015 with a market price of $131.01 and the table includes a cash payment of $83.15 in lieu of fractional shares representing .6347 shares of Class A Common Stock. Market price is based upon the average of the high and the low stock prices on that day.

Mr. R. Lauren has outstanding vested RSUs whose underlying shares of Class A Common Stock will not be delivered until Mr. R. Lauren’s separation from the Company or if earlier, upon a change in control. These RSUs are eligible to receive dividend equivalents in the form of additional fully vested RSUs each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 1,524.54, 1,632.48, 1,771.11 and 2,035.18 were acquired respectively on April 10, 2015, July 10, 2015, October 9, 2015 and January 8, 2016. Market price (based on the average of the high and low sale price on each day) was $138.64, $129.94, $120.23 and $105.065, respectively.

(2)	Ms. Hermann acquired 4,216 shares upon the vesting of her time-based RSUs, with a market price of $139.745 on April 7, 2015.

(3)

Mr. D. Lauren exercised 9,375 and 4,635 stock options on May 29, 2015, each with an exercise price of $43.035 and $57.755, respectively. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price.

Mr. D. Lauren acquired 1,465 shares on June 1, 2015 with a market price of $131.01 and the table includes a cash payment of $173.59 in lieu of fractional shares representing 1.325 shares of Class A Common Stock. Market price is based upon the average of the high and low sale price on that day.

(4)

Mr. Madore acquired 1,376 shares on June 1, 2015 with a market price of $131.01 and the table includes a cash payment of $98.26 in lieu of fractional shares representing .75 shares of Class A Common Stock. Market price is based upon the average of the high and low sale price on that day.

(5)

Ms. Nemerov acquired 46,389 shares on June 1, 2015 with a market price of $131.01 and the table includes a cash payment of $183.42 in lieu of fractional shares representing 1.40 shares of Class A Common Stock. Market price is based upon the average of the high and low sale price on that day.

(6)	Mr. Peterson acquired 3,115 shares upon the vesting of his time-based RSUs, with a market price of $106.92 on September 28, 2015.

(7)

Mr. Kosh acquired 5,298 shares on June 1, 2015 with a market price of $131.01 and the table includes a cash payment of $122.82 in lieu of fractional shares representing .9375 shares of Class A Common Stock. Market price is based upon the average of the high and low sale price on that day.

Non-Qualified Deferred Compensation Table

The following table provides information with respect to our defined contribution and non-tax-qualified compensation deferral plans for each of our NEOs. For a description of the material terms of the SERP, see “Compensation Discussion & Analysis—All Other Compensation—Deferred Compensation.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Ralph Lauren	-	850,254 [1]	(15,269,161	) [2]	-	41,228,545 [3]

Stefan Larsson	-	-	-		-	-

Valérie Hermann	-	-	-		-	-

David Lauren	-	-	-		-	-

Robert L. Madore	-	-	-		-	-

Jackwyn L. Nemerov	-	-	-		-	-

Christopher H. Peterson	-	-	-		-	-

Mitchell A. Kosh	-	-	4,789	[4]	-	317,141

(1)

Represents the value of Mr. R. Lauren’s additional RSUs that are granted each time a cash dividend is paid on our outstanding shares. Additional RSUs of 1,524.54, 1,632.48, 1,771.11 and 2,035.18 were acquired respectively on April 10, 2015, July 10, 2015, October 9, 2015 and January 8, 2016. In each case, market price was based on the average of the high and low stock prices on each day.

(2)	The amount reflected for Mr. R. Lauren represents appreciation/depreciation accumulated on vested but not delivered RSUs.

(3)

Mr. R. Lauren’s RSUs are valued at $95.95, the average of the high and the low stock prices as of April 1, 2016, the last business day of Fiscal 2016 on which there were sales of shares. Mr. R. Lauren’s RSUs have vested but may not be distributed to him until his employment is terminated.

(4)

Represents earnings paid for the SERP for Mr. Kosh effective April 1, 2016 for Fiscal 2016. Such earnings for Mr. Kosh were based upon 1.53%, calculated in accordance with the SERP as the average of the mid-term Applicable Federal Rate for the three years prior to the date his initial distribution from the SERP commences. Mr. Kosh separated from the Company effective as of October 15, 2015 and his deferred compensation balance will be distributed to him as provided in the SERP.

 Potential Payments Upon Termination or Change in Control

•

Ralph Lauren. Under the R. Lauren Employment Agreement, in the event of termination without cause or resignation for good reason, Mr. R. Lauren would be entitled to receive, within 30 days following the date of termination, a lump sum cash payment equal to the sum of: (i) two years’ base salary; (ii) any accrued but unpaid compensation as of the date of termination; and (iii) two times the average annual bonus paid to him for the two fiscal years immediately preceding the year of his termination of employment. In addition, Mr. R. Lauren would be entitled to receive a pro-rated portion of the bonus he would otherwise have received for the fiscal year in which his termination of employment occurred, payment of which would be made when bonuses are paid to our other executives. Any unvested stock options would continue to vest on their scheduled vesting dates, and any unvested RPSUs and PSUs will vest based on actual performance over the applicable performance period as if Mr. R. Lauren had remained employed to the end of the performance period. Also, we will be obligated to continue to provide Mr. R. Lauren with office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver during the two year severance period.

In the event that his employment terminates due to his death or disability, Mr. R. Lauren or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated bonus for the fiscal year of termination, and with respect to his unvested stock options and unvested time-based RSUs, and unvested RPSUs and PSUs, such awards shall vest immediately and, in the case of his unvested stock options, shall be exercisable until the earlier of three years from the date of termination or the expiration date of the option, and in the case of his unvested time-based RSUs and unvested RPSUs and PSUs, shall be payable in shares of Class A Common Stock no later than 30 days after the vesting date; provided that Mr. R. Lauren’s pro-rated bonus for the fiscal year of termination will be paid at the same time as bonuses are paid to our other executives and except that if termination is based on death and occurs in the last year of the performance period, the unvested RPSUs and PSUs will vest and be paid out based on actual performance during the performance period.

If Mr. R. Lauren terminates his employment for any reason, other than for good reason, death or disability, or if we terminate his employment for cause (but not including a termination by reason of the Company’s non-renewal of the R. Lauren Employment Agreement (as described below)), then Mr. R. Lauren will only receive his base salary through the date of termination. In addition, under the R. Lauren Employment Agreement, if Mr. R. Lauren terminates his employment for any reason, other than for good reason, death or disability, any vested but unexercised stock options, unvested stock options, unvested time-based RSUs, and unvested RPSUs and PSUs held by him pursuant to his employment agreement shall be forfeited.

If Mr. R. Lauren’s employment terminates at the end of the term by reason of our failure to offer to extend the term or offer to enter into a new employment agreement on substantially the same terms as in the R. Lauren Employment Agreement, then he will be entitled to receive: (i) any accrued and unpaid compensation as of the date of termination; and (ii) his bonus for the fiscal year ending on the last day of the term. In addition, Mr. R. Lauren’s unvested and unexercised stock options and unvested RPSUs and PSUs shall vest and/or become exercisable in the same manner as if he resigned for good reason or if we terminated his employment without cause.

Under the R. Lauren Employment Agreement, in the event that a change in control precedes the termination of Mr. R. Lauren’s employment, he will continue to receive upon termination of employment the same amounts in the same manner as described in the paragraph above. In addition, any unvested stock options granted under the 1997 Stock Incentive Plan and any unvested time-based RSUs and RPSUs granted prior to the R. Lauren Employment Agreement would immediately vest upon a change in control. Under the R. Lauren Employment Agreement, Mr. R. Lauren’s RPSUs and PSUs granted during the term of the R. Lauren Employment Agreement would not immediately vest upon a change in control.

Under the R. Lauren Employment Agreement, the above-described amounts payable to him are subject to his compliance with the following restrictive covenants: (i) not to compete with us for two years following the termination of his employment; (ii) not to solicit any of our employees for three years following the termination of his employment; (iii) not to disparage us for three years following the termination of his employment; and (iv) not to disclose any of our confidential information.

Under the R. Lauren Employment Agreement, cause is defined as (A) the willful and continued failure by him to substantially perform his duties after demand for substantial performance is delivered by us that specifically identifies the manner in which we believe he has not substantially performed his duties; or (B) his conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting a felony; or (C) willful engaging by him in gross misconduct relating to his employment that is materially injurious to us or subjects us, monetarily or otherwise or which subjects, or if generally known, would subject us to public ridicule or embarrassment. Further, no act, or failure to act, shall be considered “willful” unless done, or omitted to be done, by Mr. R. Lauren not in good faith and without reasonable belief that his action or omission was in our best interest. Notwithstanding the forgoing, Mr. R. Lauren shall not be deemed to have been terminated for cause without (x) reasonable written notice to him setting forth the reasons for our intention to terminate him for cause, (y) an opportunity for him, together with his counsel, to be heard before the Board and (z) delivery to him of a specific termination notice from the Board that states that in the good faith opinion of the Board Mr. R. Lauren was guilty of the conduct set forth above in clauses (A), (B) or (C) above, and specifying the particulars thereof in detail. In addition, in the event that the Board has so determined in good faith that cause exists, the Board shall have no obligation to terminate Mr. R. Lauren’s employment if the Board determines in its sole discretion that such a decision not to terminate his employment is in our best interest.

Under the R. Lauren Employment Agreement, good reason is defined to mean (A) a material diminution in Mr. R. Lauren’s duties or the assignment to him of a title or duties inconsistent with his position, prior to November 2, 2015, as our Chairman and CEO, (B) a material reduction in his salary, or (C) our failure to comply with any material provision of his employment agreement; provided that the events described in clauses (A), (B) and (C) above will not constitute good reason unless such diminution, reduction or failure (as applicable) has not been cured within 30 days after notice of such noncompliance has been given by Mr. R. Lauren to us. In addition, under Mr. R. Lauren’s employment agreement, termination of employment for good reason must be within one year following the occurrence of the basis for such good reason to terminate, and Mr. R. Lauren must notify us of the existence of such good reason within 90 days of its occurrence.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

•

Stefan Larsson. Under the Larsson Employment Agreement, in the event of termination without cause or resignation for good reason, Mr. Larsson would be entitled to receive 400% of his base salary per year for a severance period equal to two years, plus a pro-rata EOAIP bonus for the year of termination based on actual performance. He will also vest in any unvested equity awards with only service-based vesting conditions as of the date of termination of his employment and any unvested equity awards with performance-based vesting conditions held by him will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals. In addition, Mr. Larsson will be entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which he participated prior to termination.

If Mr. Larsson’s employment terminates due to his death or disability, Mr. Larsson will be entitled to receive a pro-rated portion of the bonus for the year of termination based on actual performance for such year, and any outstanding equity awards shall be treated in the manner described above as if his employment was terminated by the Company without cause.

If Mr. Larsson voluntarily terminates his employment without good reason, or if we terminate his employment for cause, he will be entitled to receive only his base salary through the date of termination and any earned but unpaid annual bonus (if any) for the fiscal year prior to the fiscal year that includes the year of his termination of employment.

If either the Company or Mr. Larsson does not renew the Larsson Employment Agreement, Mr. Larsson shall be entitled to receive a bonus for the year of termination based on the Company’s performance for such year, and any outstanding equity awards shall be treated in the manner described above as if his employment was terminated by the Company without cause. In addition, if the Company does not renew the Larsson Employment Agreement, he shall be entitled to the same cash severance amounts as if his employment was terminated without cause.

If the Company terminates Mr. Larsson’s employment without cause or he terminates his employment for good reason, in either case within 12 months following a Change in Control (as defined in the Larsson Employment Agreement), then Mr. Larsson will be entitled to receive a lump sum amount equal to the total amount of cash severance he would receive if his employment was terminated without cause. In addition, any outstanding equity awards held by him will immediately vest (such immediate vesting shall also occur should Mr. Larsson’s employment be terminated in contemplation of a Change in Control, and the Change in Control actually occurs). For purposes of such vesting, any performance-based equity awards would be treated as if the target performance level was achieved. Pursuant to the Larsson Employment Agreement, to the extent that the aggregate present value of any payments or benefits payable to Mr. Larsson that constitute “parachute payments” under Section 280G of the Code (the “parachute amount”) would exceed 2.99 times his “base amount” (as defined for purposes of Section 280G of the Code), then such payments and benefits shall be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount (provided, that no reduction shall apply if he would retain, on a net aftertax basis, a greater amount than he would have retained, on a net after-tax basis, after applying such reduction).

Under the Larsson Employment Agreement, the above-described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) not to compete with us for one year following the termination of his employment; (ii) not to solicit any of our employees for two years following the termination of his employment; (iii) not to disparage us for seven years following the end of the employment term (and indefinitely with respect to Mr. R. Lauren and members of his family); and (iv) not to disclose any of our confidential information.

Under the Larsson Employment Agreement, cause is defined to mean: (1) the willful and continued failure by Mr. Larsson to substantially perform his duties hereunder after demand for substantial performance is delivered to him by us that specifically identifies the manner in which we believe he has not substantially performed his duties hereunder, (2) Mr. Larsson’s conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony, (3) the willful engaging by Mr. Larsson in gross misconduct relating to his employment that is materially injurious to the Company, monetarily or otherwise, or which subjects or if generally known would subject the Company to public ridicule. Notwithstanding the foregoing, Mr. Larsson’s employment may be terminated for cause only by act of the Board and, in any event, his employment shall not be deemed to have been terminated for cause without (x) reasonable written notice to Mr. Larsson setting forth the reasons for the Company’s intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice and (z) an opportunity for Mr. Larsson, together with his counsel, to be heard by the Board.

Under the Larsson Employment Agreement, good reason is defined to mean a termination of employment by Mr. Larsson within one (1) year following the occurrence of (A) a material diminution in or adverse alteration to his title as CEO, base salary, benefits, position, status, reporting lines or duties, (B) the relocation of his principal office outside the area which comprises a 50 mile radius from New York City, (C) a failure of the Company to comply with any material provision of the Larsson Employment Agreement, or (D) the Company requires the Executive to report to any person other than R. Lauren in his capacity as the Executive Chairman (and only for so long as R. Lauren serves as the Executive Chairman) or to the Board; provided, that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (1) until Mr. Larsson provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within 90 days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given by Mr. Larsson to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

•

Valérie Hermann. Ms. Herman’s potential payments upon termination or change in control as described in this section are based upon the Former Hermann Employment Agreement. Unless otherwise noted, the key terms of the New Hermann Employment Agreement remain the same as those under the Former Hermann Employment Agreement.

Under the Former Hermann Employment Agreement, if we terminated Ms. Hermann’s employment for any reason other than death, disability or cause (as defined in the Former Hermann Employment Agreement and as described below), or Ms. Hermann voluntarily terminated her employment for good reason (as defined in the Former Hermann Employment Agreement and as described below), she would have been entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to one year, plus an amount, payable at the end of the severance period, equal to 150% of her base salary. In addition, Ms. Hermann would have been entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination. Also, Ms. Hermann would have been entitled to receive any unpaid annual bonus for the fiscal year ended prior to the date of termination.

Under the New Hermann Employment Agreement, if we terminate Ms. Hermann’s employment for any reason other than death, disability or cause (as defined in her employment agreement and as described below), or Ms. Hermann voluntarily terminated her employment for good reason (as defined in her employment agreement and as described below), she will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to one year, plus an amount, payable at the end of the severance period, equal to 175% of her base salary. She will also vest in any unvested stock options, time-based RSUs and other equity awards with only service-based vesting conditions as of the date of termination of her employment and any unvested equity awards with performance-based vesting conditions held by her will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals. In addition, Ms. Hermann will be entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination. Also, Ms. Hermann will be entitled to receive any unpaid annual bonus for the fiscal year ended prior to the date of termination.

If Ms. Hermann voluntarily terminates her employment without good reason, or if we terminate her employment for cause, she will be entitled to receive only her base salary through the date of termination. In the event of her termination due to her death or disability, Ms. Hermann or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability. Under the New Hermann Employment Agreement, in the event of a termination due to death or disability, Ms. Hermann shall also be entitled to have her equity awards be treated in the same manner as they would be if she were terminated without cause.

Under the Former Hermann Employment Agreement, if we terminated Ms. Hermann’s employment without cause, or if she terminated her employment for good reason, within 12 months following our Change in Control (as defined in her employment agreement), she would have been entitled to receive a lump sum amount, payable within 15 days after the termination of her employment (unless required otherwise by Section 409A of the Code), equal to twice the sum of her annual base salary and the bonus paid to her for the fiscal year immediately preceding the fiscal year in which her employment terminated, and any unvested stock options granted under the 2010 Stock Incentive Plan would have vested and unvested RPSUs granted under the 2010 Stock Incentive Plan would have vested at either actual or target levels of performance as determined in accordance with the 2010 Stock Incentive Plan. In addition, Ms. Hermann would have been entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination.

Under the New Hermann Employment Agreement, if the Company terminates her employment without cause, or Ms. Hermann voluntarily terminates her employment for good reason, in each case within 12 months following a Change in Control of the Company (as defined in the employment agreement), then Ms. Hermann will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and the bonus she was paid for the most recently completed fiscal year immediately prior to her termination. In addition, in such event, any unvested stock options, unvested time-based RSUs and any other equity awards held by Ms. Hermann will immediately vest. In the case of any performance-based equity awards, the accelerated vesting will be calculated as if the target performance level was achieved, and such immediate vesting shall also occur should Ms. Hermann’s employment be terminated in contemplation of a Change in Control, and the Change in Control actually occurs.

Under the Former Hermann Employment Agreement, if, at the end of the term, we failed to offer to renew the Former Hermann Employment Agreement upon substantially similar material terms (not including Ms. Hermann’s one-time sign-on awards), and if we terminated Ms. Hermann’s employment without cause, or if she resigned, in either case at any time within the 12 month period following the end of the term, she would have been entitled to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to one year.

Under the New Hermann Employment Agreement, if, at the end of the term, the Company fails to offer to renew the New Hermann Employment Agreement upon substantially similar material terms, and if the Company terminates Ms. Hermann’s employment without cause, or if she resigns, in either case at any time within the 12 month period following the end of the term, she will be entitled to receive an amount equal to her base salary for a severance period equal to one year from the date of such termination. Effective as of the last day of the term, Ms. Hermann shall be treated as eligible for early retirement under the Company’s 2010 Stock Incentive Plan in connection with any termination of employment, other than a termination by the Company for cause. The provisions governing vesting upon retirement, including early retirement, contained in any PRSUs or PSUs or any other equity awards with performance-based or time-based vesting conditions granted to Ms. Hermann under the 2010 Stock Incentive Plan prior to the end of the term (but not including the performance thresholds required to vest in performance-based awards) will be not less favorable than those contained in the PRSUs and PSUs granted to her in May 2015, and the provisions concerning vesting and exercisability after retirement, including early retirement, contained in any stock options granted to her under the 2010 Stock Incentive Plan prior to the end of the term will be not less favorable than those contained in the stock options granted to her prior to the date of the New Hermann Employment Agreement.

Under the Former Hermann Employment Agreement, the above-described amounts and stock awards to be provided to her were subject to her compliance with the following restrictive covenants: (i) in the event her employment was terminated by us due to disability, for cause or the termination by her of her employment without good reason, not to compete with us for the remainder of her scheduled employment term; (ii) not to solicit any of our employees for the remainder of her scheduled employment term; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under the New Hermann Employment Agreement, the above-described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) not to compete with us for one year following the termination of her employment; (ii) not to solicit any of our employees for one year following the termination of her employment; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under both the Former Hermann Employment Agreement and the New Hermann Employment Agreement, cause is defined as: (i) intentional failure by Ms. Hermann to perform the duties of her employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by her to perform her duties has not been cured to our satisfaction, in our sole discretion, within 15 days after notice of such failure has been given by us to Ms. Hermann; or (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, or any other material misconduct or any violation of law (other than a traffic violation) committed by Ms. Hermann; or (iii) any intentional action by her causing material damage to or misappropriation of our assets; or (iv) her wrongful disclosure of our material confidential information; or (v) her engagement in any competitive activity which would constitute a breach of her employment agreement and/or of her duty of loyalty; or (vi) her breach of any of our material employment policies provided that the breach shall not constitute cause unless such failure by her to perform her duties has not been cured to our satisfaction, in our sole discretion, within 15 days after notice of such breach has been given by us to Ms. Hermann; or (vii) performance by her of her employment duties in a manner deemed by us, in our sole discretion, to be grossly negligent; or (viii) the commission of any act by her, whether or not performed in the workplace, which subjects us to public ridicule or embarrassment, or is materially detrimental or damaging to our reputation, goodwill, or relationships with our customers, suppliers, vendors, licensees or employees.

Under the Former Hermann Employment Agreement, good reason was defined as a termination of employment by Ms. Hermann within 150 days following the occurrence of: (A) a material diminution in or adverse alteration to her title, base salary, position or duties, (B) the relocation of her principal office outside the area which comprised a 50 mile radius from New York City or to a city in which our principal executive offices were not then located, (C) our failure to comply with any material provision of her employment agreement, or (D) we required her to report to anyone other than our CEO or the Board, provided that the events described in clauses (A), (B), (C) and (D) above would not constitute good reason (1) until Ms. Hermann provided written notice to us of the existence of such diminution, change, reduction, relocation failure or reporting change within 60 days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) was not cured within 30 days after any written notice of such noncompliance was given to us by Ms. Hermann.

Under the New Hermann Employment Agreement, good reason is defined as a termination of employment by Ms. Hermann within 150 days following the occurrence of: (A) a material diminution in or adverse alteration to Ms. Hermann’s title, base salary, position, or duties, it being understood that any change that may occur in certain of Ms. Hermann’s duties or responsibilities that does not change her title or role as Global Brand President, Luxury, Women’s Collections, and World of Accessories shall not be deemed adverse, (B) the relocation of her principal office outside the area which comprises a 50 mile radius from New York City or to a city in which the principal executive offices of the Company are not then located, (C) our failure to comply with any material provision of her employment agreement, or (D) we require her to report to anyone other than our CEO or the Board, provided that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (1) until Ms. Hermann provides written notice to us of the existence of such diminution, change, reduction, relocation failure or reporting change within sixty (60) days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given to us by Ms. Hermann.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

•

David Lauren. If we terminate Mr. D. Lauren without just cause, he would be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to his base salary for a severance period of one year. Under the Company’s Severance Pay Plan for employees in the United States, just cause is defined to mean (i) any act or omission by an employee resulting or intended to result in personal gain at the expense of the Company; (ii) the performance by the employee of his or her employment duties in a manner deemed by the Company to be grossly negligent; provided that the employee had previously received a written warning identifying the problem and outlining a course of corrective action, has been given a reasonable opportunity to correct his or her performance, and has failed or refused to do so; (iii) the improper disclosure by the employee of proprietary or confidential information or trade secrets of the Company, or intellectual property which the Company is under a duty to protect, including software licensed to the Company under agreements prohibiting disclosure; (iv) misconduct by the employee, including, but not limited to, fraud, falsification of Company records, failure to comply with Company policies, rules or guidelines (including a violation of the Company’s business code of conduct), harassment, excessive absenteeism, dishonesty, insubordination, theft, violent acts or threats of violence, or possession of alcohol or narcotics on the property of the Company, or the use of the Company’s property, facilities or services for illegal purposes; (v) the commission of a criminal act by the employee, whether or not performed in the workplace, which subjects, or if generally known, would subject, the Company to public ridicule or embarrassment; or (vi) documented poor job performance.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

•

Robert L. Madore. In Fiscal 2017, the Company announced the appointment of Jane Nielsen as Corporate Senior Vice President and CFO, effective as of September 7, 2016 or such date as mutually agreed upon by the Company and Ms. Nielsen. Mr. Madore is expected to remain as the Company’s Corporate Senior Vice President and CFO until the effective date of Ms. Nielsen’s appointment, in our Fiscal 2017. Under the Madore Employment Agreement, if the Company terminates his employment for any reason other than death, disability or cause (as defined in his employment agreement and as described below), or Mr. Madore voluntarily terminates his employment for good reason (as defined in his employment agreement and as described below), Mr. Madore will be entitled to continue to receive, in accordance with the Company’s normal payroll practices, an amount equal to his base salary for a severance period of one year, plus a lump sum amount, payable at the end of the severance period, equal to 75% of Mr. Madore’s base salary. In addition, Mr. Madore will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

If Mr. Madore voluntarily terminates his employment without good reason, or if the Company terminates his employment for cause, Mr. Madore will be entitled to receive only his base salary through the date of termination. In the event of Mr. Madore’s termination due to his death or disability, Mr. Madore or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability.

If the Company terminates Mr. Madore’s employment without cause within 12 months following a Change in Control of the Company (as defined in his employment agreement), Mr. Madore will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment (unless required otherwise by Section 409A of the Code), equal to twice the sum of his annual base salary and two times the bonus paid to him for the fiscal year immediately preceding the fiscal year in which his employment terminates. In addition, any unvested options and unvested RPSUs held by Mr. Madore will immediately vest, and all options held by him will remain exercisable for six months. In addition, Mr. Madore will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

Under the Madore Employment Agreement, the above-described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) in the event his employment is terminated by the Company due to disability, for cause or the termination by him of his employment without good reason, not to compete with the Company for the remainder of his scheduled employment term; (ii) not to solicit any employee of the Company for the remainder of his scheduled employment term; (iii) not to disparage the Company following the termination of his employment; and (iv) not to disclose any confidential information of the Company.

Under the Madore Employment Agreement, cause is defined as: (i) failure by Mr. Madore to perform the duties of his employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by him to perform his duties has not been cured to the satisfaction of the Company, in its sole discretion, within 15 days after notice of such failure has been given by the Company to Mr. Madore; (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by Mr. Madore; (iii) any action by him causing damage to or misappropriation of Corporation assets; (iv) his wrongful disclosure of the Company’s confidential information; (v) his engagement in any competitive activity which would constitute a breach of his employment agreement and/or of his duty of loyalty; (vi) his breach of any employment policy of the Company; (vii) performance by him of his employment duties in a manner deemed by the Company, in its sole discretion, to be grossly negligent; or (viii) the commission of any act by him, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, licensees or employees.

Under his employment agreement, good reason is defined as a termination of employment by Mr. Madore within 60 days following the occurrence of: (A) a material diminution in or adverse alteration to his title, base salary, position or duties, (B) the relocation of his principal office outside the area which comprises a 50 mile radius from New York City, or (C) a failure of the Company to comply with any material provision of his employment agreement provided that the events described in clauses (A), (B), and (C) above shall not constitute good reason (1) until Mr. Madore provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within 30 days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given by Mr. Madore to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

•

Christopher H. Peterson. In connection with the separation of employment of Mr. Peterson, the Company and Mr. Peterson entered into an employment separation agreement and release (the “Peterson Separation Agreement”) effective as of February 25, 2016, which provided for his termination of employment on May 31, 2016. Pursuant to the Peterson Separation Agreement, Mr. Peterson will receive as separation payments: an amount of $2 million, equal to 104 weeks of his annual base salary, paid as salary continuation; and a $3 million lump sum payment, equal to 300% of his annual base salary, payable at the end of the salary continuation period. The Peterson Separation Agreement further provides that Mr. Peterson will receive his bonus under the EOAIP for the Company’s Fiscal 2016 on the date that bonuses under the EOAIP are paid to the Company’s eligible executive officers (which will be on a date no earlier than May 15, 2016 and no later than June 15, 2016). In addition, the Peterson Separation Agreement provides that the treatment of Mr. Peterson’s outstanding stock options, RPSUs, PSUs and PRSUs, if any, will be governed by the terms of the Company’s 2010 Stock Incentive Plan. The Peterson Separation Agreement requires that Mr. Peterson provide the Company with certain transition services, and that he comply with certain confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants. The Peterson Separation Agreement also includes a general release by Mr. Peterson of claims against the Company.

•

Jackwyn L. Nemerov. In connection with the separation of employment of Ms. Nemerov, the Company and Ms. Nemerov entered into an employment separation agreement and release (the “Nemerov Separation Agreement”) effective as of September 30, 2015, which provided for her termination of employment on November 13, 2015. Pursuant to the Nemerov Separation Agreement, Ms. Nemerov received as separation payments: an amount of $1,384,616, equal to 72 weeks of her annual base salary, paid as salary continuation; and a $3 million lump sum payment, equal to 300% of her annual base salary, payable at the end of the salary continuation period. In addition, the Nemerov Separation Agreement provides for Ms. Nemerov to vest in all unvested stock options (or other equity awards with only service-based vesting) as of the date of termination, and that she will have one year from the termination date to exercise the stock options (but not later than the expiration date of such stock options). The Nemerov Separation Agreement further provides that she will vest in all performance-based equity awards based on the Company’s actual performance on the dates those awards were scheduled to vest without regard to her continued employment. The Nemerov Separation Agreement requires that Ms. Nemerov provide the Company with certain transition services, and that she comply with certain confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants. The Nemerov Separation Agreement also includes a general release by Ms. Nemerov of claims against the Company.

•

Mitchell A. Kosh. In connection with the separation of employment of Mr. Kosh, the Company and Mr. Kosh entered into an employment separation agreement and release (the “Kosh Separation Agreement”) effective as of September 29, 2015, which provided for his termination of employment on October 15, 2015. Pursuant to the Kosh Separation Agreement, Mr. Kosh received as separation payments: an amount of $2,215,385, equal to 128 weeks of his annual base salary, paid as salary continuation; a $900,000 lump sum payment, equal to 100% of his annual base salary, on the date that his bonus under the EOAIP for the Company’s Fiscal 2016 would have otherwise been payable had he remained employed; and an additional $900,000 lump sum payment, on the two-year anniversary of his termination date. In addition, the Kosh Separation Agreement provides that Mr. Kosh will be treated as a retiree under the Company’s 2010 Stock Incentive Plan with respect to his unvested equity, and a portion of his unvested equity will, in accordance with such status, vest (subject to Company performance goals where applicable). The Kosh Separation Agreement requires that Mr. Kosh provide the Company with certain transition services, and that he comply with certain confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants. The Kosh Separation Agreement also includes a general release by Mr. Kosh of claims against the Company.

Potential Payments Upon Termination or Change in Control Tables

The following tables reflect incremental payments and benefits that would be owed by the Company to each of our NEOs beyond what they had earned as of April 2, 2016 upon termination of their employment under certain circumstances or in the event of a change in control, assuming that:

•	the NEO’s employment terminated or, in the event of a change in control, such change in control occurred on April 2, 2016;

•	the NEO’s salary continues as it existed on April 2, 2016;

•	the NEO’s employment agreement, as applicable, and term as of April 2, 2016 applies;

•	RPSUs and PSUs that are accelerated upon a change in control are deemed to do so at target;

•

Awards granted under the 2010 Stock Incentive Plan held by participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vest immediately upon a change in control in accordance with the terms of the 2010 Stock Incentive Plan;

•

the stock price for the Class A Common Stock is $97.26 per share (the NYSE closing price of Class A Common Stock on April 1, 2016, the last business day of Fiscal 2016 in which there were sales of shares); and

•	the bonus for the period March 29, 2015 through April 2, 2016 (as determined by the Compensation Committee, has been earned by our NEOs as set forth in the “Summary Compensation Table”).

The tables do not include non-qualified deferred compensation, if any, that would be paid to the NEOs, which is set forth in the “Non-Qualified Deferred Compensation Table.” In addition, the tables do not include the value of vested but unexercised stock options as of April 2, 2016.

Executive Chairman and Chief Creative Officer - Ralph Lauren

	Cash Severance – Base Salary[1]	Cash Severance – Bonus		Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0		$0		$0	$0

By the Company Without Cause/by the Executive for Good Reason	$3,500,000	$15,765,654	[4]	$19,476,446	[5]	$910,819	$39,652,919

Death or Disability	$0	$0		$19,476,446		$0	$19,476,446

Retirement	N/A	N/A		N/A		N/A	N/A

Change in Control with Termination	$3,500,000	$15,765,654	[6]	$19,476,446	[6]	$910,819	$39,652,919

(1)

In the event of a termination by the Company without cause or by Mr. R. Lauren for good reason and pursuant to his employment agreement, we would provide a lump sum cash payment equal to two times his base salary, payable within 30 days following the date of termination. In the event of a change in control with termination, no special change in control severance payment is payable to Mr. R. Lauren. If Mr. R. Lauren’s employment were to be terminated by us without cause or if he terminates his employment for good reason following a change in control, we would provide a lump sum cash payment equal to two times his base salary, payable within 30 days following the date of termination.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of PSUs as well as RPSUs (including associated dividend equivalent units on such awards), the value was based on the NYSE closing price of Class A Common Stock on April 1, 2016, which was $97.26 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits, office facilities and support, and the use of a car and driver through the applicable severance period.

(4)	Represents two times the average annual bonus paid to Mr. R. Lauren for the two fiscal years immediately preceding the year of termination.

(5)	If Maximum Performance for Cliff RPSUs, Cliff RPSUs with TSR Modifier or PSUs is reached, the value would increase by $11,860,036.

(6)

In the event of a change in control with termination, no special change in control severance payment is payable to Mr. R. Lauren. If Mr. R. Lauren’s employment were to be terminated by us without cause or if he terminates his employment for good reason following a change in control, Mr. R. Lauren would be entitled to the same amounts reflected above for “By the Company without Cause/By the Executive for Good Reason.”

President and Chief Executive Officer - Stefan Larsson

	Cash Severance – Base Salary[1]	Cash Severance – Bonus	Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0	$0		$0	$0

By the Company Without Cause/by the Executive for Good Reason	$10,000,000	$0	$7,887,105	[4]	$38,412	$15,332,566

Death or Disability	$0	$0	$7,887,105		$0	$7,887,105

Retirement	N/A	N/A	N/A		N/A	N/A

Change in Control with Termination	$10,000,000	$0	$7,887,105		$38,412	$15,332,566

(1)

In the event of a termination by the Company without cause or by Mr. Larsson for good reason and pursuant to his employment agreement, we would provide a monthly cash payment equal to four times his monthly base salary for two years. In the event of a change in control with termination, we would provide a lump sum cash payment equal to four times his base salary for two years.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of PSUs, PRSUs, Performance Shares and time-based RSUs, the value was based on the NYSE closing price of Class A Common Stock on April 1, 2016, which was $97.26.

(3)	Represents the cost of providing health and welfare benefits during applicable severance period.

(4)	If Maximum Performance for PSUs is reached, the value would increase by $675,276.

Global Brand President, Luxury, Women’s Collections, and World of Accessories - Valérie Hermann

	Cash Severance – Base Salary[1]	Cash Severance – Bonus		Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0		$0		$0	$0

By the Company Without Cause/by the Executive for Good Reason	$900,000	$1,350,000	[4]	$0		$9,053	$2,259,053

Death or Disability	$0	$0		$578,502	[5]	$0	$578,502

Retirement [6]	N/A	N/A		N/A		N/A	N/A

Change in Control with Termination	$1,800,000	$2,295,000	[7]	$2,145,750		$9,053	$6,249,803

(1)

In the event of a termination by the Company without cause or by Ms. Hermann for good reason and pursuant to her employment agreement, we would continue to pay Ms. Hermann her base salary for one year. In the event of a change in control with termination, we would provide for a lump sum payment equal to two times her base salary.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RPSUs, PSUs, PRSUs and time-based RSUs, the value was based on the NYSE closing price of Class A Common Stock on April 1, 2016, which was $97.26 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits during applicable severance period.

(4)	Represents 150% of base salary.

(5)	If Maximum Performance for applicable Cliff RPSUs, Cliff RPSUs with TSR Modifier or PSUs is reached, the value would increase by $265,131.

(6)	For equity awards, retirement is calculated commencing at age 55 with seven years of service. Ms. Hermann is not currently eligible for retirement.

(7)	Represents two times the bonus paid for the fiscal year prior to the fiscal year of termination.

EVP, Global Advertising, Marketing and Communications - David Lauren

	Cash Severance – Base Salary	Cash Severance – Bonus	Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites	Total

By the Company for Just Cause/by the Executive	$0	$0	$0		$0	$0

By the Company Without Just Cause [1]	$850,000	$0	$0		$0	$850,000

Death or Disability	$0	$0	$403,629	[3]	$0	$403,629

Retirement [4]	N/A	N/A	N/A		N/A	N/A

Change in Control with Termination	$0	$0	$714,764		$0	$714,764

(1)	In the event of a termination by the Company without just cause, we would continue to pay Mr. D. Lauren his base salary for one year.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RPSUs, PSUs and time-based RSUs, the value was based on the NYSE closing price of Class A Common Stock on April 1, 2016, which was $97.26 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	If Maximum Performance for applicable Cliff RPSUs, Cliff RPSUs with TSR Modifier or PSUs is reached, the value would increase by $224,051.

(4)	For equity awards, retirement is calculated commencing at age 55 with seven years of service. Mr. D. Lauren is not currently eligible for retirement.

Corporate Senior Vice President and Chief Financial Officer - Robert L. Madore

	Cash Severance – Base Salary[1]	Cash Severance – Bonus		Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0		$0		$0	$0

By the Company Without Cause/by the Executive for Good Reason	$700,000	$525,000	[4]	$0		$19,750	$1,244,750

Death or Disability	$0	$0		$334,334	[5]	$0	$334,334

Retirement [6]	N/A	N/A		N/A		N/A	N/A

Change in Control with Termination	$1,400,000	$537,626		$664,383		$19,750	$2,621,759

(1)

In the event of a termination by the Company without cause or by Mr. Madore for good reason and pursuant to his employment agreement, we would continue to pay Mr. Madore his base salary for one year. In the event of a change in control with termination, we would provide for a lump sum payment equal to two times his base salary.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RPSUs, PSUs and PRSUs, the value was based on the NYSE closing price of Class A Common Stock on April 1, 2016, which was $97.26 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits during applicable severance period.

(4)	Represents 75% of base salary.

(5)	If Maximum Performance for applicable Cliff RPSUs or PSUs is reached, the value would increase by $113,843.

(6)	For equity awards, retirement is calculated commencing at age 55 with seven years of service. Mr. Madore is not currently eligible for retirement.

Former President and COO - Jackwyn L. Nemerov 1

	Cash Severance – Base Salary[2]	Cash Severance – Bonus[3]	Vesting of Equity Awards[4]	Continuation of Other Benefits & Perquisites[5]	Total

Per Separation Agreement	$1,384,616	$3,000,000	$16,876,689	$1,883	$21,263,188

(1)	This table reflects the value Ms. Nemerov is entitled to in connection with her separation from the Company effective as of November 13, 2015.

(2)	Represents base salary that we will continue to pay Ms. Nemerov through the end of her severance period.

(3)	Represents 300% of Ms. Nemerov’s base salary that will be paid to her in a lump sum cash payment at the end of her severance period.

(4)

Represents the value associated with the continuation of the vesting of equity awards granted to Ms. Nemerov. In the case of Cliff RPSUs, Cliff RPSUs with TSR Modifier, PSUs and PRSUs, the value was based on the NYSE closing price of Class A Common Stock on November 13, 2015, 2016, which was $119.72 and, in the case of options, was based on the difference between such closing price and the exercise price of the option. Cliff RPSUs, Cliff RPSUs with TSR Modifier, PSUs and PRSUs vest based upon actual performance over the applicable performance period. For purposes of this table, assumed target performance is achieved. If Maximum Performance for Cliff RPSUs, Cliff RPSUs with TSR Modifier and PSUs is reached, the value would increase by $8,052,786.

(5)	Represents the cost of providing health and welfare benefits during applicable severance period.

Former President, Global Brands - Christopher H. Peterson 1

	Cash Severance – Base Salary[2]	Cash Severance – Bonus [3]	Vesting of Equity Awards	Continuation of Other Benefits & Perquisites[4]	Total

Per Separation Agreement	$2,000,000	$3,000,000	$0	$27,923	$5,027,923

(1)	This table reflects the value Mr. Peterson is entitled to in connection with his separation from the Company effective as of May 31, 2016.

(2)	We will continue to pay Mr. Peterson his base salary for two years from his termination date.

(3)	Represents 300% of Mr. Peterson’s base salary that will be paid to him in a lump sum cash payment at the end of his severance period.

(4)	Represents the cost of providing health and welfare benefits during applicable severance period.

Former Executive Vice President and CAO - Mitchell A. Kosh 1

	Cash Severance – Base Salary[2]	Cash Severance – Bonus[3]	Vesting of Equity Awards[4]	Continuation of Other Benefits & Perquisites[5]	Total

Per Separation Agreement	$2,215,385	$1,800,000	$889,997	$3,506	$4,908,888

(1)	This table reflects the value Mr. Kosh is entitled to in connection with his separation from the Company effective as of October 15, 2015.

(2)	Represents the amount of base salary we will continue to pay Mr. Kosh through the end of his severance period.

(3)

Represents 200% of Mr. Kosh’s base salary that will be paid to him in two equal lump sum cash payments; the first at the same time bonuses are paid to other eligible NEOs for Fiscal 2016 and the second at the two-year anniversary of his termination date.

(4)

Represents the value associated with the continuation of the vesting of equity awards granted to Mr. Kosh. In the case of Cliff RPSUs, Cliff RPSUs with TSR Modifier, PSUs and PRSUs, the value was based on the NYSE closing price of Class A Common Stock on October 15, 2015, which was $117.29 and, in the case of options, was based on the difference between such closing price and the exercise price of the option. Cliff RPSUs, Cliff RPSUs with TSR Modifier, PSUs and PRSUs vest based upon actual performance over the applicable performance period. For purposes of this table, assumed target performance is achieved. If Maximum Performance for Cliff RPSUs, Cliff RPSUs with TSR Modifier and PSUs is reached, the value would increase by $373,363.

(5)	Represents the cost of providing health and welfare benefits during applicable severance period.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Written Related Party Transactions Policy

We have adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of us and our stockholders. The Nominating & Governance Committee must review and approve or ratify any deemed related party transaction proposed to be entered into by our executive officers or directors.

Under our related party transactions policy, any relationship, arrangement or transactions between us and (i) a director, (ii) an executive officer, (iii) a person known by us to be a beneficial owner of more than 5% of our common stock, or (iv) a person known by us to be an immediate family member of any of the foregoing (each of the foregoing clauses (i)-(iv) a “Related Party”), is deemed to be a related party transaction. Under our related party transactions policy, the following transactions are not deemed to be a related party transaction:

•	Any transaction that involves the providing of compensation to a director or executive officer for his or her services in that capacity.

•	Any transaction in which the aggregate amount involved is expected to be less than $120,000.

•

Any transaction between us and any entity in which a Related Party has a relationship solely as an employee (other than an executive officer), director or beneficial owner of less than 10% of such entity’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other entity’s total annual revenues.

•

Any transaction where the Related Party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro-rata basis (e.g., dividends).

•	Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Registration Rights Agreements

We and certain of the Lauren Family Members (as defined below) are parties to a Registration Rights Agreement entered into on June 9, 1997 pursuant to which the Lauren Family Members have certain demand registration rights in respect of shares of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by them). The Lauren Family Members may make a demand to register their shares once every nine months. The Lauren Family Members also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock under any registration statement filed by us, subject to certain limitations.

We are required to pay all expenses (other than underwriting discounts and commissions of the Lauren Family Members and taxes payable by the Lauren Family Members) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. We must also indemnify the Lauren Family Members and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

As used in this Proxy Statement, the term “Lauren Family Members” includes only the following persons: (i) Mr. Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Mr. R. Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Mr. R. Lauren (a “Lauren Descendant”) and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Mr. R. Lauren, Mr. R. Lauren’s spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest in the company is owned by Lauren Family Members. The term “Lauren Family Trust” includes trusts, the primary beneficiaries of which are Mr. R. Lauren, Mr. R. Lauren’s spouse, Lauren Descendants, Mr. R. Lauren’s siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. R. Lauren, the spouse of Mr. R. Lauren and/or Lauren Family Members.

Other Agreements, Transactions and Relationships

In connection with the reorganization that preceded our initial public offering in June 1997, we and our stockholders entered into a stockholders’ agreement (the “Stockholders’ Agreement”) which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders’ Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to our predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

We have entered into indemnification agreements with each of our directors and certain executives. The indemnification agreements require, among other things, that we indemnify our directors and some executives against certain liabilities and associated expenses arising from their service as our directors and executives and reimburse certain related legal and other expenses. In the event of our change in control (as defined therein), we will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

Under our Code of Business Conduct and Ethics, all of our employees and officers are required to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to their manager and our legal department. In addition, employees who intend to seek additional employment of any kind while remaining our employee are required to notify their managers of their interest and obtain approval from them before accepting such other employment. Our directors are required to disclose any actual or potential conflicts of interest to the Executive Chairman of the Board and our General Counsel. All directors are required to recuse themselves from any Board discussion or decision affecting their personal, business or professional interests.

In connection with our adoption of the “RRL” trademarks, pursuant to an agreement with us, Mr. R. Lauren retained the royalty-free right to use as trademarks “Ralph Lauren,” “Double RL” and “RRL” in perpetuity in connection with, among other things, beef and living animals. The trademarks “Double RL” and “RRL” are currently used by the Double RL Company, an entity wholly owned by Mr. R. Lauren. In addition, Mr. R. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a company wholly-owned by Mr. R. Lauren.

For Fiscal 2016, the total aggregate amount for transactions relating to the sale of beef from Mr. R. Lauren’s Double RL Company to the Company was approximately $217,000.

In Fiscal 2016, the Company and Steven P. Murphy, a former member of our Board, entered into a consulting services agreement, pursuant to which he served as an independent consultant and advised the Company on strategic and business projects. He was compensated by the Company in the approximate amount of £956,445 in Fiscal 2016. Prior to entering into this agreement, Mr. Murphy resigned from our Board.

Jerome Lauren, our Executive Vice President, Men’s Design, is the brother of Mr. R. Lauren, our Executive Chairman and Chief Creative Officer, and Mr. D. Lauren, our Executive Vice President of Global Advertising, Marketing and Communications, is Mr. R. Lauren’s son. In Fiscal 2016, Jerome Lauren received an aggregate of $2,191,332 in base salary, bonus and other compensation payments. In addition, during Fiscal 2016, Jerome Lauren received stock-based awards with a total aggregate grant date fair market value of $370,664 calculated in accordance with ASC 718. Information regarding Mr. D. Lauren’s compensation and stock-based awards may be found under the “Executive Compensation Matters” section of this Proxy Statement.

(PROPOSAL 2)

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young as our independent registered public accounting firm to audit our financial statements and our subsidiaries for Fiscal 2017. A resolution will be presented at the meeting to ratify their appointment.

All services provided by Ernst & Young, our independent registered public accounting firm for Fiscal 2016, have been reviewed with the Audit Committee to confirm that the performance of such services was consistent with the regulatory requirements for auditor independence.

Independent Auditor Fees

The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to us by our independent registered public accounting firm. Under the policy, the Audit Committee has generally pre-approved the provision by our independent registered public accounting firm of specific audit, audit related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. The provision of all other services, and all generally pre-approved services in excess of the applicable fee limits, by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee on a case-by-case basis. Our Chief Financial Officer is required to determine if any request or application for services proposed to be performed by the independent registered public accounting firm has the general pre-approval of the Audit Committee, and the Audit Committee must be updated at each regularly scheduled meeting of the generally pre-approved services performed by the independent registered public accounting firm since the Audit Committee’s last regularly scheduled meeting. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer, and both must advise the Audit Committee as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the Audit Committee’s Chair. All pre-approved decisions made by the delegated member or members must be reported to the full Audit Committee at its next scheduled meeting.

For Fiscal 2016, the Audit Committee established fee limits on generally pre-approved services outside the scope of the pre-approved annual audit engagement of $2,980,000 for tax services, $250,000 for audit-related services in connection with our financial technology platform upgrades and $400,000 for accounting and auditing consultation services.

Aggregate fees, including expenses, for professional services rendered for us by Ernst & Young for Fiscal 2016 and Fiscal 2015, as approved by the Audit Committee, were:

	Fiscal 2016	Fiscal 2015
Audit fees	$4,117,275	$3,735,500
Audit-related fees	$941,700	$676,450
Tax fees	$2,294,008	$2,708,638
All other fees	—	—

Total	$7,352,983	$7,120,588

•

Audit Fees. Audit fees are fees billed for professional services for the audit of our annual financial statements and internal control over financial reporting. Audit fees also include fees billed for professional services for the review of financial statements included in our Quarterly Reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings or engagements.

•

Audit-related Fees. Audit related fees are fees billed for assurance and related services that are related to the performance of the audit or review of our financial statements. These services include employee benefit plan audits, contractually agreed-upon audits, accounting consultations and due diligence services.

•

Tax Fees. Tax fees are fees billed for tax consulting and compliance services and tax acquisition and tax due diligence services, including tax consulting in connection with the operational consolidation of our European and Japanese businesses.

•	All Other Fees. All other fees are fees billed for any services that did not constitute audit fees, audit-related fees or tax fees. No such services were provided to us in Fiscal 2016 or Fiscal 2015.

Representatives from Ernst & Young will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

The affirmative vote of a majority of the total votes cast at the 2016 Annual Meeting of Stockholders and entitled to vote is needed to ratify Ernst & Young’s appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board.

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

(PROPOSAL 3)

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, a resolution will be presented at the 2016 Annual Meeting of Stockholders to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our NEOs and our compensation philosophy, policies and practices as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a Say on Pay proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you may vote on the following resolution at the 2016 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders approve, on an advisory basis, our NEOs’ compensation and our compensation philosophy, policies and practices as described in the Compensation Discussion and Analysis and the tabular disclosure regarding each NEO’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement for this meeting.”

In August 2011, our stockholders voted to approve, on an advisory basis, a frequency of once per year for the advisory vote on executive compensation. Therefore, following the 2016 Annual Meeting of Stockholders, the next opportunity for our stockholders to vote to approve, on advisory basis, our Say on Pay proposal, will be at our 2017 Annual Meeting of Stockholders.

In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. Although this vote is advisory, and therefore nonbinding, the Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions, to the extent that they can determine the cause or causes of any significant negative voting results.

As described in detail under Compensation Discussion and Analysis, our compensation programs are designed to motivate our executives to achieve excellent results for us. We believe that our compensation program, with our balance of base salary, performance-based cash bonuses and performance conditions for awards of restricted stock units, encourages and rewards sustained performance that is aligned with long-term stockholder interests.

The affirmative vote of the holders of a majority of the votes represented at the 2016 Annual Meeting of Stockholders in person or by proxy is required to approve, on an advisory basis, the compensation of our NEOs and our compensation philosophy, policies and practices as described herein.

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NEOS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED HEREIN. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

(PROPOSAL 4)

APPROVAL OF THE RALPH LAUREN CORPORATION

AMENDED AND RESTATED

2010 LONG-TERM STOCK INCENTIVE PLAN

General Overview

The 2010 Stock Incentive Plan, as amended through August 8, 2013, is the sole active plan that provides for equity incentive compensation to our eligible officers, employees and non-employee directors. The Board believes that the 2010 Stock Incentive Plan is in the best interests of the Company and our stockholders, as equity awards help to attract, retain and motivate exceptional directors, officers and employees of the Company and its subsidiaries to achieve long-range performance goals and enable them to participate in the long-term growth and financial success of the Company. Stockholders originally approved the 2010 Stock Incentive Plan at our August 5, 2010 annual meeting of stockholders, authorizing the issuance of up to 4,362,518 shares of our Class A Common Stock (“Shares”), of which 1,362,518 million represented Shares that remained available for issuance under the Company’s 1997 Stock Incentive Plan. At our August 8, 2013 annual meeting of stockholders, our stockholders approved an amendment and restatement of the 2010 Stock Incentive Plan which authorized an additional 1,700,000 Shares for future issuance.

On May 11, 2016, our Board approved, subject to stockholder approval at the 2016 Annual Meeting of Stockholders, an amendment and restatement of the Company’s 2010 Stock Incentive Plan (as proposed to be amended, the “Amended 2010 Stock Incentive Plan”). If approved, the amendment would (i) authorize an additional 910,000 Shares for issuance under the 2010 Stock Incentive Plan; and (ii) update certain provisions in the 2010 Stock Incentive Plan to reflect a change in accounting principles interpretation, which update would not materially alter the 2010 Stock Incentive Plan.

In addition, approval of this proposal will constitute re-approval of the material terms of the performance goals under the 2010 Stock Incentive Plan for purposes of Section 162(m) of the Code, which will have the effect of extending the period (which would have otherwise expired on August 8, 2018, the fifth anniversary of the Company’s 2013 annual meeting of stockholders) during which the Company may grant awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, until August 5, 2020, the expiration date of the 2010 Stock Incentive Plan. Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to their CEO, or any of their other three most highly compensated executive officers (other than the chief financial officer), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Code.

Our NEOs have an interest in this proposal as they would be eligible to receive equity awards under the Amended 2010 Stock Incentive Plan.

A copy of the Amended 2010 Stock Incentive Plan is attached to this Proxy Statement as Appendix B. The Board recommends a vote FOR the approval of the Amended 2010 Stock Incentive Plan.

Reasons Why You Should Vote in Favor of the Approval of the Amended 2010 Stock Incentive Plan

The Board recommends a vote for the approval of the Amended 2010 Stock Incentive Plan because it will enable us to continue to provide long-term equity performance incentives to our employees, officers and non-employee directors. In addition, the Board believes the plan is in the best interests of the Company and its stockholders and contains features that are consistent with sound corporate governance practices, including the following:

•

Performance-based. The Amended 2010 Stock Incentive Plan is generally intended to provide incentive compensation awards that may be designed to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The Amended 2010 Stock Incentive Plan includes a list of performance criteria available to the Company in crafting awards that are performance-based so that such awards could be exempt from the deduction limitation under Section 162(m) of the Code. The Committee (as defined in the Amended 2010 Stock Incentive Plan below), however, retains the right to grant awards that may not be deductible by the Company if it determines that it is in the best interests of the Company and its stockholders to do so.

•

No “evergreen” provision. The number of Shares available for issuance under the Amended 2010 Stock Incentive Plan is fixed and does not adjust based upon the number of Shares outstanding. We currently expect the number of Shares authorized for issuance under the Amended 2010 Stock Incentive Plan (assuming our stockholders approve the share increase proposal) will be sufficient to provide for future awards for approximately three years, at which time we expect to ask our stockholders to approve a new equity incentive plan.

•	Will not be excessively dilutive to our stockholders. As of April 2, 2016, 2,522,816 Shares remained available for issuance under the 2010 Stock Incentive Plan.

The following table illustrates the potential dilutive impact of the additional Shares being requested under the Amended 2010 Stock Incentive Plan:

SHARE AUTHORIZATION (SHARES IN MILLIONS)
	Total Shares Available	Equity Dilution: Percent of Shares Outstanding [2]
Shares available for future awards as of April 2, 2016[1]	2.52	3%

Requested increase to shares available in the Amended 2010 Stock Incentive Plan	0.91	1.1%
Shares available for future awards if the Amended Plan is approved	3.43	4.1%
(1)	Reflects shares available under the 2010 Stock Incentive Plan. For more information about our outstanding awards and shares available for future awards, see “Equity Compensation Plan Information”

(2)	As of April 2, 2016, there were approximately 82.9 million shares of Class A Common Stock outstanding.

The purpose of the proposed increase in authorized Shares is to secure an adequate number of Shares to fund awards under our 2010 Stock Incentive Plan for approximately three years. During Fiscal 2014 through Fiscal 2016, we granted an average of approximately 1.19 million Shares per year. The number of additional Shares requested would allow us to continue awarding equity incentives, which the Board believes are an integral part of our long-term compensation philosophy.

The following table provides information regarding our annual “burn rate” (see footnote 3 to the table below) for the past three fiscal years.

BURN RATE (SHARES IN MILLIONS)
Fiscal Year	Awards Granted [1]	Basic Weighted Average Number of Common Shares Outstanding [2]	Burn Rate [3]
2016	0.9	85.2	1%
2015	1.3	88.2	1.5%
2014	1.5	90.7	1.6%
(1)	Includes stock options, restricted stock, RSUs, and RPSUs. For RPSUs, the amount includes the number of shares actually delivered due to performance achievement or market conditions.

(2)	As reported in the Company’s financial statements filed with the Annual Report on Form 10-K for Fiscal 2016.

(3)	Burn rate is equal to the number of (Awards Granted)/ (Basic Weighted Average Number of Class A Common Shares Outstanding).

•

Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The Amended 2010 Stock Incentive Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with strike prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

•

No repricing or exchange without stockholder approval. The Amended 2010 Stock Incentive Plan prohibits the repricing of outstanding stock options or SARs (or the cancelling of stock options or SARs in exchange for other awards or cash that would cause the stock options or SARs to not qualify for equity accounting treatment) without stockholder approval, except in connection with certain corporate transactions involving the Company.

•

Minimum vesting and performance period requirements. The Amended 2010 Stock Incentive Plan provides that any restricted stock awards and certain other stock-based awards (other than stock options and SARs) granted under the plan will vest no more rapidly than ratably over a three-year period after the grant date, and performance-based stock-based awards will have a minimum performance period of one year, in each case except with respect to 5% of the Shares authorized under the 2010 Stock Incentive Plan.

•

Double Trigger Accelerated Vesting. The Amended 2010 Stock Incentive Plan provides that, in the event of a change in control (as defined in the 2010 Stock Incentive Plan), the vesting of outstanding awards does not accelerate unless the participant’s employment is subsequently terminated either without “cause” or for “good reason” (each as defined in the Amended 2010 Stock Incentive Plan) within 12 months following the change in control.

•	No Liberal Share Recycling. The Amended 2010 Stock Incentive Plan prohibits the recycling of Shares in respect of stock options and /or SARs.

•	No Tax Gross-ups. The Amended 2010 Stock Incentive Plan does not provide for any tax gross-up payments.

•

“Clawback” provisions. The Amended 2010 Stock Incentive Plan contains “clawback” provisions, which provide that a NEO’s rights with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including termination for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants. In addition, if, as a result of a NEO’s intentional misconduct or gross negligence, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the NEO may be required to promptly reimburse the Company for certain payments or gains realized by the NEO.

Summary of the Amended 2010 Stock Incentive Plan Features

The following summary of the material features of the Amended 2010 Stock Incentive Plan is qualified in its entirety by reference to the specific language of Amended 2010 Stock Incentive Plan. The closing price of our Class A Common Stock on June 21, 2016 was $97.17 per share.

•

Purpose. The purpose of the Amended 2010 Stock Incentive Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors, officers, employees and third-party service providers of the Company and its subsidiaries; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

•

Administration. The Amended 2010 Stock Incentive Plan provides that it will be administered by a committee (the “Committee”) which will either be the full Board or a committee of two or more members of the Board designated by the Board to administer the Amended 2010 Stock Incentive Plan, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Code), to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to the Company and the Amended 2010 Stock Incentive Plan; provided, that the Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” within the meaning of Code Section 162(m), and to make certain determinations under the Amended 2010 Stock Incentive Plan. The mere fact that a Committee member fails to qualify as a Non-Employee Director or outside director (within the meaning of Rule 16b-3) will not invalidate any award made by the Committee which award is otherwise validly made under the 2010 Stock Incentive Plan. The Compensation Committee of the Board currently serves as the Committee. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended 2010 Stock Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended 2010 Stock Incentive Plan. The Committee will have full discretion to administer and interpret the Amended 2010 Stock Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

•

Eligibility. Any director, officer, employee or third party service provider (who is a natural person) of the Company or any of its subsidiaries is eligible to be designated a participant under the Amended 2010 Stock Incentive Plan. The Committee has the sole and complete authority to determine who will be granted awards under the Amended 2010 Stock Incentive Plan.

•

Number of Authorized Shares and Types of Awards. The amendment would add 910,000 Shares to the reserve under the 2010 Stock Incentive Plan such that approximately 3.43 million would be available for issuance under the Amended 2010 Stock Incentive Plan following stockholder approval, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, which awards may be made in the form of (i) nonqualified stock options (“NSOs”); (ii) stock options intended to qualify as incentive stock options under Section 422 of the Code (“ISOs”); (iii) SARs; (iv) restricted stock and/or restricted stock units; (v) performance awards (being other awards denominated in Shares and valued in accordance with the achievement of performance goals established by the Committee) and (vi) other stock based awards (being awards denominated in Shares other than those described above); provided, that:

➢	the maximum number of Shares with respect to which awards may be granted to any non-employee director of the Company may not exceed 25,000 in any fiscal year;

➢	the maximum number of Shares with respect to which stock options and SARs may be granted to any participant in the 2010 Stock Incentive Plan in any fiscal year may not exceed 1,000,000; and

➢

the maximum number of Shares which may be paid to a participant in the 2010 Stock Incentive Plan in connection with the settlement of any award(s) designated as a Performance Compensation Award (as defined in the Amended 2010 Plan) in respect of a single performance period is 1,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof.

In addition, of the Shares reserved for issuance under the Amended 2010 Stock Incentive Plan, no Shares in excess of the maximum reserve may be issued pursuant to incentive stock options.

The Amended 2010 Stock Incentive Plan would maintain the limits with respect to awards granted to certain individuals. If any Shares covered by an award granted under the Amended 2010 Stock Incentive Plan are forfeited, or if an award granted under the Plan has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such award shall again be, or shall become, Shares with respect to which awards may be granted hereunder. In addition, Shares delivered in full or partial payment of any tax withholding obligation, shall be deducted from the number of Shares delivered to the Participant pursuant to such award for purposes of determining the number of Shares acquired pursuant to the Plan; provided, that notwithstanding the foregoing, in no event shall any of the following Shares again be made available for issuance in respect of awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding SAR or option; (ii) Shares used to pay the exercise price, strike price or withholding taxes in respect of an outstanding SAR or option; or (iii) Shares repurchased on the open market with the proceeds of the exercise price of an option.

•

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Committee determines that an adjustment is necessary or appropriate, then the Committee can make adjustments in a manner that it deems equitable.

•

Awards Available for Grant. The Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, performance awards, performance compensation awards or other stock based awards or any combination of the foregoing.

•

Minimum Vesting Schedule. Except with respect to a maximum of 5% of the Shares authorized under the Amended 2010 Stock Incentive Plan, any awards (other than an option or SAR) that are settled in Shares (each, a “Full Value Award”) and that vest solely on the basis of the participant’s continued employment with or provision of service to the Company will not provide for vesting that is any more rapid than annual pro-rata vesting over a three year period, and any Full Value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least 12 months. The vesting of Full Value Awards may only be accelerated upon death, disability (as defined in the Amended 2010 Stock Incentive Plan), retirement or other termination of employment or services of the participant, or a change in control (as defined in the Amended 2010 Stock Incentive Plan). If any Shares covered by an award granted under the Amended 2010 Stock Incentive Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), or if Shares are used to pay the exercise price of a stock option or to pay any required tax withholding, then such Shares will again be, or will become, Shares with respect to which awards may be granted under the Amended 2010 Stock Incentive Plan. In addition, Shares delivered (either directly or by means of attestation or withholding) in full or partial payment of the exercise price of any award or of any tax withholding obligation, shall be deducted from the number of Shares delivered to the participant pursuant to such award for purposes of determining the number of Shares acquired pursuant to the Amended 2010 Stock Incentive Plan.

•

Stock Options/SARs. Awards made under the Amended 2010 Stock Incentive Plan will be subject to such terms, including vesting and exercise price (which shall be no less than Fair Market Value (as defined in the Amended 2010 Stock Incentive Plan) of a Share as of the date of grant with respect to NSOs and SARs) if applicable, as may be determined by the Committee and specified in the applicable award agreement or thereafter; provided, that ISOs will be subject to terms and conditions that comply with such rules as may be prescribed by Section 422 of the Code. In addition, stock options and SARs granted under the Amended 2010 Stock Incentive Plan will have a maximum term of ten years. No dividend equivalents will be payable in respect of outstanding options or SARs. Payment in respect of the exercise of an option granted under the Amended 2010 Stock Incentive Plan may be made in cash, or its equivalent, or (i) by tendering Shares (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company) valued at fair market value at the time the option is exercised, which are not the subject of any pledge or other security interest or which have such other characteristics, if any, as may be determined by the Committee or (ii) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares being acquired upon exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate exercise price of the option.

•

Restricted Stock and Restricted Stock Unit Awards. The Committee will be authorized to award restricted stock and restricted stock units under the Amended 2010 Stock Incentive Plan, subject to the terms and conditions established by the Committee. Restricted stock and restricted stock units are non-transferable and subject to such other restrictions determined by the Committee for a specified period. Subject to the restrictions set forth any applicable award agreement, a holder of restricted stock generally will have the rights and privileges of a stockholder, including without limitation the right to vote the restricted stock. Restricted stock units will be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions or otherwise in accordance with the applicable award agreement. Dividends paid on any Shares of restricted stock may be paid directly to the participant, withheld by the Company subject to vesting of the restricted Shares, or may be reinvested in additional Shares of restricted stock or in additional restricted stock units, as determined by the Committee in its sole discretion.

•

Other Stock-Based Awards. The Committee will be authorized to grant performance awards (a right denominated in cash or Shares, valued in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish) and other stock-based awards (an award of Shares or denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, which may provide for dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided that no dividend equivalents will be payable in respect of outstanding unearned Performance Compensation Awards (described below) or other unearned awards subject to performance conditions (other than or in addition to the passage of time), although dividend equivalents may be accumulated and paid after such awards are earned and become payable or distributable.

•

Performance Compensation Awards. The Committee will have the discretion to designate any award as a Performance Compensation Award. While awards in the form of stock options and SARs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may treat certain other awards under the Amended 2010 Stock Incentive Plan as “performance-based compensation” and thus preserve deductibility by the Company for Federal income tax purposes of such awards which are made to individuals who are “covered employees” as defined in Section 162(m) of the Code.

Each Performance Compensation Award will be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Committee for such period. The Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the Amended 2010 Stock Incentive Plan. The performance criteria that will be used to establish such performance goals will be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and will be limited to the following: net earnings or net income (before or after taxes); basic or diluted EPS (before or after taxes); net revenue or net revenue growth; gross revenue or gross revenue growth, or gross profit or gross profit growth; net operating profit (before or after taxes); return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; earnings before or after taxes, interest, depreciation and/or amortization; gross or net operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets or cost reduction goals; general and administrative expense savings; operating efficiency; objective measures of customer satisfaction; working capital targets; measures of economic value added or other “value creation” metrics; inventory control; enterprise value; sales; stockholder return; client retention; competitive market metrics; employee retention; timely completion of new product rollouts; timely launch of new facilities; objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); system-wide revenues; royalty income; same store sales (comparable sales), comparisons of continuing operations to other operations; market share; new store openings (gross or net), store remodelings; cost of capital, debt leverage year-end cash position or book value; strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or any combination of the foregoing.

Any one or more of the performance criteria may be stated as a percentage of another performance criterion, or used on an absolute or relative basis to measure the performance of the Company, subsidiary and/or affiliate as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company, subsidiary and/or affiliate or any combination thereof, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or published or special index, or compared to various stock market indices. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

With regard to a particular performance period, the Committee will have the discretion, subject to the Amended 2010 Stock Incentive Plan’s terms, to select the length of the performance period, the type(s) of Performance Compensation Award(s) to be issued, the performance goals that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the period. The Committee may adjust or modify the calculation of a performance goal to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (h) foreign exchange gains and losses, and (i) a change in the

Company’s fiscal year. Any such discretion will be exercised by the Committee in writing no later than 90 days after the commencement of the performance period and performance for the period shall be measured and certified by the Committee upon the period’s close. In determining entitlement to payment in respect of a Performance Compensation Award, the Committee may through use of negative discretion reduce or eliminate such award, provided such discretion is permitted under Section 162(m) of the Code.

•

Transferability. Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any affiliate; provided, that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Committee has the discretion under the Amended 2010 Stock Incentive Plan to provide that options granted under the Amended 2010 Stock Incentive Plan that are not intended to qualify as incentive stock options may be transferred without consideration to certain family members or trusts, partnerships or limited liability companies whose only beneficiaries or partners are the original grantee and/or such family members.

•

Effect of Termination of Employment or Service within 12 months Following a Change in Control. In the event that a participant’s employment with the Company is terminated by the Company without “cause” (as defined in the Amended 2010 Stock Incentive Plan) or the participant resigns for “good reason” (as defined in the 2010 Stock Incentive Plan), in each case, within 12 months following a “change in control” (as defined in the Amended 2010 Stock Incentive Plan), any outstanding awards then held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such termination of employment; provided, that in the event the vesting or exercisability of any award would otherwise be subject to the achievement of performance conditions, a portion of any such award that shall become fully vested and immediately exercisable shall be based on (a) actual performance through the date of termination as determined by the Committee or (b) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.

•

Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Amended 2010 Stock Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination (i) will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, (ii) may adversely affect the rights of any participant with respect to awards previously granted under the 2010 Stock Incentive Plan without such participant’s consent and (iii) no material revision to the Amended 2010 Stock Incentive Plan will be made without stockholder approval. A “material revision” will include, without limitation: (1) a material increase in the number of Shares available under the Amended 2010 Stock Incentive Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction); (2) an expansion of the types of awards available under the Amended 2010 Stock Incentive Plan; (3) a material expansion of the class of employees, directors or other service providers eligible to participate in the plan; (4) a material extension of the term of the Amended 2010 Stock Incentive Plan; (5) a material change to the method of determining the exercise price of options or strike price of SARs under the Amended 2010 Stock Incentive Plan; and (6) the deletion or limitation of any provision prohibiting repricing of options or SARs. In addition, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award previously granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any participant or any holder or beneficiary of any award previously granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided, further, that, without stockholder approval, except as otherwise permitted in the case of certain changes or capitalization or corporate transactions, (x) no amendment or modification may reduce the exercise price of any option or strike price of any SAR, (y) the Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash in a manner which would either be reportable on the Company’s proxy statement as options which have been repriced, or cause any option or SAR to not qualify for equity accounting treatment and (z) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any applicable stock exchange on which the securities of the Company are listed. The Amended 2010 Stock Incentive Plan will expire on the tenth anniversary of its effective date.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Amended 2010 Stock Incentive Plan and the disposition of Shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state and local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. For these reasons, Participants are urged to consult their own tax advisors with respect to the consequences of their participation in the Amended 2010 Stock Incentive Plan.

•

Options. No income will be realized by a participant upon grant of a NSO. Upon the exercise of a NSO, the participant will realize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying Shares over the option exercise price (the “Spread”) at the time of exercise. The Spread will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. The Participant’s tax basis in the underlying Shares acquired through the exercise of a NSO will equal the exercise price plus the amount taxable as compensation to the participant. Upon the sale of the Shares received by the participant upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The Participant’s holding period for Shares acquired pursuant to the exercise of a NSO will begin on the date of exercise of such option.

Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company’s Board (or a committee composed solely of two or more Non-Employee Directors) or (ii) is approved in advance, or subsequently ratified by the Company’s stockholders no later than the next annual meeting of stockholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

The Code requires that, for treatment as an ISO, Shares acquired through the exercise of an ISO cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. ISO holders will generally incur no U.S. federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the participant does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for U.S. federal income tax purposes in connection with the grant or exercise of an ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the participant will generally realize ordinary compensation income at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the Share on the date of initial exercise or the amount realized on the subsequent disposition of the Shares, and such amount will generally be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualifying ISO becomes first exercisable in any one year for Shares having a value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of such excess Shares will be treated as a NSO for U.S. federal income tax purposes.

The payment by a participant of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the participant upon the surrender of the previously acquired Shares to the Company, and the Shares received by the participant, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the Shares surrendered. The value of the Shares received by the participant in excess of the number of Shares surrendered to the Company will be taxable ordinary compensation income to the participant. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is realized, and will have a holding period that begins on the date ordinary compensation income is realized.

•

SARs. No income will be realized by a participant upon the grant of a SAR. Upon the exercise of a SAR, a participant who receives a cash payment will realize ordinary compensation income in an amount equal to the full amount of such payment. If the participant receives Shares upon the exercise of a SAR, the participant will realize ordinary compensation income equal to the excess of the fair market value of the Shares on the date of exercise over the amount paid for such Shares. In either case, the amount of ordinary compensation income to the participant will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. If the participant receives Shares upon the exercise of a SAR, the participant’s tax basis in the Shares will be equal to the amount taxable as compensation to the participant. Upon the sale of the Shares acquired through the exercise of a SAR, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The participant’s holding period for Shares acquired pursuant to the exercise of a SAR will begin on the date of exercise of such SAR.

•

Restricted Stock. A participant will generally not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will realize taxable compensation equal to the excess of the fair market value of the Shares on that date over the amount the participant paid for such Shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. (Special rules apply to the receipt and disposition of restricted Shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

•

Restricted Stock Units. A participant generally will not be subject to tax upon the grant of a restricted stock unit award. A participant who receives a cash payment pursuant to a restricted stock unit will realize taxable compensation equal to the full amount of such payment. If a participant receives Shares pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the excess of the fair market value of the Shares on that date over the amount the participant paid for such Shares. (Special rules apply to the receipt and disposition of Shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

•

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2010 Stock Incentive Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2010 Stock Incentive Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

•

New Plan Benefits. The number of Shares that will actually be awarded under the Amended 2010 Stock Incentive Plan is not currently determinable. Generally, awards to be granted in the future under the Amended 2010 Stock Incentive Plan are at the discretion of the Committee. Although annual target equity values are provided in the respective employment agreements of Mr. R. Lauren, Mr. Larsson, Ms. Hermann, and Mr. Madore, as well as our non-employee directors, it is not possible to determine the benefits or the amounts they would receive under the Amended 2010 Stock Incentive Plan.

•

Existing Plan Benefits. The stock options previously granted under the 2010 Stock Incentive Plan as of April 2, 2016 are as follows: Mr. R. Lauren, 337,552; Mr. Larsson, N/A; Ms. Hermann, 9,129; Mr. D. Lauren, 14,775; Mr. Madore, 5,710; Ms. Nemerov, 196,344; Mr. Peterson, 50,037; and Mr. Kosh, 13,132; all Outside Directors as a group, 24,756; all current executive officers as a group, 687,155; and all employees as a group (excluding executive officers), 1,306,155.

Equity Compensation Plan Information

The table below sets forth the following information as of April 2, 2016, regarding compensation plans under which the Company’s equity securities are authorized for issuance:

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of such outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,170,629	[1]	$146.58	[2]	2,522,816	[3]
Equity compensation plans not approved by security holders	—		—		—

Total	4,170,629		$146.58		2,522,816

(1)

Consists of 2,417,979 options to purchase Shares and 1,752,650 restricted stock units that are payable solely in Shares (includes 429,688 restricted stock units that have fully vested but Shares have not yet been delivered as of April 2, 2016). Does not include 14,456 outstanding restricted Shares that are subject to forfeiture.

(2)	Represents the weighted-average exercise price of the outstanding stock options.

(3)

All of the securities remaining available for future issuance set forth in column (c) may be in the form of options, SARs, restricted stock, restricted stock units, performance awards, or other stock-based awards under the 1997 Stock Incentive Plan and the 2010 Stock Incentive Plan (the “Plans”). An additional 14,456 outstanding Shares of restricted stock granted under the Company’s Plans that remain subject to forfeiture are not reflected in column (c).

Required Vote

Under relevant NYSE rules relating to approval of equity compensation plans, approval of the Amended 2010 Stock Incentive Plan will require the affirmative vote of a majority of the votes cast on this Proposal, provided that the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal. Applicable Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the 2016 Annual Meeting of Stockholders to approve the performance-based provisions of the Amended 2010 Stock Incentive Plan.

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED 2010 STOCK INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

ADDITIONAL MATTERS

Proxy Procedure and Expenses of Solicitation

We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by our directors, officers and employees without additional compensation. In addition, we have engaged the firm of Okapi Partners to assist in the solicitation of proxies for the meeting and will pay Okapi Partners a fee of approximately $20,000, plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 1212 Avenue of the Americas, 24th Floor, New York, New York 10036. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the 2016 Annual Meeting of Stockholders, please contact Okapi Partners at (212) 297-0720 or by email at info@okapipartners.com.

Stockholder Proposals for the 2017 Annual Meeting of Stockholders

Stockholders intending to present a proposal at the 2017 Annual Meeting of Stockholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Ralph Lauren Corporation, Attention: Corporate Secretary/Legal Department, 625 Madison Avenue, New York 10022. We must receive such proposals no later than March 1, 2017. It is suggested that proposals be submitted by certified mail, return receipt requested.

Stockholders intending to present a proposal at the 2017 Annual Meeting of Stockholders without inclusion of the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. The By-laws require, among other things, that a stockholder’s notice of such proposal or nomination be delivered personally or mailed to, and received at the office of the Company, addressed to the Corporate Secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year, the notice must be received (x) no earlier than 90 days before such annual meeting and (y) no later than the later of 60 days before such annual meeting and the tenth day after the notice of such annual meeting was made.

A stockholder’s notice to us must include the information required under our By-laws, including a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in our Proxy Statement.

Delivery of Stockholders’ Materials and Householding

You can help us to save further printing and mailing expenses by consenting to receive notices and other materials electronically. If you are a stockholder of record, you may sign up for this service by checking the appropriate box on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as telephone and Internet access charges, for which you will be solely responsible.

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, upon written request to our Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Our Investor Relations Department can be reached at (212) 813-7868.

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Other Business

As of the date of this Proxy Statement, the Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve or voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in his or her proxy.

The form of proxy and the Proxy Statement have been approved by the Board and are being delivered to stockholders by its authority.

Ralph Lauren

Executive Chairman and Chief Creative Officer

New York, New York

June 29, 2016

APPENDIX A

RALPH LAUREN CORPORATION

DEFINITION OF “INDEPENDENT” DIRECTORS

The Board has established these guidelines to assist it in determining whether or not directors have a material relationship with us for purposes of determining independence under the NYSE Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions provided by, the NYSE in its Commentary to its Corporate Governance Rules where applicable).

1.	Employment and Commercial Relationships Affecting Independence.

A director will not be independent if: (i) the director is, or has been within the last three years, an employee of the Company or any member of the Lauren Group; (ii) an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; (iii) (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed Company’s audit within that time; (iv) the director has received, or has an immediate family member who has received, during any 12 month period within the last three years, more than $120,000 in direct compensation from the Company or any member of the Lauren Group, other than (x) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (y) compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer); (v) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (vi) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, a director will not be independent if his or her spouse, parent, sibling or child is employed by us.

2.	Relationships Not Deemed to Impair Independence.

Subject to Section (1) above, the following relationships are not deemed to be material relationships that would impair a director’s independence.

Non-management Directors. The director is a non-management director of another company that does business with us.

Commercial Relationships. The director is an employee or executive officer, or an immediate family member of the director is an executive officer, of another company that does business with us; provided in either case that:

(i) such business was entered into in the ordinary course of our business and on substantially the same terms as those prevailing at the time for comparable business with unaffiliated third parties; and

(ii) termination of the relationship in the normal course of business would not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the other company.

Tax-Exempt Organization Relationships. The director (or an immediate family member of the director) serves as a director, officer or trustee of a tax-exempt organization, and the Company’s discretionary charitable contributions to the organization do not exceed the greater of $1 million or 2% of the organization’s aggregate annual charitable receipts

A-1

during the organization’s preceding fiscal year. (Any automatic matching by the Company of employee charitable contributions are not included in the Company’s contributions for this purpose.)

3.	Disclosure.

For relationships that are either not covered by, or do not satisfy, these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying all the independence guidelines set forth above. We will explain in our next proxy statement thereafter the basis for any Board determination that any such relationship was immaterial.

4.	Definitions.

For purposes of these guidelines, the (i) term “immediate family member” shall have the meaning ascribed to it by the NYSE Corporate Governance Rules (including the Commentary thereto), (ii) the term “the Company” includes any entity in our consolidated group, (iii) the “Lauren Group” consists of Ralph Lauren, any member of his immediate family or any entity controlled by Ralph Lauren or members of his immediate family, and (iv) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

A-2

APPENDIX B

RALPH LAUREN CORPORATION

AMENDED AND RESTATED 2010 LONG-TERM STOCK INCENTIVE PLAN

As amended through                     , 2016

SECTION 1.    PURPOSE AND HISTORY. The purposes of this Amended and Restated Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan are to promote the interests of the Ralph Lauren Corporation and its stockholders by (i) attracting and retaining exceptional directors, officers and other employees and third party service providers of the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. The Plan was originally adopted by the Company’s Board of Directors on June 17, 2010 and originally approved by the Company’s stockholders on August 5, 2010, and subsequently re-approved by the Company’s stockholders on August 8, 2013.

SECTION 2.    DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any Person that, directly or indirectly, is controlled by, or controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award.

“Award Agreement” shall mean any agreement, contract, or other instrument or document, in any form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter), evidencing any Award or the terms and conditions thereof, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein): (A) failure by the Participant to perform the duties of the Participant to the Company or an Affiliate (other than due to his or her Disability), provided that such conduct shall not constitute Cause unless and until such failure by Participant to perform his or her duties has not been cured to the satisfaction of the Company, in its sole discretion, within fifteen (15) days after notice of such failure has been given by the Company to Participant; (B) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by the Participant; (C) any action by the Participant causing damage to or misappropriation of the Company’s assets; (D) the Participant’s wrongful disclosure of confidential information of the Company or any of its Affiliates; (E) the Participant’s breach of (x) any non-competition, non-solicitation, non-disparagement or other restrictive covenants to which he or she is subject under any employment or consulting agreement or otherwise, and/or (y) the Participant’s duty of loyalty; (F) the Participant’s breach of any employment policy of the Company, including, but not limited to, conduct relating to falsification of business records, violation of the Company’s code of business conduct & ethics, harassment, creation of a hostile work environment, excessive absenteeism, insubordination, violation of the Company’s policy on drug & alcohol use, or violent acts or threats of violence; (G) performance by the Participant of his or her employment duties in a manner deemed by the Committee, in its sole discretion, to be grossly negligent; or (H) the commission of any act by the Participant, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, licensees or employees. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

“Change in Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act other than Permitted Holders; (ii) any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all Shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 percent of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by one or more of the Permitted Holders, or (IV) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) below; (iii) during any period of twelve (12) consecutive months, Present and/or New Directors cease for any reason to constitute a majority of the Board; (iv) the Permitted Holders’ beneficial ownership of the total voting power of the voting stock of the Company falls below 30 percent and either Ralph Lauren is not nominated for a position on the Board, or he stands for election to the Board and is not elected; (v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the shares of voting stock of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power was among the holders of the Shares that were outstanding immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, or one or more Permitted Holders), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or (vi) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean either (i) the Board or (ii) a committee of the Board designated by the Board to administer the Plan and composed of not less two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan. If at any time such a committee has not been so designated, the Board shall constitute the Committee.

“Company” shall mean the Ralph Lauren Corporation, together with any successor thereto.

“Disability” shall mean that as a result of a Participant’s incapacity due to physical or mental illness, the Participant shall have been (or the Committee reasonably determines that the Participant is reasonably likely to

be) absent and unable to perform the duties of the Participant’s position on a full-time basis for an entire period of six consecutive months.

“Effective Date” shall mean the date on which this Plan is approved by the Stockholders of the Company at the Company’s 2010 annual meeting of Stockholders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (provided that the Committee may in its discretion use the closing sales price) as reported on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares (provided that the Committee may in its discretion use the closing sales price) on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if, there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Full Value Award” shall mean an Award which is other than in the form of an Option or Stock Appreciation Right, and that is settled by the issuance of Shares.

“Good Reason” shall mean in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Participant having “good reason” to terminate his or her employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “good reason” contained therein), Good Reason shall not apply to such Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; PROVIDED that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 11(d)(vi) of the Plan. Notwithstanding anything herein to the contrary, in no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under Section 11 of the Plan).

“New Directors” shall mean any directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company who, at the time of such vote, were either Present Directors or New Directors but excluding any such individual whose initial assumption of office occurs solely as a result of an actual or threatened proxy contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any Person eligible to receive an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more Subsidiaries, Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted EPS (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue or gross revenue growth, or gross profit or gross profit growth; (e) net operating profit (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) gross or net operating margins; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total stockholder return); (l) expense targets or cost reduction goals; (m) general and administrative expense savings; (n) operating efficiency; (o) objective measures of customer satisfaction; (p) working capital targets; (q) measures of economic value added or other “value creation” metrics; (r) inventory control; (s) enterprise value; (t) customer retention; (u) competitive market metrics; (v) employee retention; (w) timely completion of new product rollouts; (x) timely launch of new facilities; (y) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (z) royalty income; (aa) same store sales (comparable sales), comparisons of continuing operations to other operations; (bb) market share; (cc) new store openings (gross or net), store remodelings; (dd) cost of capital, debt leverage year-end cash position or book value; (ee) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or (ii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criterion, or used on an absolute or relative basis to measure the performance of the Company, Subsidiary and/or Affiliate as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company, Subsidiary and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) items that are unusual or infrequently occurring as described in the Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (h) foreign exchange gains and losses, and (i) a change in the Company’s fiscal year. To the extent such inclusions or exclusions affect Awards to Participants, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

“Performance Period” shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Permitted Holders” shall mean, as of the date of determination, (i) any and all of Ralph Lauren, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Lauren Group”) and (ii) any trust established and maintained primarily for the benefit of any member of the Lauren Group and any entity controlled by any member of the Lauren Group.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Amended and Restated Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan.

“Present Directors” shall mean individuals who at the beginning of any one year period were members of the Board.

“Prior Plan” shall mean the Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan, as amended.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

“Shares” shall mean the shares of Class A Common Stock of the Company, $.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders services to the Company, a Subsidiary, or an Affiliate, that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 3.    EFFECTIVE DATE AND ADMINISTRATION.

(a)        The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b)        The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)        Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(d)        The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Code Section 162(m), respectively, shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan.

(e)        No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By Laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By Laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)        With respect to any Performance Compensation Award granted under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(g)        Notwithstanding the foregoing, the Committee may delegate, in a manner consistent with Section 157(c) of the Delaware General Corporation Law (or other applicable law), to one or more officers of the Company (i) the authority to grant awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code or (ii) the authority to make certain determinations permitted or required to be made by the Committee under the Plan (including, without limitation, determinations relating to the existence of Cause or Disability).

(h)        Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

SECTION 4.    SHARES AVAILABLE FOR AWARDS.

(a)        SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be the sum (such sum, the “Absolute Share Limit”) of (a) the original amount reserved under the Plan (i.e., the sum of (i) the number of Shares remaining available for issuance as of August 5, 2010 under the Prior Plan that were not subject to outstanding awards under the Prior Plan plus (ii) 3,000,000), plus (b) 1,700,000, plus (c) 910,000; the maximum number of Shares with respect to which Awards may be granted to any Participant who is a director of the Company but not an employee of the Company in any fiscal year may not exceed 25,000; the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 1,000,000 and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 1,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. In addition, of the Shares reserved for issuance under the Plan pursuant to this Section 4(a), no more than the Absolute Share Limit may be issued pursuant to Incentive Stock Options. If, after the Effective Date of the Plan, any Shares covered by an Award granted under the Plan or an award granted under the Prior Plan, or to which such an Award relates, are forfeited, or if an Award granted under the Plan (or an award granted under the Prior Plan) has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award (or award granted under the Prior Plan) shall again be, or shall become, Shares with respect to which Awards may be granted hereunder. In addition, Shares delivered (either directly or by means of attestation or withholding) in full or partial payment of any tax withholding obligation, shall be deducted from the number of Shares delivered to the Participant pursuant to such Award (or award granted under the Prior Plan) for purposes of determining the number of Shares acquired pursuant to the Plan; provided, that notwithstanding the foregoing, in no event shall any of the following Shares again be made available for issuance in respect of Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option; (ii) Shares used to pay the exercise price, strike price or withholding taxes in respect of an outstanding Stock Appreciation Right or Option; or (iii) Shares repurchased on the open market with the proceeds of the exercise price of an Option.

(b)        ADJUSTMENTS. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including without limitation adjusting any or all of the limitations in Section 4(a) of the Plan), (iii) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate (2) the grant or exercise price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals), (iv) if deemed appropriate, make provision for a payment in cash, Shares, other securities or other property, or any combination thereof, to the holder of an outstanding Award in consideration for the cancellation of such Award which, in the case of Options and Stock Appreciation Rights shall equal the excess if any, of the Fair Market Value of the Shares (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event) subject to such Options or Stock Appreciation Rights over the aggregate exercise price or strike price of such Options or Stock Appreciation Rights (it being understood that, in such event, any Option or SAR having a per Share exercise price or strike price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), and (v) accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event);

PROVIDED, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 4(b) (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 4(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

(c)        SUBSTITUTE AWARDS. Subject to Section 12(b), Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(d)        SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, Shares purchased on the open market, or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan.

(e)        FULL VALUE AWARDS. Except with respect to a maximum of five percent (5%) of the Shares authorized under the Plan, any Full Value Awards that vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any Full Value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. The vesting of Full Value Awards may only be accelerated upon (i) death, Disability, retirement or other termination of employment or service of the Participant or (ii) a Change in Control.

SECTION 5.    ELIGIBILITY. Any director, officer or employee of, or Third Party Service Provider to, the Company or any of its Subsidiaries (including any prospective director, officer, employee or Third Party Service Provider) shall be eligible to be designated a Participant.

SECTION 6.     STOCK OPTIONS.

(a)        GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

(b)        EXERCISE PRICE. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement, but shall be no less than the Fair Market Value of a Share at the date of grant.

(c)        EXERCISE. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable after the tenth anniversary of the grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Options with an exercise price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)        PAYMENT.

(i)        No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (x) in cash, or its equivalent or (y) by tendering to the Company Shares valued at Fair Market Value at the time the Option is exercised, which are not the subject of any pledge or other security interest or which have such other characteristics, if any, as may be determined by the Committee, or (z) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

(ii)        Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e)        NOTIFICATION UPON DISQUALIFYING DISPOSITION OF AN INCENTIVE STOCK OPTION. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of any Shares acquired pursuant to any Incentive Stock Option before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Shares acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

SECTION 7.    STOCK APPRECIATION RIGHTS.

(a)        GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the strike price thereof (which shall be no less than the Fair Market Value of a Share at the date of grant) and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights with a strike price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(b)        EXERCISE AND PAYMENT. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the strike price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c)        OTHER TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right; PROVIDED, HOWEVER, that no Stock Appreciation rights shall be exercisable after the tenth anniversary of the date of its grant. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a)        GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)        TRANSFER RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also require that certificates issued in respect of Shares of Restricted Stock be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative. Subject to the restrictions set forth in this Section 8 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent Shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)        PAYMENT. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

(d)        MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards and vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards and vest upon the attainment of performance goals (whether or not combined with other conditions) shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change in Control.

SECTION 9.    PERFORMANCE AWARDS.

(a)        GRANT. The Committee shall have sole and complete authority to determine the Participants who shall receive a “Performance Award,” which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b)        TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c)        PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

(d)        MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Performance Awards that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Performance Awards that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change in Control.

SECTION 10.    OTHER STOCK-BASED AWARDS.

(a)        GENERAL. The Committee shall have authority to grant to Participants an “Other Stock-Based Award,” which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

(b)        DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or Stock Appreciation Rights or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid after such Awards are earned and become payable or distributable).

(c)        MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any “Other Stock-Based Awards” that are Full Value Awards and vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any “Other Stock-Based Awards” that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of “Other Stock-Based Awards” that are Full Value Awards may only be accelerated for (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change in Control.

SECTION 11.    PERFORMANCE COMPENSATION AWARDS.

(a)        GENERAL. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or strike price, as the case may be, equal to or greater than the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b)        ELIGIBILITY. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one Person as a Participant eligible to receive an Award hereunder shall not require designation of any other Person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)        DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE COMPENSATION AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance

Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d)        PAYMENT OF PERFORMANCE COMPENSATION AWARDS

(i)        CONDITION TO RECEIPT OF PAYMENT. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)        LIMITATION. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii)        CERTIFICATION. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv)        NEGATIVE DISCRETION. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v)        TIMING OF AWARD PAYMENTS. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11.

(vi)        MAXIMUM AWARD PAYABLE. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

(e)        MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Performance Compensation Awards that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Performance Compensation Awards that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change in Control.

SECTION 12.    AMENDMENT AND TERMINATION.

(a)        AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (a) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, and (b) no material revision to the Plan shall be made without stockholder approval. A “material revision” shall include, without limitation: (i) a material increase in the number of Shares available under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction); (ii) an expansion of the types of Awards available under the Plan; (iii) a material expansion of the class of employees, directors or other service providers eligible to participate in the Plan; (iv) a material extension of the term of the Plan; (v) a material change to the method of determining the exercise price of Options or strike price of Stock Appreciation Rights granted under the Plan; and (vi) the deletion or limitation of any provision prohibiting repricing of Options or Stock Appreciation Rights.

(b)        AMENDMENTS TO AWARDS. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, except as otherwise permitted under Section 4(b), (i) no amendment or modification may reduce the exercise price of any Option or the strike price of any Stock Appreciation Right, (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right (with a lower exercise price or strike price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options or Stock Appreciation Rights which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) cause any Option or Stock Appreciation Right to fail to qualify for equity accounting treatment and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any applicable stock exchange on which the securities of the Company are listed.

(c)        ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, the actions described in Section 4(b) hereof) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-deal quotation system, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)        FORFEITURE EVENTS. For purposes of this Section 12(d), a “named executive officer” means a Participant who is a named executive officer of the Company (as defined for purposes of the executive compensation disclosure rules of the Exchange Act). The Committee may specify in an Award that a named executive officer’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in the reasonable discretion of the Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of the named executive officer’s employment for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the named executive officer, as determined by the Committee in its reasonable discretion. In addition, with respect to an Award, if, as a result of a named executive officer’s intentional misconduct or gross negligence, as determined by the Committee in its reasonable discretion, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, in its reasonable discretion, require the named executive officer to promptly reimburse the Company for the amount of any payment (whether in cash, Shares, other securities or other property) previously received by the named executive officer pursuant to any Award (or otherwise forfeit to the Company any outstanding Award) that was earned or accrued (or exercised or settled) during the twelve (12) month period following the earlier of the first public issuance or filing with the United States SEC of any financial document embodying such financial reporting requirement that required such accounting restatement.

SECTION 13.    CHANGE IN CONTROL. In the event that a Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, in each case on or within 12 months following the date of a Change in Control, any outstanding Awards then held by such affected Participant which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such termination of employment; provided, that in the event the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, a portion of any such Award that shall become fully vested and immediately exercisable shall be based on (a) actual performance through the date of termination as determined by the Committee or (b) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.

SECTION 14.    GENERAL PROVISIONS.

(a)        NONTRANSFERABILITY.

(i)        Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)        No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii)        Notwithstanding the foregoing, the Committee may in the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement provide that Options granted hereunder which are not intended to qualify as Incentive Stock Options may be transferred by the Participant to whom such Option was granted (the “Grantee”) without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

(A)        the Grantee’s spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate Family”);

(B)        a trust solely for the benefit of the Grantee and his or her Immediate Family; or

(C)        a partnership or limited liability company whose only partners or stockholders are the Grantee and his or her Immediate Family members;

(each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”); PROVIDED that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the option.

The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee’s employment by, or services to, the Company under the terms of the Plan and applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(b)        NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c)        SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan (or, if applicable, a notice evidencing a book entry notation) pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates, as applicable, make appropriate reference to such restrictions.

(d)        WITHHOLDING.

(i)        A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

(ii)        Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

(iii)        Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 14(a) of the Plan, the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

(e)        409A OF THE CODE. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary and only to the extent required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code, if any Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Award that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, Participant’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(f)        AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g)        NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)        NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i)        NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)        GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

(k)        SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)        OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(m)        NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n)        NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o)        PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee or the senior human resource officer of the Company shall find that any Person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee or the senior human resource officer of the Company so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(p)        RELATIONSHIP TO OTHER BENEFITS. No payment or benefit under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(q)        HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 15.    TERM OF THE PLAN.

(a)        EXPIRATION DATE. No Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

(b)        SECTION 162(M) REAPPROVAL. The provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions, in order for Performance Compensation Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 15(b), however, shall affect the validity of Performance Compensation Awards granted after such time if such stockholder approval has not been obtained.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)						PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE			☒

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

Item 1.	Election of three (3) Class A Director Nominees as Class A Directors:	☐	☐	☐

Nominees:
01 Frank A. Bennack, Jr.
02 Joel L. Fleishman
03 Hubert Joly

							FOR	AGAINST	ABSTAIN
					Item 2.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 1, 2017.	☐	☐	☐

							FOR	AGAINST	ABSTAIN
					Item 3.	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices as described in the accompanying Proxy Statement.	☐	☐	☐

							FOR	AGAINST	ABSTAIN
					Item 4.	Approval of an amendment and restatement of our 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”) to increase the maximum number of shares of Class A Common Stock available for award grants under the 2010 Stock Incentive Plan from 6,062,518 shares to 6,972,518 shares and re-approval of the material terms of the performance goals under the 2010 Stock Incentive Plan to extend the five-year period for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions  ☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Mark Here to receive materials electronically in the future.	☐

Date                      Share Owner sign here/Title                      Co-Owner sign here/Title

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

RALPH LAUREN CORPORATION

CLASS A COMMON STOCK

PROXY

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Stefan Larsson, Robert L. Madore and Avery S. Fischer, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Ralph Lauren Corporation that the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders to be held on August 11, 2016 at the St. Regis Hotel, 20th Floor, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies’ discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND “FOR” THE PROPOSAL TO: (I) APPROVE AN AMENDMENT AND RESTATEMENT OF OUR 2010 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR AWARD GRANTS UNDER THE 2010 STOCK INCENTIVE PLAN FROM 6,062,518 SHARES TO 6,972,518 SHARES AND (II) RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2010 STOCK INCENTIVE PLAN TO EXTEND THE FIVE-YEAR PERIOD FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)